UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Proxy Statement for 2011 Annual Meeting of Shareholders

April 1, 2011

Dear Fellow Shareholder:

You are cordially invited to attend the 2011 Annual Meeting of Shareholders of The Goldman Sachs Group, Inc. We will hold the meeting on Friday, May 6, 2011 at 9:30 a.m., Eastern Time, at our offices at 30 Hudson Street, 6th Floor, Jersey City, New Jersey 07302. Directions can be found at the end of the Proxy Statement. We hope that you will be able to attend.

Enclosed you will find a notice setting forth the business expected to come before the meeting, a letter from our Board of Directors, the Proxy Statement, a form of proxy and a copy of our 2010 Annual Report to shareholders.

Your vote is very important to us. Whether or not you plan to attend the meeting in person, your shares should be represented and voted.

Sincerely,

Lloyd C. Blankfein

Chairman and Chief Executive Officer

The Goldman Sachs Group, Inc.

Notice of 2011 Annual Meeting of Shareholders

Time and Date	9:30 a.m., Eastern Time, on Friday, May 6, 2011.

Place	30 Hudson Street, 6th Floor, Jersey City, New Jersey 07302

Items of Business	•	Election to our Board of Directors of the 10 director nominees who are named in the attached proxy statement for one-year terms.

•	An advisory vote on executive compensation matters (say on pay).

•	An advisory vote on the frequency of say on pay votes.

•	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our 2011 fiscal year.

•	Consideration of certain shareholder proposals, if properly presented by the relevant shareholder proponents.

•	Transaction of such other business as may properly come before our Annual Meeting.

Additional Information	Additional information regarding the items of business to be acted on at our Annual Meeting is included in the accompanying Proxy Statement.

Record Date	The record date for the determination of the shareholders entitled to vote at our Annual Meeting, or any adjournments or postponements thereof, was the close of business on March 7, 2011.

Inspection of List of Shareholders of Record	A list of the shareholders of record as of March 7, 2011 will be available for inspection during ordinary business hours at our headquarters at 200 West Street, New York, New York 10282, from April 26, 2011 to May 5, 2011, as well as at our Annual Meeting.

Proxy Voting	PLEASE SUBMIT YOUR PROXY BY INTERNET OR TELEPHONE OR MARK, SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 6, 2011. The Proxy Statement, our 2010 Annual Report to shareholders and other materials are available at http://www.gs.com/shareholders.

By Order of the Board of Directors,

Beverly L. O’Toole

Assistant Secretary

April 1, 2011

April 1, 2011

To Our Shareholders:

We are pleased to enclose this year’s Proxy Statement.

During the past year, we have sought to increase, and enhance the quality of, our communications with you. In addition to meeting with various shareholders, we have augmented the information in this Proxy Statement and the firm’s Form 10-K and on the Goldman Sachs corporate governance website at www.gs.com. We know that useful and meaningful disclosure, in addition to regular dialogue with shareholders, is essential to our effectiveness as a Board, and we are committed to continuing this engagement.

Our most important responsibility is to protect shareholders’ interests. As part of that responsibility, we remain focused on management’s goal to create long-term shareholder value. Our 2010 return on average common shareholders’ equity (ROE) was 11.5 percent; excluding the impact of the U.K. bank payroll tax, the SEC settlement and the impairment of our NYSE Designated Market Maker rights, our 2010 ROE was 13.1 percent. In addition, in 2010 we repurchased 25.3 million shares of our Common Stock, returning $4.16 billion to shareholders. Since 2008, the year of the onset of the financial crisis, our average reported fiscal year ROE has been 13 percent. Our book value per share has grown at a compounded annual growth rate of 18 percent since becoming a public company in 1999, while our total shareholder return since our IPO is 149 percent, compared to 15 percent for all companies in the S&P 500. As a Board, we are proud of management’s track record of outperformance.

To help ensure that Goldman Sachs remains an industry leader, we are focused on:

•	Maintaining effective governance practices and policies;

•	Working with management to protect and promote our culture of teamwork, excellence and client service;

•	Ensuring rigorous risk management and controls;

•	Reviewing the management of our capital and liquidity levels;

•	Having the right leadership team and a strong succession plan for the future;

•	Providing management with an objective and independent perspective on its strategies for growing and developing our business;

•	Ensuring that pay is tied to the firm’s performance, especially at the most senior levels; and

•	Actively engaging with our broader community through environmental, social and governance practices, in addition to philanthropic efforts.

Since last year’s annual meeting, we have undertaken a variety of initiatives to strengthen the firm’s governance.

Accountability and Leadership

We believe that the caliber and stability of our senior management team were significant factors in our outperformance during the difficult operating environment of the past several years. We review the firm’s management succession plans each year. As part of that planning, we meet regularly with a wide range of senior managers from the firm’s global offices.

At our Board meeting in March, we decided to amend our Corporate Governance Guidelines to confirm that we will review the Board’s leadership structure at least annually, and clarified the process for this review.

Risk Management

In September 2010 we created a separate Risk Committee consisting of all of our independent directors. We believe that the Board and the firm benefit from having a committee that can focus specifically on risk-related issues and our firm’s risk management structure.

Compensation and Performance

At last year’s Annual Meeting of Shareholders, we voluntarily provided you with an advisory vote on executive compensation matters. We were pleased that our Compensation Principles, among other related matters, received the support of 96.4 percent of votes cast.

To further ensure a clear and direct link between the firm’s performance and our executives’ compensation, in December 2010 the Compensation Committee adopted a long-term performance incentive plan (LTIP). The LTIP provides us with an additional option when considering incentives for key employees, including our executives. Our Chief Risk Officer and independent compensation consultant provided input in the design of the plan.

Business Standards and Practices

The firm undertook an extensive review of our business standards and practices to ensure that they are of the highest quality and that they meet or exceed the expectations of our shareholders, clients, regulators and other stakeholders. The Business Standards Committee (BSC) made 39 recommendations for change spanning client service, conflicts and business selection, structured products, transparency and disclosure, committee governance, training and professional development and employee evaluation and incentives.

We formed a subcommittee of independent directors to oversee the work of the Committee. We, along with senior management, approved the BSC’s final recommendations, and implementation of those recommendations has already begun.

In closing, we want to emphasize our commitment and accountability to you. We look forward to our on-going dialogue to help ensure that Goldman Sachs creates lasting value for our shareholders and contributes to greater economic growth and opportunity.

The Board of Directors of The Goldman Sachs Group, Inc.

Goldman Sachs	Proxy Statement for 2011 Annual Meeting of Shareholders	i

Introduction

Our Proxy Statement contains information about the matters that will be voted on at our 2011 Annual Meeting of Shareholders (Annual Meeting) as well as other information about our firm and our corporate governance. We have reorganized our Proxy Statement this year and have included a Corporate Governance section to make our Proxy Statement a user friendly document for our shareholders that is more transparent with respect to our governance.

Our Annual Meeting is an important opportunity for you to interact with our Board of Directors (Board). We encourage our directors to attend our annual meetings and they look forward to seeing you there. All of our current directors attended last year’s annual meeting.

Our Proxy Statement and the accompanying form of proxy, which are first being sent to you on or about April 1, 2011, are being used by our Board in connection with the solicitation of proxies for our Annual Meeting.

Your vote is important to us. Please exercise your shareholder right to vote.

Corporate Governance

Corporate Governance and our Firm’s Culture

Goldman Sachs began as a partnership over 140 years ago, and collaboration and teamwork remain fundamental to our culture today. We seek consensus in decision-making wherever possible at all levels of our firm – on our Board, within our management team and among our employees.

We are a client-service business. We focus on the long-term interests of our clients, shareholders, employees and the markets and communities we serve. We believe that effective governance, accountability, prudent risk management and ethical business conduct are all indispensible elements of our long-term success. Our Board seeks to perpetuate these long-standing priorities of our firm. Our emphasis on corporate governance begins at the top, with our directors, who are elected by, and are accountable to you, our shareholders. This commitment to governance extends to our management team and to all of our employees.

One distinguishing feature of our corporate governance is that all of our independent directors serve on all of our Board’s four standing committees. As a result, we believe that our independent directors are more engaged in the broad oversight of the entire firm. We believe this structure allows for a collective focus by our independent directors on the various complex matters that come before Board committees. The overlap inherent in this structure assists our independent directors in the execution of their responsibilities.

Item 1. Election of Directors

Our Board currently consists of 11 directors, nine of whom are independent. H. Lee Scott, Jr. has determined not to stand for re-election at our Annual Meeting. Our Board thanks Mr. Scott for his exemplary service.

Our directors are familiar with our business and the risks and competition we face, which allows them to participate actively and effectively in Board and committee deliberations. Our directors meet and speak frequently with each other and with members of our senior management team. These formal meetings and informal discussions occur based on the needs of our business and the market environment.

Board of Directors’ Qualifications and Experience

There are certain skills, experiences and qualifications that all of our director nominees possess:

•	Integrity, business judgment and commitment, which we believe are essential characteristics for a director on our Board;

•	Leadership and expertise in their respective fields;

•	A demonstrated ability in management;

•	Financial literacy and accounting or related financial management expertise;

Goldman Sachs	Proxy Statement for 2011 Annual Meeting of Shareholders	1

•	Active involvement in educational, charitable and community organizations; and

•	Extensive experience with global public companies, gained through their current and past senior executive positions and their service on the boards of other public companies and on our Board.

Our director nominees have a great diversity of experiences and bring to our Board a wide variety of skills, qualifications and viewpoints that strengthen their ability to carry out their oversight role on behalf of our shareholders. They have developed their skills and gained experience across a broad range of industries, including financial services, consumer products, retail, industrial resources and manufacturing, and in both established and growth markets. In the biographies of our director nominees below, we describe certain of the many areas of individual expertise that each director nominee brings to our Board, including:

Directors’ Skills and Qualifications
Financial services	Risk management	Accounting
Corporate governance	Investment management	Credit evaluation
International experience	Business ethics	Government and public policy
Management	Leadership	Human capital management
Marketing	Operations	Technology
Philanthropy	Academia

Our Director Nominees

In light of the individual skills and experiences of each of our director nominees and his or her contributions to our Board, our Board has concluded that each of our director nominees should be re-elected to our Board.

Our Board unanimously recommends that shareholders vote FOR all of our director nominees.

If elected by our shareholders, the following 10 director nominees will serve for a one-year term expiring in 2012. Each director will hold office until his or her successor has been elected and qualified or until the director’s earlier resignation or removal.

All of our directors are elected by majority vote. An incumbent director who fails to receive a majority of FOR votes will be required to tender his or her resignation to our Board. Our Corporate Governance and Nominating Committee will then assess whether there is a significant reason for the director to remain on our Board and will make a recommendation regarding the resignation to our Board. For detailed information on the vote required for the election of directors and the choices available for casting your vote, please see Frequently Asked Questions About Our Annual Meeting.

All of our director nominees are currently members of our Board, and all have been recommended for election by our Corporate Governance and Nominating Committee and approved and nominated for election by our Board.

Each of our director nominees was elected at our 2010 Annual Meeting with over 95% of votes in favor.

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Below is biographical information about our director nominees. This information is current as of February 1, 2011 and has been confirmed by each of our director nominees for inclusion in this Proxy Statement.

Lloyd C. Blankfein, 56 Chairman and Chief Executive Officer Director Since: April 2003 Other Current Public Company Directorships: None Other Public Company Directorships within past 5 years: None

Career Highlights

•	Goldman Sachs

–	Chairman and Chief Executive Officer (June 2006 – Present)

–	President and Chief Operating Officer (January 2004 – June 2006)

–	Vice Chairman with management responsibility for Fixed Income, Currency and Commodities (FICC) and Equities Divisions (April 2002 – January 2004)

–	Co-head of FICC (1997 – April 2002)

–	Head and/or Co-head of the Currency and Commodities Division (1994 – 1997)

Other Professional Experience and Community Involvement

•	Member, Dean’s Advisory Board, Harvard Law School

•	Member, Dean’s Council, Harvard University

•	Member, Advisory Board, Tsinghua University School of Economics and Management

•	Member, Board of Overseers, Weill Medical College Cornell University

•	Member, Board of Directors, Partnership for New York City

Experience and Qualifications

With over 25 years of experience in various positions at Goldman Sachs in New York and London, Mr. Blankfein has extensive knowledge of all aspects of our business, including our risk management practices and our day-to-day operations. Mr. Blankfein uses this firm-specific knowledge and experience in his role as Chairman to guide our Board in its strategic and risk management oversight roles and to keep the Board apprised of significant developments in our business.

John H. Bryan, 74

Presiding Director

Director Since: November 1999

Committees: Chair, Corporate Governance and Nominating Committee; member of all other standing committees

Other Current Public Company Directorships: None

Other Public Company Directorships within past 5 years: BP p.l.c. and General Motors Corporation

Career Highlights

•	Sara Lee Corporation, a global consumer products company

–	Consultant (October 2001 – 2008)

–	Chairman of the Board (June 2000 – October 2001)

–	Chairman of the Board and Chief Executive Officer (1976 – June 2000)

–	Chief Executive Officer (1975 – 1976)

Other Professional Experience and Community Involvement

•	Life Trustee, The University of Chicago

•	Past Chairman and Life Trustee, Board of Trustees of The Art Institute of Chicago

•	Chairman, Board of Directors of Millennium Park, Inc.

•	Past Chairman and current member, The Chicago Council on Global Affairs

•	Past Chairman, Catalyst

•	Past Vice Chairman and current member, The Business Council

Experience and Qualifications

Having served for 25 years at the helm of Sara Lee Corporation, Mr. Bryan brings valuable business experience to our Board. During his tenure at the global consumer products company, Mr. Bryan oversaw Sara Lee’s international expansion, developing a particular expertise in marketing and business development. In addition, through his service on the boards of directors and board committees of other public companies and not-for-profit entities, Mr. Bryan has gained in-depth knowledge and expertise in corporate governance and business ethics, which he draws upon in his roles as Presiding Director and Chair of our Corporate Governance and Nominating Committee.

Goldman Sachs	Proxy Statement for 2011 Annual Meeting of Shareholders	3

Gary D. Cohn, 50 President and Chief Operating Officer Director Since: June 2006 Other Current Public Company Directorships: None Other Public Company Directorships within past 5 years: None

Career Highlights

•	Goldman Sachs

–	President and Chief Operating Officer (or Co-Chief Operating Officer) (June 2006 – Present)

–	Co-head of global Securities businesses (December 2003 – June 2006)

–	Co-head of FICC (September 2002 – December 2003)

–	Co-Chief Operating Officer of FICC, Head of Commodities and other FICC businesses (variously, 1999 – 2002)

–	Head of Commodities (1996 – 1999)

Other Professional Experience and Community Involvement

•	Trustee, NYU Hospital

•	Trustee, NYU School of Medicine

•	Chairman, Advisory Board, NYU Hospital for Joint Diseases

•	Trustee, Harlem Children’s Zone

•	Trustee, American University

Experience and Qualifications

Over the course of his 20-year career at Goldman Sachs in New York and London, and in his current role as President and Chief Operating Officer, Mr. Cohn has developed broad experience across our firm and brings to our Board substantial insight into the firm’s various business lines and day-to-day operations. Mr. Cohn has particular expertise in commodities and markets, having previously served as a director of the London Metals Exchange and as a member of the Board of Directors and the Executive Committee of the New York Mercantile Exchange and the Commodity Exchange.

Claes Dahlbäck, 63

Director Since: June 2003

Committees: Member, all standing committees

Other Current Public Company Directorships: None

Other Public Company Directorships within past 5 years: Stora Enso OYJ and Gambro AB

Career Highlights

•	Investor AB, a Swedish-based investment company

–	Senior Advisor (April 2005 – Present)

–	Chairman (April 2002 – April 2005)

–	Vice-Chairman (April 1999 – April 2002)

–	President and Chief Executive Officer (1978 – 1999)

•	Senior Advisor, Foundation Asset Management, which is owned by three Wallenberg Foundations and acts as advisor to the Foundations with respect to their holdings (November 2007 – present)

Other Professional Experience and Community Involvement

•	Member, Royal Swedish Academy of Engineering Sciences and Royal Swedish Society of Naval Sciences

•	Honorary Doctor and Director, Stockholm School of Economics; Chair, Stockholm School of Economics Foundation

•	Chair, Leader of the Year Award

•	Commander, Order of the White Rose of Finland

•	Recipient, Swedish Kings Medal of the Twelfth Night with the Seraphim Ribbon

Experience and Qualifications

During his more than 30 years at Investor AB, Mr. Dahlbäck developed extensive experience in investment banking (through his involvement in Investor AB’s numerous mergers and acquisitions) and in investment management. Mr. Dahlbäck’s critical insight in these areas, along with his substantial experience in international business, assists the Board in its oversight of the firm’s global investment banking and asset management businesses. Through his service on the boards of directors and board committees of other public companies and not-for-profit entities, Mr. Dahlbäck has also developed expertise in corporate governance.

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Stephen Friedman, 73

Director Since: April 2005

Committees: Chair, Risk Committee; member of all other standing committees

Other Current Public Company Directorships: None

Other Public Company Directorships within past 5 years: None

Career Highlights

•	Chairman, Stone Point Capital, a private equity firm (June 2005 – Present)

•

Chairman, President’s Intelligence Advisory Board; Chairman, Intelligence Oversight Board, each of which provides independent advice to the President of the United States on matters relating to U.S. intelligence efforts (2006 – 2009)

•	Chairman, Federal Reserve Bank of New York (January 2008 – May 2009)

•	Assistant to the President for Economic Policy; Director of the National Economic Council (2002 – 2004)

•	Senior Partner and Chairman of the Management Committee, Goldman Sachs (retired in 1994, having joined the firm in 1966)

Other Professional Experience and Community Involvement

•	Board member, Council on Foreign Relations

•	Board member, Memorial Sloan-Kettering Cancer Center

•	Trustee, The Aspen Institute

Experience and Qualifications

As Chairman of the private equity firm Stone Point Capital, Mr. Friedman brings substantial experience in the financial services and investment management industries to our Board. Mr. Friedman’s experience includes a lengthy career at Goldman Sachs, where he developed a deep knowledge of our firm and businesses. Having served in various public sector roles, Mr. Friedman offers a seasoned perspective on government, regulation and risk management, which he draws upon in his role as Chair of our Risk Committee.

William W. George, 68

Director Since: December 2002

Committees: Member, all standing committees

Other Current Public Company Directorships: Exxon Mobil Corporation

Other Public Company Directorships within past 5 years: Novartis AG

Career Highlights

•	Professor of Management Practice, Harvard Business School: January 2004 – Present

•	Medtronic, Inc., a medical technology company

–	Chairman (April 1996 – April 2002)

–	Chief Executive Officer (May 1991 – May 2001)

–	President and Chief Operating Officer (1989 – 1991)

•	Executive Vice President, Honeywell International Inc., a diversified technology and manufacturing company (1978 – 1989)

•	President, Litton Microwave Cooking; Vice President, Litton Industries, a diversified manufacturing company (1969 – 1978)

Other Professional Experience and Community Involvement

•	Former Professor of Leadership and Governance, International Institute for Management Development

•	Former Visiting Professor of Technology Management, École Polytechnique Fédérale de Lausanne

•	Former Executive-in-residence, Yale School of Management

•	Board member, World Economic Forum USA

•	Board member, Guthrie Theater

•	Trustee, Carnegie Endowment for International Peace

Experience and Qualifications

A professor of management practice at Harvard Business School and author of books on leadership, Mr. George brings academic expertise in business management and corporate governance to our Board, along with significant practical experience in management, technology and governance developed during his career as Chief Executive Officer and Chairman of Medtronic, Inc. and as a senior executive at Honeywell International Inc. and Litton Industries. Mr. George’s service on the boards of directors and board committees of several other public companies and not-for-profit entities has given him additional perspective on management and corporate governance.

Goldman Sachs	Proxy Statement for 2011 Annual Meeting of Shareholders	5

James A. Johnson, 67

Director Since: May 1999

Committees: Chair, Compensation Committee; member of all other standing committees

Other Current Public Company Directorships: Forestar Group Inc. and Target Corporation

Other Public Company Directorships within past 5 years: Gannett Co., Inc., KB Home, Temple Inland and UnitedHealth Group Inc.

Career Highlights

•	Vice Chairman, Perseus LLC, merchant banking and private equity firm (April 2001 – Present)

•	Johnson Capital Partners, a private investment company

–	Chairman and Chief Executive Officer (January 2000 – March 2001)

–	Consultant (March 2001 – Present)

•	Fannie Mae

–	Chairman of the Executive Committee (1999)

–	Chairman and Chief Executive Officer (February 1991 – 1998)

–	Vice Chairman (1990 – February 1991)

Other Professional Experience and Community Involvement

•	Chairman Emeritus, John F. Kennedy Center for the Performing Arts

•	Member, Council on Foreign Relations

•	Member, American Academy of Arts and Sciences

•	Member, American Friends of Bilderberg

•	Honorary Trustee, The Brookings Institution

Experience and Qualifications

As Vice Chairman of Perseus LLC and through other professional experience in financial services, Mr. Johnson brings extensive knowledge of the financial services and investment management industries to our Board. In addition, Mr. Johnson offers deep insight into governmental affairs and the regulatory process, gained from, among other things, his tenure at Fannie Mae and his work with Vice President Walter F. Mondale, including as the Vice President’s Executive Assistant. Through his service on the boards of directors of numerous other public companies (including as chair of several compensation committees) and not-for-profit entities, Mr. Johnson has also developed expertise in corporate governance, and executive compensation in particular, which he brings to his role as Chair of our Compensation Committee.

Lois D. Juliber, 62

Director Since: March 2004

Committees: Member, all standing
committees

Other Current Public Company
Directorships: E.I. du Pont de

Nemours and Company and Kraft
Foods Inc.

Other Public Company Directorships
within past 5 years: None

Career Highlights

•	Colgate-Palmolive Company, a consumer products company

–	Vice-Chairman (July 2004 – March 2005)

–	Chief Operating Officer (March 2000 – September 2004)

–	Executive Vice President – North America and Europe (1998 – March 2000)

–	President, North America (1994 – 1997)

Other Professional Experience and Community Involvement

•	Chairman, The MasterCard Foundation

•	Trustee Emeritae, Wellesley College

•	Trustee, Women’s World Banking

Experience and Qualifications

Through over 30 years of experience in the consumer products industry, including as Chief Operating Officer and Vice-Chairman of Colgate-Palmolive, a multi-billion dollar multi-national company, Ms. Juliber has developed expertise in marketing, operations and international business. Her substantial experience and perspective in these areas assists our Board in its review of our firm’s business development and global marketing strategies. Through her service on the boards of directors and board committees of other public companies and not-for-profit entities, Ms. Juliber has also developed in-depth knowledge of current corporate governance trends and best practices.

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Lakshmi N. Mittal, 60

Director Since: June 2008

Committees: Member, all standing
committees

Other Current Public Company
Directorships: European

Aeronautic Defence and Space
Company EADS N.V.

Other Public Company Directorships
within past 5 years: ICICI

Bank Limited

Career Highlights

•	ArcelorMittal S.A., a steel company

–	Chairman and Chief Executive Officer (May 2008 – Present)

–	President and Chief Executive Officer (November 2006 – May 2008)

•	Chief Executive Officer, Mittal Steel Company N.V. (formerly the LNM Group) (1976 – November 2006)

Other Professional Experience and Community Involvement

•	Member, International Business Council of the World Economic Forum

•	Advisory Board, Kellogg School of Management, Northwestern University

•	Board of Trustees, Cleveland Clinic

•	Member, Executive Committee, World Steel Association

•	Executive Board, Indian School of Business

Experience and Qualifications

As the founder of Mittal Steel Company and now Chairman and Chief Executive Officer of ArcelorMittal, the largest steelmaker in the world, Mr. Mittal brings significant experience in business development and operations to our Board, along with substantial expertise in international business and growth markets. Mr. Mittal’s service on the boards of directors and board committees of other international public companies and not-for-profit entities also provides him with knowledge of corporate governance, and international governance in particular.

James J. Schiro, 65

Director Since: May 2009

Committees: Chair, Audit Committee;
member of all other

standing committees

Other Current Public Company
Directorships: PepsiCo, Inc.,

REVA Medical, Inc. and Royal Philips
Electronics

Other Public Company Directorships
within past 5 years: None

Career Highlights

•	Zurich Financial Services, an insurance based finance group

–	Chairman of the Group Management Board and Chief Executive Officer (May 2002 – December 2009)

–	Chief Operating Officer – Finance (March 2002 – May 2002)

•	Chief Executive Officer, PricewaterhouseCoopers LLP, a provider of assurance, tax, and business consulting services (1998 – 2002)

•	Chairman and Chief Executive Officer, Price Waterhouse LLP, an accounting firm (1995 – 1998)

Other Professional Experience and Community Involvement

•	Trustee, St. John’s University

•	Member, Advisory Board, Tsinghua University School of Economics and Management

•	Trustee, Institute for Advanced Study

•	Vice-Chairman, American Friends of the Lucerne Festival

Experience and Qualifications

Mr. Schiro has experience in international business, and in particular, global capital markets, developed during his tenure at the helm of Zurich Financial Services, one of the world’s largest insurance groups. As Chief Executive Officer and Chief Operating Officer – Finance at Zurich Financial Services, Mr. Schiro developed both managerial capabilities as well as experience in the review and preparation of financial statements, which he draws upon in his role as Chair of our Audit Committee. He also brings solid financial and banking acumen gained from his role as Chief Executive Officer and other positions held at PricewaterhouseCoopers LLP. Through his service on the boards of directors and board committees of other public companies and not-for-profit entities, Mr. Schiro has also developed corporate governance expertise.

There are no family relationships between any of our directors or executive officers.

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Structure and Role of our Board

Board Leadership Structure

Under our current leadership structure we have a combined position of Chairman and Chief Executive Officer (CEO) and an independent director as Presiding Director. Our Board does not have a policy on whether the roles of Chairman and CEO should be separate or combined. Our Board assesses these roles and deliberates the merits of its leadership structure to ensure that the most efficient and appropriate structure is in place. In addition, our Board has determined that if the Chairman is not an independent director, then there should also be a Presiding Director who is independent. Recently, our Corporate Governance and Nominating Committee recommended, and our Board adopted, amendments to our Corporate Governance Guidelines to provide that the review of our leadership structure will occur at least annually, to enhance the process for this review and to clarify the important role of our Presiding Director.

As part of its review of leadership structure, our Board evaluates:

•	the leadership positions that our firm should maintain (e.g., Chairman, Presiding Director and CEO);

•	the responsibilities of such positions; and

•	the qualifications to hold such positions.

In conducting its review, our Board considers, among other things:

•	the effectiveness of the policies, practices and people in place to help ensure strong, independent Board oversight;

•	our performance and the effect that a particular leadership structure may have on our performance;

•	the views of our shareholders; and

•

legislative and regulatory developments, the practices at other global companies, trends in governance, and other information and data on the topic of board leadership structure as it considers appropriate.

Our Board believes that combining the roles of Chairman and CEO is currently the most effective leadership structure for our firm. Combining these roles ensures that our firm has a single leader who speaks with one voice to our shareholders, clients, employees, regulators, other stakeholders and the broader public. Our current CEO, Mr. Blankfein, has an intimate knowledge of our business, operations and risks, which affords him the insight necessary to guide discussions at Board meetings. Mr. Blankfein also provides our Board with updates on significant business developments and other time-sensitive matters.

As CEO, Mr. Blankfein is directly accountable to our Board and, through our Board, to you. His role as Chairman is both counterbalanced and enhanced by the independence of our Board and the independent leadership provided by our Presiding Director, Mr. Bryan. Mr. Bryan, as the Chair of our Corporate Governance and Nominating Committee, was designated as the Presiding Director by our independent directors, who constitute a majority of our Board; our independent directors may elect another independent director as Presiding Director at any time. Mr. Blankfein and Mr. Bryan meet and speak frequently about our Board and our firm.

Our Presiding Director plays an active role on our Board. Mr. Bryan reviews and approves the agenda, schedule and materials for each Board and Corporate Governance and Nominating Committee meeting and executive sessions of the independent directors. Mr. Bryan also reviews copies of agendas and schedules for our other committees before they are finalized by the respective committee chairs. Mr. Bryan then coordinates with members of our senior management to establish the content and focus of Board discussions. Mr. Bryan presides over the executive sessions of our independent directors and is available to facilitate communication between our independent directors and management, including Mr. Blankfein. In his role as Presiding Director and as a representative of our independent directors, Mr. Bryan also meets with major shareholders of the firm from time to time regarding governance matters.

Our Board continues to be focused on the Presiding Director’s responsibilities and whether they should be enhanced or modified to improve the effectiveness of our corporate governance practices.

In addition to having a strong Presiding Director, our firm has numerous other corporate governance practices designed to ensure strong independent oversight of our CEO and management. These practices include regular executive sessions of our Board, which take place without members of management present. Further, any independent director may call for an executive session and suggest agenda items for Board or committee meetings.

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For more information on the powers and responsibilities of our Presiding Director, please see Key Corporate Governance Facts in Annex A, or our Corporate Governance Guidelines, which are available on our website at http://www.gs.com/shareholders.

Board Oversight

Our Board is responsible for and committed to the independent oversight of the business and affairs of our firm, including the key areas of business standards, financial reporting, CEO performance, succession planning, strategy, risk management and compensation. In carrying out this responsibility, our Board advises our CEO and other members of our senior management to help drive success for our clients and long-term value creation for our shareholders.

Business Standards

Board oversight of the manner in which we conduct our business is critical to our success.

The aftermath of the financial crisis has been a time of reflection and reform. We announced the creation of the Business Standards Committee (BSC) at our 2010 Annual Meeting of Shareholders as a means to engage in a thorough self-assessment and consider how our firm can and should improve. The objectives of the BSC were to develop recommendations designed to ensure that the firm’s business standards and practices are of the highest quality, meet or exceed the expectations of our clients, regulators and other stakeholders, and contribute to overall financial stability and economic opportunity.

Our Board formed a committee of independent directors to oversee the BSC and keep the Board informed of the progress of the BSC. The four members of the BSC Board committee – Mr. George (as Chair), Ms. Juliber, Mr. Schiro and Mr. Scott – were extensively involved with the BSC, meeting 13 times as a committee during the BSC’s review.

The scope and intensity of the BSC’s eight-month review were significant, encompassing every major business, region and activity of our firm. The BSC made 39 recommendations for change spanning client service, conflicts and business selection, structured products, transparency and disclosure, firmwide committee governance and training and professional development. The recommendations were approved by our senior management and our Board.

Senior management and our Board have already received, and will continue to receive, periodic progress reports on the implementation of the BSC’s recommendations.

To date we have implemented several of the BSC’s recommendations, particularly in the area of financial reporting and disclosure. For example, we have reorganized our reporting segments to provide greater clarity and visibility on the critical importance of our client franchise and client facilitation to our results; we supplemented our balance sheet with a more simplified presentation that generally allocates assets to our businesses and shows our excess liquidity position; we described in greater detail our overall risk management structure, culture and processes; and we provided additional disclosure related to credit risk, operational risk and capital adequacy. More generally, we also have increased our engagement with a broad range of constituencies to communicate the roles we play on behalf of our clients and services we provide to support economic growth and opportunity.

The report of the BSC released in January 2011 is available on our website at http://www.gs.com/our-firm.

Financial Reporting

Our Board, through our Audit Committee, is responsible for overseeing management’s preparation and presentation of our annual and quarterly financial statements and the effectiveness of our internal control over financial reporting. In addition, our Audit Committee is directly responsible for overseeing the independence, performance and compensation of our independent auditors. Each quarter, our Audit Committee meets separately with management and our independent auditors to review and discuss our annual and quarterly financial statements, and discusses our quarterly earnings releases with management. Throughout the year, our Audit Committee meets separately with each of management, internal audit (the director of which is appointed by, and reports directly to, our Audit Committee) and our independent auditors to discuss other financial reporting issues. For more information on our Audit Committee see —Our Board Committees—Audit Committee and Audit Matters—Report of our Audit Committee.

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CEO Performance

Our Board’s Corporate Governance and Nominating Committee annually reviews Mr. Blankfein’s performance.

Mr. Blankfein is evaluated via our “360 degree” review process, which includes extensive narrative feedback from a wide range of colleagues. Our Corporate Governance and Nominating Committee receives a briefing on the results of Mr. Blankfein’s evaluation from the head of our Human Capital Management (HCM) Division and then has the opportunity to discuss Mr. Blankfein’s performance in an executive session before communicating and discussing the results with Mr. Blankfein. In addition to this annual process, the independent directors regularly assess Mr. Blankfein’s performance based on their own interactions with him. The Corporate Governance and Nominating Committee’s assessment is then considered by the Compensation Committee when Mr. Blankfein’s compensation is determined. See Compensation Matters—Compensation Discussion and Analysis for a discussion of the factors considered by the Compensation Committee in setting Mr. Blankfein’s compensation.

Succession Planning

Succession planning is a priority for our Board. Our Board, through our Corporate Governance and Nominating Committee, and along with our CEO, has developed comprehensive programs for both emergency and long-term executive succession, which are reviewed annually. Consistent with our culture of teamwork and our history of developing leaders, our goal is always to be in a position to appoint our most senior executives from within our firm.

Individuals who are identified as having potential for senior executive positions are evaluated by our Corporate Governance and Nominating Committee, in part using the results of the “360 degree” feedback process. These individuals’ careers are monitored to ensure that, over time, they have appropriate exposure both to our Board and to our diverse global businesses. These individuals interact with our Board in various ways, such as through participation in certain Board meetings and other Board-related activities as well as meetings with individual directors in connection with director visits to our offices around the world.

Strategy

Our Board reviews our firm’s strategy as proposed by our management team. Our Board receives presentations and discusses strategy throughout the year at Board meetings. In addition, our Board holds an annual multi-day meeting focused primarily on strategy. This annual meeting includes discussion about the competitive landscape, market trends, our firm’s relative position and strategic responses. Our Board’s review of our risk management processes, as described below, enhances our directors’ ability to provide insight and feedback to senior management on our firm’s strategic direction. Senior management views the input of our independent directors and their candid dialogue as invaluable in discussions regarding our strategy.

Risk Management

Our partnership culture influences our approach to risk management: our directors and senior management are long-term owners. Risk is assessed from the standpoint of long-term ownership.

We believe that effective risk management is of primary importance to the success of our firm. Accordingly, we have comprehensive risk management processes through which we monitor, evaluate and manage the risks we assume in conducting our activities. Our Board’s oversight of risk management processes is conducted primarily by our Risk Committee, which consists of all of our independent directors. Our Risk Committee regularly reviews and discusses with management our aggregate risk exposures, including market, credit, liquidity and operational risks, and key information relating to our funding and liquidity risk position. In the course of these reviews, our Risk Committee interacts on a regular basis with our Chief Financial Officer (CFO) and General Counsel, as well as with our Chief Risk Officer (CRO) and other key risk management executives. Our Audit Committee also periodically discusses with management the guidelines and policies that govern our risk assessment and risk management processes, coordinating with our Risk Committee as appropriate.

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The chart below presents an overview of our risk management governance structure, highlighting the role of our Board, our key internal risk-related committees and the independence of our control and support functions.

Compensation

As part of our risk management, we review our firmwide compensation program and policies to ensure that they do not encourage imprudent risk-taking and to confirm that there are no risks arising from these programs and policies that are reasonably likely to have a material adverse effect on our firm.

Our Compensation Committee recognizes that it is fundamentally important for our compensation program to be consistent with the safety and soundness of our firm. Throughout the year, our Compensation Committee regularly reviews and receives updates on the design and function of our compensation program. The overlap in membership between our Compensation Committee and our Risk Committee provides our Compensation Committee with a comprehensive picture of our firm’s risk management process, which informs and assists the Committee in its review of our compensation program. Our CRO presents an annual risk report to our Compensation Committee to assist the Committee in its assessment of the effectiveness of our compensation program in addressing risk. For further discussion of our Compensation Committee’s evaluation of risk, see Compensation Matters—Compensation Discussion and Analysis.

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Commitment of our Board – 2010 Board Meetings

During 2010, our Board held 17 meetings. The independent members of our Board also met five times in executive session during 2010. Mr. Bryan, as our Presiding Director, chaired these executive sessions.

Our Board also convened informally to receive updates on business developments from senior management. In addition, our individual directors have discussions with each other, with our CEO and with other members of our senior management team, as events warrant. These informal discussions promote ongoing engagement between meetings and allow our directors to gain additional insight into our business as well as valuable perspective on the performance of our CEO and senior management. Our directors also receive weekly informational packages that include updates on recent developments, press coverage and current events that relate to our business.

Each of our current directors attended at least 75% of the meetings of our Board and the committees on which he or she served during 2010 for the period he or she served as director. Overall attendance at Board and committee meetings during 2010 averaged 98.5% for our directors as a group.

Process for Selecting Directors

Our Corporate Governance and Nominating Committee seeks to build and maintain an effective, well-rounded, financially literate and diverse Board that operates in an atmosphere of candor and collaboration. Identifying and recommending individuals for nomination, election or re-election to our Board is a principal responsibility of our Corporate Governance and Nominating Committee. The Committee carries out this function through an on-going, year-round process, which includes the Committee’s annual evaluation of our Board. Throughout the year, members of the Committee discuss, evaluate in detail and meet with possible director candidates to join our Board. Potential director candidates may be brought to the attention of the Committee from a variety of sources, including our independent directors, our employees and our shareholders, as described below. To assist in identifying possible director candidates, the Committee may also from time to time retain a professional search firm to provide the Committee with additional potential candidates and background information for review and consideration.

Our Corporate Governance and Nominating Committee does not set specific, minimum qualifications that director candidates must meet in order for the Committee to recommend them to our Board, but rather believes that each candidate should be evaluated based on his or her individual merits, taking into account our firm’s needs and the composition of our Board.

After the Committee’s initial review of a potential director candidate’s professional experience and assessment as to how a potential candidate will contribute to the needs of our Board, the Committee will determine whether to recommend the potential candidate to our Board for further consideration and a more in-depth review. Potential candidates are screened to determine their qualifications, any potential conflicts of interest and any barriers to a determination of independence.

In identifying and recommending director candidates, the Committee places primary emphasis on the criteria set forth in our Corporate Governance Guidelines, including:

•	judgment, character, expertise, skills and knowledge useful to the oversight of our business;

•	diversity of viewpoints, backgrounds, experiences and other demographics;

•	business or other relevant experience; and

•

the extent to which the interplay of the candidate’s expertise, skills, knowledge and experience with that of other members of our Board will build a board that is effective, collegial and responsive to the needs of our firm.

Our Board believes that diversity is an important attribute of a well-functioning board. In selecting qualified candidates to serve as directors, the Committee considers a range of types of diversity, including race, gender, ethnicity, culture, nationality and geography, seeking to develop a board that, as a whole, reflects diverse viewpoints, backgrounds, skills, experiences and expertise. Among the factors our Corporate Governance and Nominating Committee considers in identifying and evaluating a potential director candidate is the extent to which the candidate would add to the diversity of our Board, and the Committee considers the same factors in determining whether to re-nominate an incumbent director. In both cases, the Committee assesses the diversity of our Board and how a nominee would enhance that diversity.

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Our Corporate Governance and Nominating Committee will consider candidates recommended by shareholders in the same manner as other candidates. Shareholders who wish to submit potential director candidates for consideration by our Corporate Governance and Nominating Committee should follow the instructions in Frequently Asked Questions About Our Annual Meeting.

Independence of Directors

Independent oversight bolsters our success. A director is considered independent under New York Stock Exchange (NYSE) rules if our Board determines that the director does not have any direct or indirect material relationship with Goldman Sachs. Our Board has established a Policy Regarding Director Independence (Director Independence Policy), which provides standards to assist our Board in determining which relationships and transactions might constitute a material relationship that would cause a director not to be independent. The Director Independence Policy covers, among other things, employment and compensatory relationships, relationships with our auditors, client and business relationships and contributions to tax-exempt organizations.

Our Board has determined, upon the recommendation of our Corporate Governance and Nominating Committee and in accordance with our Director Independence Policy, that all eight of our non-executive director nominees (Mr. Bryan, Mr. Dahlbäck, Mr. Friedman, Mr. George, Mr. Johnson, Ms. Juliber, Mr. Mittal and Mr. Schiro) and Mr. Scott are “independent” within the meaning of NYSE rules and our Director Independence Policy. Prior to their retirement from our Board in 2010, our previous directors who served for a portion of the year were also determined to be independent.

To assess independence, our Corporate Governance and Nominating Committee and our Board are provided with detailed information about any relationships between the independent directors (and their immediate family members) on the one hand, and Goldman Sachs and its affiliates and subsidiaries on the other. In many instances, this information, such as transactions with companies where the independent director’s only involvement is as an independent director of such other company, goes beyond the information that we are required to take into account pursuant to Securities and Exchange Commission (SEC) and NYSE rules.

Specifically, our Corporate Governance and Nominating Committee and our Board reviewed and considered the following categories of transactions, which our Board has determined may be deemed immaterial under our Director Independence Policy. For more detail on these transactions, see Certain Relationships and Related Transactions as well as Additional Details on Director Independence in Annex B.

•	Ordinary course business transactions between us and an entity where a director or immediate family member is or was during 2010:

–	an executive – George (a family member), Juliber (a family member), Mittal* (and family members) and Scott

–	a non-executive board member or a similar position – Dahlbäck (and family members), George, Johnson, Juliber (and family members), Mittal (and family members), Schiro and Scott

–	a less than 5% equity holder or limited partner and an investment advisor or advisory director or similar position – Dahlbäck, Friedman, George, Johnson and Scott

–	an employee, trustee, board member or similar position of a tax-exempt organization – all independent directors

•

Charitable donations made by us in the ordinary course (including pursuant to our matching gift program), The Goldman Sachs Foundation or Goldman Sachs Gives (GS Gives) to a tax-exempt organization where the director or immediate family member is an employee, trustee, board member or has a similar position – Bryan (and family members), Friedman (and family members), George, Johnson (and family members), Juliber (and family members), Mittal (and family members), Schiro (and family members) and Scott

*	Given Mr. Mittal’s significant equity ownership in ArcelorMittal, our Corporate Governance and Nominating Committee and our Board considered the business transactions between ArcelorMittal and Goldman Sachs, as well as Mr. Mittal’s position within ArcelorMittal, in evaluating his independence. Because these transactions were in the ordinary course of business for both parties and the related revenues constituted a small percentage of the revenues of ArcelorMittal and Goldman Sachs (in each case, less than 0.01% of 2010 consolidated gross revenues), our Corporate Governance and Nominating Committee and our Board determined that these transactions do not create a material relationship between Mr. Mittal and Goldman Sachs and that Mr. Mittal is independent within the meaning of the rules of the NYSE.

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•

Client relationships where the director or an immediate family member is our client (e.g., brokerage, discretionary and other similar accounts) on substantially the same terms as similarly-situated clients – Bryan (and family members), Friedman (and family members), George (and family members), Juliber (and family members), Mittal (and family members), Schiro (and family members) and Scott (and family members)

•	Fund investments by a director, on substantially the same terms as similarly-situated clients, in funds sponsored or managed by us – Bryan, Friedman, George, Juliber, Mittal and Schiro

Our Corporate Governance and Nominating Committee and our Board also reviewed personal data sheets for each independent director, which contain, among other things, information about the director’s professional experience, investments, tax-exempt affiliations and immediate family members.

Our Director Independence Policy is available on our website at http://www.gs.com/shareholders.

Our Board Committees

Our Board has four standing committees: our Audit Committee, our Compensation Committee, our Corporate Governance and Nominating Committee and our Risk Committee. Each of these committees operates pursuant to a written charter available on our website at http://www.gs.com/shareholders.

Each committee consists solely of the directors who our Board has determined, upon the recommendation of our Corporate Governance and Nominating Committee, are independent under NYSE rules. Furthermore, our Board has determined that all of our independent directors satisfy the heightened audit committee independence standards under NYSE and SEC rules.

All of our standing committees review their performance and charters annually.

Audit Committee

Mr. Schiro has chaired our Audit Committee since September 2010. Its primary purposes are to:

•

assist our Board in its oversight of our financial statements, legal and regulatory compliance, independent auditors’ qualification, independence and performance, internal audit function performance and internal control over financial reporting;

•	decide whether to appoint, retain or terminate our independent auditors;

•	pre-approve all audit, audit-related, tax and other services, if any, to be provided by the independent auditors; and

•	prepare the Audit Committee Report.

In carrying out the responsibilities of our Audit Committee, each of Mr. Friedman, as the previous Chair of the Committee, and Mr. Schiro, as the current Chair of the Committee, frequently met or had discussions with our CFO, General Counsel, Director of Internal Audit, Controller, Global Head of Compliance and independent auditors. Our Audit Committee held 13 meetings in 2010.

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Our Board has determined that each continuing member of our Audit Committee is financially literate and has accounting or related financial management expertise, as defined under NYSE rules, and is an “audit committee financial expert” within the meaning of the rules of the SEC. In making that determination, our Board considered the following experience of each of our directors, in addition to the information included in their biographies, above:

Director	Experience

John Bryan	• Former member of the Audit Committees of BP p.l.c. and General Motors Corporation and the Audit and Risk Management Committee of Bank One Corporation

Claes Dahlbäck	• Former member of the Financial and Audit Committee of Stora Enso OYJ and the Audit Committee of Gambro AB • Former Chair of the Audit Committee of Investor AB

Stephen Friedman	• Former member of the Audit Committee of Wal-Mart Stores, Inc.

William George	• Former member of the Audit Committee of Target Corporation

James Johnson	• Former member of the Audit Committee of UnitedHealth Group Inc.

Lois Juliber	• Current Chair of the Audit Committee of E. I. du Pont de Nemours and Company

Lakshmi Mittal

•  Current Chairman and CEO of ArcelorMittal, where the principal financial officer reports directly to Mr. Mittal, and Mr. Mittal has active and ongoing involvement in the financial-related aspects of ArcelorMittal

James Schiro

•  Current member of the Audit Committee of REVA Medical, Inc.

•  Former Chair and current member of the Audit Committee of PepsiCo, Inc.

•  Former member of the Audit Committee of Royal Philips Electronics

•  Former CEO of Zurich Financial Services, where the principal financial officer reported directly to, and was actively supervised by, Mr. Schiro

•  Former CEO of PricewaterhouseCoopers LLP

Compensation Committee

We are in a business that relies on our people for our competitive advantage. As a result, our Compensation Committee plays a pivotal role in enabling us to attract and retain the best talent.

Mr. Johnson chairs our Compensation Committee. Its primary purposes are to:

•	determine and approve the compensation of our CEO and other executive officers;

•	approve, or make recommendations to our Board for it to approve, our incentive compensation and equity-based plans;

•	assist our Board in its oversight of the development, implementation and effectiveness of our policies and strategies relating to our human capital management function, including:

–	recruiting,

–	retention,

–	career development and progression,

–	management succession (other than that within the purview of the Corporate Governance and Nominating Committee), and

–	diversity and employment practices; and

•	prepare the Compensation Committee Report.

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In carrying out the responsibilities of our Compensation Committee, individual members of the Committee met multiple times with senior management during the year. In addition, Mr. Johnson frequently met or had discussions with our CFO and General Counsel. Our Compensation Committee held 13 meetings in 2010 (including three subcommittee meetings) as well as two meetings in early 2011 to discuss and make determinations regarding 2010 compensation.

Our Compensation Committee has for several years recognized the importance of using an independent consultant that provides services solely to the Committee and not to our firm. Our Compensation Committee continued to retain Semler Brossy Consulting Group LLC (Semler Brossy) as its independent compensation consultant in 2010. See Compensation Matters—Compensation Discussion and Analysis for a discussion of Semler Brossy’s assessment of our compensation program for Participating Managing Directors (PMDs).

Corporate Governance and Nominating Committee

Mr. Bryan chairs our Corporate Governance and Nominating Committee. Its primary purposes are to:

•	recommend individuals to our Board for nomination, election or appointment as members of our Board and its committees;

•	oversee the evaluation of the performance of our Board and our CEO;

•	review and concur in the succession plans for our CEO and other members of senior management;

•

take a leadership role in shaping our corporate governance, including developing, recommending to the Board and reviewing on an ongoing basis the corporate governance principles and practices that apply to Goldman Sachs; and

•	review periodically the form and amounts of director compensation and make recommendations to the Board with respect thereto.

In carrying out the responsibilities of our Corporate Governance and Nominating Committee, Mr. Bryan frequently met or had discussions with our CEO, Secretary to our Board and General Counsel. Our Corporate Governance and Nominating Committee met seven times in 2010.

Risk Committee

In September 2010, in light of market and regulatory developments, our Board created a separate Risk Committee consisting of all of our independent directors. Formerly, our Audit Committee had focused on the oversight of risk, along with its other responsibilities. Our Board determined that, although not yet required, it and our firm would benefit from having a Risk Committee separate from our Audit Committee, with a separate Chair who would be able to focus more specifically on risk-related issues and our firm’s risk management structure.

Mr. Friedman, who had previously been the Chair of our Audit Committee, chairs our Risk Committee. The primary purpose of our Risk Committee is to assist our Board in its oversight of our firm’s management of financial and operational risks, including market, credit and liquidity risk. In fulfilling its duties and responsibilities, our Risk Committee considers (as does each of the other standing committees of our Board), among other things, the potential effect of any matter on our reputation.

Our Risk Committee, among other things, reviews and discusses with management our firm’s capital plan, regulatory capital ratios and internal capital adequacy assessment process and the effectiveness of our financial and operational risk management policies and controls. In addition, Mr. Friedman, as the Chair of the Committee, frequently met or had discussions with our CFO and our General Counsel, as well as our CRO and other key risk management executives. Our Risk Committee held two meetings last year, following its formation in September 2010.

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Compensation Matters

Compensation Discussion and Analysis

Our Compensation Committee, which is comprised of all of our independent directors, determined the 2010 compensation of Mr. Blankfein, our CEO, Mr. Cohn, our President and Chief Operating Officer (COO), David A. Viniar, our CFO, J. Michael Evans, a Vice Chairman, Global Head of Growth Markets and Chairman of Goldman Sachs Asia, and John S. Weinberg, a Vice Chairman and Co-Head of Investment Banking (collectively, our Named Executive Officers (NEOs)).

2010 NEO Compensation Program

•	70% of the 2010 variable compensation paid to our NEOs was in the form of vested restricted stock units (RSUs), and the remainder was in cash.

•	Shares of Goldman Sachs common stock (Common Stock) underlying the RSUs (Shares at Risk) generally deliver in three equal installments in each of January 2012, January 2013 and January 2014.

•

Transfer restrictions apply to 50% of the gross number of Shares at Risk, which is determined prior to tax withholding. For our NEOs, because the withholding rate currently is close to 50%, transfer restrictions will apply to substantially all Shares at Risk delivered to them.

•	RSUs and Shares at Risk are subject to forfeiture or recapture by us. We added new forfeiture provisions in 2010 that are triggered upon significant deterioration of our firm’s financial condition.

•	All NEOs must retain 75% of the after-tax shares they receive as compensation for so long as they are NEOs (all other PMDs must retain at least 25% for so long as they are PMDs).

•	All NEOs (and other executive officers) are prohibited from hedging any shares of Common Stock, including those they can freely sell (all other PMDs may hedge only shares that they can freely sell).

•	None of our NEOs has an employment agreement that provides for severance or “golden parachute” payments.

•	2010 compensation for our PMDs, including our NEOs, was reduced by $320 million to make a charitable contribution to GS Gives, our donor advised fund.

2011 Developments

•

Our Compensation Committee adopted a Long-Term Performance Incentive Plan (LTIP) in December 2010 and awarded a deferred cash award under the LTIP to each of our NEOs in January 2011 that is earned only after a minimum of three years based on firmwide performance measures and individual performance over a period beginning with 2011. This award is separate from 2010 compensation.

•	The LTIP awards are subject to the same forfeiture and recapture provisions as the RSUs and Shares at Risk for the entire performance period.

•	The salaries of our NEOs were increased beginning in 2011. Before this adjustment, all of our NEOs had been receiving the same $600,000 salary since 1999, when we became a public company.

Please see below for further details on each of these elements of our NEO compensation.

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Our Compensation Philosophy

Our compensation philosophy and the objectives of our compensation program are reflected in our Compensation Principles, which guide our Compensation Committee in its review of compensation at our firm, including the Committee’s determination of NEO compensation. We have posted our Compensation Principles on our public website and also include them for your reference in Annex C to this Proxy Statement. We discuss below some of the key elements of our compensation philosophy.

Attracting and Retaining Talent. We understand the importance of hiring and retaining the very best people. Retention of talented employees is critical to executing our business strategy successfully. Compensation is, therefore, a key component of the costs we incur to generate our revenues, similar to cost of goods sold or manufacturing costs in other industries.

In determining the compensation of our NEOs and in reviewing generally the effectiveness of our compensation program for attracting and retaining talent, our Compensation Committee reviews the competitive market for talent. Our goal is always to be in a position to appoint our most senior executives from within our firm. We believe that our compensation program should incentivize our people both to continue to work at the firm and to aspire to senior executive roles. We are proud that our NEOs have an average tenure of 25 years with our firm, and that the members of our Management Committee (currently our 33 most senior executives, including our NEOs) have an average tenure of 20 years with our firm.

Maintaining Safety and Soundness. We recognize that it is fundamentally important for our compensation program to be consistent with the safety and soundness of our firm. Our CRO presents an annual risk report to our Compensation Committee to assist the Committee in its assessment of the effectiveness of our compensation program in addressing risk and, particularly, whether our program is consistent with regulatory guidance that financial services firms should ensure that variable compensation does not encourage imprudent risk-taking.

In the 2010 annual risk report, our CRO presented his view that our firm’s approach to the compensation process addresses regulator concerns regarding safety and soundness through a combination of:

(i)	tight controls on the allocation, utilization and overall management of risk-taking,

(ii)	comprehensive profit and loss and other management information which provides ongoing performance feedback,

(iii)	rigorous, multi-party performance assessments and compensation decisions, and

(iv)	a firmwide compensation structure that meets industry best practice standards, including significant equity proportions for high earners, long deferral/restriction periods, material retention requirements and clawback provisions (we discuss each of these elements of our compensation structure below).

We adopted comprehensive written policies and procedures governing the variable compensation process for our NEOs as well as certain other employees, including all of our PMDs, who, either individually or as part of a group, have the ability to expose us to material amounts of risk (Compensation Framework). Our Compensation Framework is designed to comply with applicable regulations and regulatory guidance on variable compensation and will be updated as appropriate for changes in such guidance and regulations. Our Compensation Framework seeks to achieve balance between risk and reward through, among other things, a robust up-front risk-adjustment process for assessing performance. Our Compensation Framework formalizes and documents the roles of our CFO, CRO, divisional compensation committees and others in the compensation process and also requires comprehensive monitoring of the implementation of our compensation process.

Different lines of our business have different risk profiles, and these are taken into account when determining compensation. These include credit, market, liquidity, investment and operational risks, as well as legal, compliance and reputational risks. Our CRO is involved in identifying relevant risks and performance metrics for each of our businesses. Further, to ensure the independence of our control function employees, compensation for those employees is not determined by individuals in revenue-producing positions.

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Prudent risk management is a hallmark of our firm’s culture, and sensitivity to risk and risk management are key elements in assessing employee performance. We require that each employee be evaluated annually as a part of our “360 degree” feedback process. This process reflects input regarding an array of performance measures from a number of employees, including those who are junior to the employee. The detailed performance evaluations include assessments of risk management, reputational judgment and compliance with firm policies, as well as teamwork, citizenship and communication.

Encouraging Long-Term Firmwide Focus. We believe that compensation should encourage a long-term, firmwide approach to performance and discourage imprudent risk-taking. Paying a significant portion of variable compensation to our senior employees in the form of equity-based compensation that delivers over time and is subject to forfeiture or recapture encourages a long-term, firmwide focus because its value is realized through long-term responsible behavior and the financial performance of our firm. We impose transfer restrictions, retention requirements and hedging policies to further align the interests of our senior employees with those of our shareholders. Our retention policies, coupled with our practice of paying our senior employees a significant portion of their variable compensation in the form of equity-based awards, leads to a considerable investment in our Common Stock over time. We believe that this investment advances our partnership culture of teamwork and stewardship of our firm.

As discussed above, we take into account risk in setting the amount and form of variable compensation for our employees. In addition, our compensation practices are sensitive to risk-taking outcomes because a significant portion of compensation is paid in the form of equity-based awards, the value of which moves up and down with the value of our Common Stock and which are subject to forfeiture or recapture, including for improper risk analysis.

For 2010, our PMDs received a significant portion of their variable compensation in the form of RSUs, with our NEOs receiving 70% of their 2010 variable compensation in RSUs. Shares at Risk generally deliver over a three-year period, even after employees leave our firm. In addition, a significant portion of the Shares at Risk are subject to transfer restrictions until January 2016, which generally continue following retirement. These deferred delivery schedules and transfer restrictions are consistent with awards granted to our PMDs for 2008 and 2009 compensation, although our NEOs did not receive any variable compensation for 2008.

As in prior years, all 2010 RSUs and all Shares at Risk are subject to a number of terms and conditions that could result in forfeiture or recapture. We also added new forfeiture provisions in 2010 that are triggered upon significant deterioration of our firm’s financial condition (see —Additional Details on our NEOs’ 2010 Compensation for more details on these provisions). In addition, Shares at Risk that are subject to transfer restrictions remain subject to forfeiture or recapture for certain events that occur after delivery through the end of the restricted period (i.e., January 2015 for 2009 awards and January 2016 for 2010 awards). These events include engaging in any conduct detrimental to our firm.

We require each of our CEO, CFO, COO and three Vice Chairmen, for so long as each holds such position, to retain sole beneficial ownership of a number of shares of Common Stock equal to at least 75% of the shares received (net of payment of any option exercise price and taxes) under our firm’s equity plans since becoming a senior executive. We impose a similar 25% retention requirement on our approximately 470 PMDs. The retention requirements are described in more detail in Beneficial Ownership—Beneficial Ownership of Directors and Executive Officers.

All of our employees are prohibited from hedging their equity-based awards or any shares of Common Stock delivered pursuant to equity-based awards that are subject to transfer restrictions or our retention requirements. All of our executive officers, including our NEOs, are prohibited from hedging any shares of our Common Stock, even shares they can freely sell. Our employees, other than our executive officers, may hedge only shares of Common Stock that they can otherwise sell. However, they may not enter into uncovered hedging transactions, may not “short” any shares of our Common Stock and may enter into transactions or otherwise make investment decisions with respect to our Common Stock only during applicable “window periods.”

Goldman Sachs	Proxy Statement for 2011 Annual Meeting of Shareholders	19

Reflecting Performance. We are committed to aligning compensation with performance. In order to do so, we look at the individual’s performance and the firm’s performance over the past year, as well as over the past several years. We believe that our senior leaders have responsibility for our overall performance and, as a result, our senior people have experienced more significant changes in their compensation year-over-year, particularly in periods when our net revenues have declined significantly. For example, for 2008, our top seven senior executives, including our NEOs, received no variable compensation.

We believe that multi-year guarantees should be avoided entirely to avoid misaligning compensation and performance, and guaranteed employment contracts should be used only in exceptional circumstances (for example, for certain new hires). None of our NEOs has an employment agreement that provides for severance or “golden parachute” payments.

Since we became a public company in 1999, various performance metrics, which are important measures of benefit to our shareholders, have significantly outpaced the growth of NEO compensation. Book value per share (BVPS), net revenues and earnings per share (EPS), have grown at an average compounded annual growth rate of 12%, while our NEO compensation (fixed and any variable compensation approved by our Compensation Committee with respect to each year) over the same period (1999-2010) has grown at a negative compounded annual growth rate of -1%. Our BVPS has surged over this period, growing at a compounded annual growth rate of 18%. Although our Compensation Committee did not use these specific comparisons in making compensation determinations, these historical trends illustrate our consistently strong financial performance as may be measured by our shareholders. The following chart illustrates these trends:

*The compound annual growth rate is calculated on an absolute basis. For information on how we calculate EPS, see Note 21 to our audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (2010 Annual Report on Form 10-K). For information on how we calculate BVPS, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Equity Capital—Other Capital Metrics” in our 2010 Annual Report on Form 10-K.

20	Goldman Sachs	Proxy Statement for 2011 Annual Meeting of Shareholders

2010 Compensation

Our Compensation Committee determined the form and amount of year-end variable compensation to be awarded to our NEOs for 2010, as set forth in the following table. The determinations of the amounts paid were not formulaic and were not based on specific firmwide or individual performance targets or objectives. We have also included for comparative purposes the compensation awarded to our NEOs for fiscal 2008 and fiscal 2009.

		Annual Compensation — $ Value
			Variable Compensation
Name and Principal Position	Year	Salary	Cash*	RSUs Deliverable as Shares at Risk**	Total	Equity as % of Variable Compensation
Lloyd C. Blankfein Chairman and CEO	2010	$600,000	$5,400,000	$12,600,000	$18,600,000	70
	2009	600,000	0	9,000,000	9,600,000	100
	2008	600,000	0	0	600,000	N/A
Gary D. Cohn President and COO	2010	600,000	5,400,000	12,600,000	18,600,000	70
	2009	600,000	0	9,000,000	9,600,000	100
	2008	600,000	0	0	600,000	N/A
David A. Viniar CFO	2010	600,000	5,400,000	12,600,000	18,600,000	70
	2009	600,000	0	9,000,000	9,600,000	100
	2008	600,000	0	0	600,000	N/A
J. Michael Evans Vice Chairman	2010	600,000	5,400,000	12,600,000	18,600,000	70
	2009	600,000	0	9,000,000	9,600,000	100
	2008	600,000	0	0	600,000	N/A
John S. Weinberg Vice Chairman	2010	600,000	5,400,000	12,600,000	18,600,000	70
	2009	600,000	0	9,000,000	9,600,000	100
	2008	600,000	0	0	600,000	N/A

*	Paid in January 2011.

**	The “RSUs Deliverable as Shares at Risk” amounts reflect the gross dollar amounts determined by our Compensation Committee. The grant date fair value of the 2010 award, which includes a liquidity discount to reflect transfer restrictions on Shares at Risk, for each NEO was approximately $10.71 million. In accordance with SEC rules, the 2010 Summary Compensation Table below does not include these amounts because they were not granted in 2010. Instead, the 2011 Summary Compensation Table to be included in our proxy statement for our 2012 Annual Meeting of Shareholders will include the grant date fair value of these awards for named executive officers in that proxy statement.

In determining the amount and form of compensation to be awarded to our NEOs, our Compensation Committee considered (i) our financial performance, including our financial performance over the past year and over the past several years, in each case relative to our core competitors (noted below), and an assessment of risk, (ii) the individual and collective performance of our NEOs, and (iii) in connection with our goal of attracting and retaining the best talent, the compensation levels and practices of other financial services firms. Our Compensation Committee also considered regulatory developments and the broader environment.

Financial Performance and Risk Assessment. Our performance over the last three-year period was strong, particularly in relation to our core competitors: Bank of America Corporation, Citigroup Inc., JPMorgan Chase & Co. and Morgan Stanley. While our performance in 2010 was not as strong as in 2009 due to difficult market conditions for much of the year, we continued to create value for our shareholders and prudently manage our firm from a risk perspective.

We generated net revenues of $39.16 billion and net earnings of $8.35 billion for 2010, despite the challenging operating environment. Our return on average common shareholders’ equity (ROE) was 11.5% for 2010, compared with an average of approximately 6.0% at our core competitors. Our ROE for 2010 was 13.1% excluding the impact of the U.K. bank payroll tax, the SEC settlement and the impairment of our NYSE Designated Market Maker rights, as described in Calculation of Adjusted Return on Average Common Shareholders’ Equity (ROE) in Annex D. BVPS increased by approximately 10% to $128.72 compared with the end of 2009. We continued to manage our capital conservatively. Our Tier 1 capital ratio, calculated in accordance with the Federal Reserve Board’s capital adequacy regulations currently applicable to bank holding companies (Basel I), was 16.0% as of December 31, 2010. Our excess liquidity (global core excess), which is a pool of unencumbered, highly liquid securities and cash instruments that is intended to allow us to meet immediate obligations during a liquidity crisis, was $175 billion as of December 31, 2010.

Goldman Sachs	Proxy Statement for 2011 Annual Meeting of Shareholders	21

In addition, we repurchased 25.3 million shares of our Common Stock during 2010, returning $4.16 billion to our shareholders. For more information on the calculation of these financial measures, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2010 Annual Report on Form 10-K.

Our Compensation Committee reviews with our CFO the following financial metrics and related growth rates in connection with making compensation decisions:

•	ROE;

•	Diluted EPS;

•	Net earnings;

•	Net revenues;

•	Compensation and benefits expense;

•	Ratio of compensation and benefits to net revenues; and

•	Non-compensation expense.

In addition, our Compensation Committee reviews with our CFO certain financial metrics for our core competitors, based on publicly announced results.

As discussed above, our CRO presented his annual risk report to our Compensation Committee. Semler Brossy also participated in this presentation. Our CRO concluded that our firm’s compensation program and policies are structured so that they do not encourage imprudent risk-taking. Our CRO also stated that he believed that there are no risks arising from such programs and policies that are reasonably likely to have a material adverse effect on our firm.

Individual Performance. All of our NEOs participated in our “360 degree” feedback process as part of their individual evaluations. The head of our HCM Division discussed with our Corporate Governance and Nominating Committee, which includes all of the members of our Compensation Committee, the results of this process for our CEO. In addition, our Compensation Committee met in executive session to discuss the performance of our CEO and each of the other NEOs. Our CEO submitted year-end variable compensation recommendations to the Committee for our other NEOs. Our CEO did not make recommendations about his own compensation.

Our NEOs’ performance in 2010 was exceptional, and they have shown outstanding leadership over the last few years. The recent economic challenges and broader regulatory changes affecting the industry place an even greater importance on teamwork among our NEOs, who continued in 2010 to operate very much as a team.

In 2008, we outperformed our core competitors due, in part, to the outstanding performance of our NEOs. However, in recognition of the broader environment, our NEOs proposed to our Compensation Committee that it not grant any of them year-end variable compensation for 2008. In 2009, we again outperformed our core competitors. All variable compensation received by our NEOs for 2009 was in RSUs. In 2010, we continued to create value for our shareholders.

Market for Talent. Our Compensation Committee spent a significant amount of time evaluating our existing NEO compensation program, comparing our plans to those of other financial services firms and examining alternatives. Consistent with past practice, our Compensation Committee asked Semler Brossy during 2010 to assess our compensation program for our PMDs, which includes our NEOs, and to identify the challenges and accompanying considerations that could inform compensation decisions for 2010. Semler Brossy provides services solely to our Compensation Committee and does not provide services in any capacity to our firm. In connection with its work for our Compensation Committee, Semler Brossy reviews the information provided to the Committee by our CFO, our HCM Division, and our firm’s compensation consultants. In its assessment of our compensation program for our PMDs, Semler Brossy confirmed that the program has been aligned with and is sensitive to corporate performance, contains features that reinforce significant alignment with shareholders and a long-term focus, and blends subjective assessment and policies in a way that addresses known and perceived risks. Semler Brossy also identified current challenges facing the PMD compensation program and outlined considerations for both 2010 compensation decisions and ongoing compensation program design. Semler Brossy did not recommend, and was not involved in determining, the amount of any NEO’s compensation.

22	Goldman Sachs	Proxy Statement for 2011 Annual Meeting of Shareholders

Our HCM Division assisted our Compensation Committee in the Committee’s review of compensation plans at other financial services firms by providing the Committee with information relating to compensation plan design and compensation levels for named executive officers and other senior employees at these firms. The firms for which information was provided were our core competitors plus American Express Company, Barclays Capital, Credit Suisse Group, Deutsche Bank Corporation, UBS AG and Wells Fargo & Company. This information was obtained from an analysis of public filings, except for information not covered by public filings, which was based on compensation surveys conducted by the MGMC unit of Towers Watson, on an unattributed basis. This information showed that our NEOs’ variable compensation levels for 2009, in particular CEO compensation, generally were less than the named executive officer compensation at most of these financial services firms.

The information relating to compensation plan design and levels for these financial services firms was useful to our Compensation Committee in connection with the Committee’s review and consideration of alternatives to our compensation arrangements, as well as the Committee’s decisions to increase the 2010 variable compensation of our NEOs over the amounts paid for 2009 and to increase the base salaries of our NEOs beginning in 2011.

Regulatory Developments. Throughout 2010, our senior management briefed our Compensation Committee on relevant regulatory developments. These included updates on compensation-related regulations and guidance issued by the Board of Governors of the U.S. Federal Reserve System (Federal Reserve Board) and other U.S. federal banking regulators, the Financial Stability Board, the United Kingdom Financial Services Authority and other regulators around the world. In addition, our senior management briefed our Compensation Committee on requests from regulators for information on, and meetings with regulators regarding, our firmwide compensation, including in connection with the Federal Reserve Board’s ongoing review of incentive compensation policies and practices of a number of financial services firms, including us.

Determinations regarding NEO compensation for 2010 were consistent with our Compensation Framework, which is designed to comply with applicable regulations and regulatory guidance on variable compensation.

In summary, our Compensation Committee determined to increase the variable compensation of our NEOs for 2010 over the amounts paid for 2009 because of our strong performance in 2010 and over the past several years on both an absolute level and in comparison to our core competitors and based on the compensation levels and practices with respect to the named executive officers of other financial services firms over the same period. This reflected the continued outstanding performance of our NEOs. The Committee determined based on the individual and collective performance and teamwork of our NEOs that their variable and total compensation would be the same for 2010. Consistent with regulatory guidance and our CRO’s annual risk report, and in recognition of the fact that our NEOs received no cash variable compensation for 2008 or 2009, the Committee determined that the appropriate balance of cash and equity-based compensation was to pay 70% of 2010 variable compensation in the form of equity-based compensation and the remainder in cash. We also reduced the 2010 compensation for all of our PMDs, including our NEOs, by $320 million to make a contribution to GS Gives, which we discuss further below.

Our Compensation Committee also determined to increase the fixed compensation of our NEOs through salary adjustments beginning in January 2011 and to differentiate the salaries paid to them. This enables us to have more balance between fixed and variable compensation, consistent with views expressed by regulators and the compensation practices of other financial services firms with respect to their named executive officers. Additionally, after a review of our compensation program and the compensation practices of other financial services firms, the Compensation Committee adopted the LTIP, which we discuss further below, although no grants were made under that plan in 2010.

Goldman Sachs	Proxy Statement for 2011 Annual Meeting of Shareholders	23

Additional Details on our NEOs’ 2010 Compensation

Restricted Stock Units and Shares at Risk. RSUs were vested at grant and generally provide for Shares at Risk to be delivered in three equal installments in each of January 2012, January 2013 and January 2014.

Each of these RSUs is an unfunded, unsecured promise by us to deliver a Share at Risk on a predetermined date. As a result, each of our NEOs becomes, economically, one of our long-term shareholders, with the same interests as our other shareholders. This economic interest results because the amount an NEO ultimately realizes from an RSU depends on the value of Common Stock when sold. Further, each vested RSU includes a “dividend equivalent right,” pursuant to which the holder of the RSU is entitled to receive an amount equal to any ordinary cash dividends paid to a shareholder of Common Stock at about the same time as those dividends are paid to our shareholders.

The number of RSUs awarded to each NEO for 2010 was determined by dividing the dollar value of the portion of the NEO’s year-end variable compensation payable in RSUs (i.e., 70%) by $161.31, which was the closing price-per-share of Common Stock on the NYSE on January 26, 2011, the grant date.

Transfer Restrictions. Transfer restrictions apply to 50% of the gross number of Shares at Risk, which is determined prior to tax withholding. For our NEOs, because the withholding rate currently is close to 50%, transfer restrictions will apply to substantially all Shares at Risk delivered to them. An NEO cannot sell, exchange, transfer, assign, pledge, hedge or otherwise dispose any of his RSUs or Shares at Risk that are subject to transfer restrictions until January 2016. Our Compensation Committee may permit limited exceptions to this restriction (e.g., gifts to immediate family members), provided that any Shares at Risk so transferred would continue to be subject to transfer restrictions until January 2016. Further, as stated above, our NEOs are required to retain 75% of the after-tax shares of Common Stock they receive as compensation for so long as they are NEOs, and are prohibited from hedging any shares of Common Stock, including those they can freely sell.

Forfeiture and Recapture Provisions. All RSUs and all Shares at Risk are subject to forfeiture or recapture by us, even after an NEO receives delivery of the Shares at Risk and transfer restrictions lapse. If we determine that Shares at Risk may be recaptured after delivery, we can require repayment to us of the fair market value of the shares when delivered (including those withheld to pay withholding taxes).

The RSUs and Shares at Risk provide for forfeiture or recapture if the NEO engaged during 2010 in improper risk analysis or failed to raise concerns sufficiently about risk which resulted in, or reasonably could be expected to result in, among other things, a material adverse impact on our firm or the broader financial system as a whole. For example, an NEO’s RSUs could be forfeited, and Shares at Risk recaptured, if during 2010 that NEO participated in the marketing of any product or service without appropriate consideration of the risk to our firm or the broader financial system as a whole. In addition, this year our Compensation Committee added additional forfeiture provisions in RSUs granted to all Management Committee members, including NEOs. Under these new provisions, RSUs also are subject to forfeiture until delivery of the underlying Shares at Risk if our firm is determined by bank regulators to be “in default” or “in danger of default” as defined under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or fails to maintain for 90 consecutive business days the required “minimum tier 1 capital ratio” (as defined under Federal Reserve Board regulations).

An NEO may forfeit all RSUs if he engages in conduct constituting “cause” prior to delivery of the underlying Shares at Risk. We may recapture Shares at Risk subject to transfer restrictions if an NEO engages in such conduct at any time through January 2016. “Cause” includes, among other things, any material violation of any firm policy; any act or statement that negatively reflects on our name, reputation or business interests; and any conduct detrimental to our firm.

Finally, an NEO may forfeit all RSUs if he becomes associated with a “competitive enterprise” during 2011; two-thirds if he becomes associated with a “competitive enterprise” during 2012; and one-third if he becomes associated with a “competitive enterprise” during 2013. See —Potential Payments Upon Termination or Change-in-Control for further details on the meaning of “cause” and “competitive enterprise.”

24	Goldman Sachs	Proxy Statement for 2011 Annual Meeting of Shareholders

Treatment upon Termination or Change-in-Control. As a general matter, delivery schedules are not accelerated, and transfer restrictions are not removed, when an NEO leaves our firm. The limited exceptions include death and departure for “conflicted employment.” In addition, a change-in-control alone is not sufficient to trigger acceleration of any deliveries or removal of transfer restrictions. See —Potential Payments Upon Termination or Change-in-Control for further details on the treatment of RSUs and Shares at Risk upon termination of employment or a change in control and on the meaning of “conflicted employment.”

Qualified Retirement Benefits. Each of our NEOs participates in the Goldman Sachs 401(k) Plan (401(k) Plan), which is our tax-qualified retirement plan available to all of our U.S. employees. Our NEOs are eligible to make pre-tax, and/or “Roth” after-tax, contributions to our 401(k) Plan and receive a dollar-for-dollar matching contribution from us on the amount they contribute, up to a maximum of $9,800. For 2010, each of our NEOs received a matching contribution of $9,800.

Perquisites and Other Benefits. Our NEOs received in 2010 certain benefits that are considered “perquisites” required to be disclosed as part of their compensation. While our Compensation Committee was provided with the estimated value of these items, it determined, as in prior years, not to give these amounts significant consideration in determining our NEOs’ 2010 compensation.

We provide each of our NEOs with a car and driver for security purposes. We also offer our NEOs tax counseling services, generally provided or arranged by our subsidiary, The Ayco Company, L.P. (Ayco), to assist them with tax and regulatory compliance and to provide them with more time to focus on the needs of our business. At our request, Mr. Evans previously relocated to our Hong Kong office. For a portion of 2010, before relocating back to New York, he received international assignment benefits and tax payments. Our PMDs, including our NEOs, participate in our executive medical and dental program and receive executive life insurance and long-term disability insurance coverage. Our NEOs also are eligible for a retiree health care program and receive certain other perquisites, some of which have no incremental cost to us. See “All Other Compensation” and footnote (c) in —Executive Compensation—2010 Summary Compensation Table.

GS Gives

We established GS Gives, our donor advised fund, in order to coordinate, facilitate and encourage global philanthropy by our PMDs. Since 2009, we have contributed a portion of annual PMD compensation to the fund, and asked our PMDs to provide us with recommendations of not-for-profit organizations that should receive donations. These recommendations help to ensure that GS Gives invests in a diverse group of charities that improve the lives of people in communities where we work and live. GS Gives focuses on underserved communities, and we encourage our PMDs to direct grants to organizations consistent with one of four thematic pillars:

•	building and stabilizing communities,

•	increasing educational opportunities,

•	creating jobs and economic growth, and

•	honoring service and veterans.

We reduced the 2009 compensation for our PMDs, including our NEOs, by $500 million in order to make a contribution to GS Gives. During 2010, GS Gives accepted the recommendations of 365 current and retired PMDs and contributed over $200 million to 1,203 non-profit organizations around the world. GS Gives underscores our firm’s commitment to philanthropy through diversified and impactful giving at a time when non-profit organizations need it most. The amounts donated in 2010 by GS Gives based on our NEOs’ recommendations were approximately: Mr. Blankfein – $3.0 million; Mr. Cohn – $3.4 million; Mr. Viniar – $3.7 million; Mr. Evans – $3.2 million; and Mr. Weinberg – $3.6 million.

This year, we reduced the 2010 compensation for our PMDs, including our NEOs, by $320 million in order to make a contribution to GS Gives.

GS Gives undertakes diligence procedures for each donation and has no obligation to follow recommendations made by our PMDs.

Goldman Sachs	Proxy Statement for 2011 Annual Meeting of Shareholders	25

Changes to NEO Compensation Beginning in 2011

Long-Term Performance Incentive Plan. Our Compensation Committee adopted an LTIP in December 2010 that allows the Committee to award compensation based on specified performance metrics. Our firm’s performance in 2010 and over the last three years, as well as our recent performance relative to peers (listed under the table below), informed the thresholds of the LTIP awards granted to our NEOs in January 2011. Both the performance metrics and thresholds of these awards, which represent strong relative performance, are meant to provide an appropriate focus on long-term shareholder returns. Subject to Compensation Committee discretion, under the terms of the awards our NEOs will be rewarded for generating strong shareholder returns over a forward-looking period but, if our firm generates low or negative returns, they will not realize any compensation under these awards.

The LTIP is intended to supplement our existing compensation program, and, consistent with our compensation philosophy, to further align incentive compensation with long-term performance in a manner that does not encourage imprudent risk taking. Our CRO and Semler Brossy provided input in the design of the LTIP and reviewed the key terms of the NEO awards we describe below. Our Compensation Committee reviewed information on long-term incentive plans at American Express Company, Barclays Capital, Citigroup, Inc., Credit Suisse Group, Deutsche Bank Corporation, Morgan Stanley, UBS AG and Wells Fargo Company, based on publicly available information.

As described above, our Compensation Committee determined in January 2011 to award to each of our NEOs a deferred cash award under the LTIP that is tied to future performance. The initial performance period is three years beginning in 2011, and our Compensation Committee may determine, by the end of 2012, to extend the period for up to another five years through the end of 2018. In such case, the same measures we describe below would continue to apply unless our Compensation Committee determines otherwise. The award for each NEO has an initial notional value of $7 million; this notional balance increases and decreases by an amount equal to our ROE for each year during the performance period. (See below for details on how we calculate ROE under the awards.) Amounts are only earned based on firmwide performance measures and individual performance as described below, and no balances are paid until after completion of the performance period (e.g., January 2014, or, if the period is extended five years, January 2019). There is no continuing service requirement under the award; however, upon termination of employment for any reason, including retirement, payments generally are not accelerated and performance measures generally continue to apply.

Forfeiture and recapture provisions. The LTIP awards are subject to the same forfeiture and recapture provisions as the RSUs and Shares at Risk (described above) for the entire performance period. In addition, if our Compensation Committee determines that the payment was based on materially inaccurate financial statements or performance criteria, we may require the NEO to repay to us the value of the award as of the payment date.

Firmwide performance. The initial notional value of the award will be adjusted upward or downward by an amount equal to our “annual ROE” for 2011. This adjusted notional value will be further adjusted as of the end of each subsequent year during the performance period by an amount equal to our “annual ROE” for such year. At the end of the performance period, we calculate our “average ROE” and “average increase in BVPS” over the entire performance period. The adjusted notional value as of the end of the performance period is further adjusted by a multiplier based 50% on average ROE and 50% on average increase in BVPS as set forth in the below table. No amounts are earned based on achieving a certain ROE or BVPS for any one year, and negative returns in any year will offset positive returns during the performance period.

Payout*	Average ROE Over Performance Period (Applies to 50% of Notional Value at End of Performance Period)	Average Increase in BVPS Over Performance Period (Applies to 50% of Notional Value at End of Performance Period)
Zero	<5%	<2%
50%	5%	2%
100%	10%	7%
150%	≥15%	≥12%

* Payout is scaled if results are between specified percentages.

In determining the above metrics, our Compensation Committee reviewed, among other things, information on ROE and increase in BVPS for the past two years at our firm and at each of our core competitors plus Barclays Capital, Credit Suisse Group, Deutsche Bank Corporation and UBS AG (individually and as a group), based on publicly available information.

26	Goldman Sachs	Proxy Statement for 2011 Annual Meeting of Shareholders

Individual performance. Our Compensation Committee may determine in its sole discretion, based on its assessment of an individual NEO’s performance, to adjust the amounts that may be paid out under this award to each NEO. Our Compensation Committee may determine based on an NEO’s individual performance that no amount is payable under the award. The total amount paid under an award will in no event exceed 150% of the amount that would have been payable following the calculations described above.

For purposes of the calculations above:

“Annual ROE” is computed by dividing net earnings applicable to common shareholders by average monthly common shareholders’ equity. Annual ROE will be adjusted for the after-tax effects of amounts that would be excluded from “Pre-Tax Earnings” under The Goldman Sachs Amended and Restated Restricted Partner Compensation Plan (RPCP), which is a compensation plan in which all of our NEOs participate. See Exhibit 10.2 of our 2010 Annual Report on Form 10-K for a copy of this Plan.

“Average ROE” is the average of the “annual ROE” for each year during the performance period.

“Average Increase in BVPS” is the average of the annual increases in our firm’s book value per common share for each year during the performance period.

Our Compensation Committee may determine, in its sole discretion, if particular events or transactions will be included or excluded from the calculation of the performance measures; pursuant to the terms of the January 2011 awards, the redemption of our 10% Cumulative Perpetual Preferred Stock, Series G (Series G Preferred Shares) (as described in Certain Relationships and Related Transactions), will be treated as if it occurred prior to the start of the performance period.

Base Salaries. Our Compensation Committee periodically reviews whether annual salary levels are appropriate. In connection with its review, our Compensation Committee, consistent with our compensation philosophy, determined to increase beginning in 2011 the base salary for Mr. Blankfein to $2 million and for Mr. Cohn, Mr. Viniar, Mr. Evans and Mr. Weinberg, to $1.85 million. Prior to this increase, each had been receiving the same salary since 1999, when we became a public company.

Goldman Sachs	Proxy Statement for 2011 Annual Meeting of Shareholders	27

Executive Compensation

The following tables include compensation information for our NEOs for the last three years. For a discussion of 2010 NEO compensation, please read Compensation Discussion and Analysis above.

The 2010 Summary Compensation Table below sets forth compensation information for our NEOs relating to fiscal 2010, fiscal 2009, the one-month transition period ended December 26, 2008 (December 2008), and fiscal 2008, as applicable. We were required to change our fiscal year-end from November to December in 2008 because we became a bank holding company, which resulted in a one-month transition period that began on November 29, 2008 and ended on December 26, 2008. Fiscal 2009 began on December 27, 2008 and ended on December 31, 2009. Beginning in 2010, our fiscal year is the calendar year.

Pursuant to SEC rules, the 2010 Summary Compensation Table is required to include for a particular fiscal year only those RSUs and options to purchase Common Stock (Options) granted during that year, rather than awards granted after year-end, even if awarded for services in that year. SEC rules require disclosure of cash variable compensation to be included in the year earned, even if payment is made after year-end. Generally, we grant equity awards and pay any cash variable compensation for a particular year shortly after that year-end. As a result, equity awards and cash variable compensation are disclosed in each row of the table as follows:

•

2010. Equity awards for fiscal 2010 are excluded because they were granted in January 2011. See —Compensation Discussion and Analysis for a discussion of these equity awards. Equity awards for fiscal 2009 are included under “Stock Awards” because they were granted in February 2010. Cash variable compensation for fiscal 2010 is included under “Bonus”;

•

2009. There are no amounts under “Stock Awards” because our NEOs were not granted equity awards in fiscal 2009 (they received no variable compensation for fiscal 2008). Equity awards for fiscal 2009 are excluded because they were granted in 2010 and are in the 2010 row as noted above. There are no amounts under “Bonus” because our NEOs did not receive any cash variable compensation for fiscal 2009;

•

2008. Equity awards for fiscal 2007 are included under “Stock Awards” because they were granted in fiscal 2008 (except for the RSUs for fiscal 2007 granted to Mr. Evans, which were granted in fiscal 2007 and thus are not included in the table). There are no amounts under “Bonus” because our NEOs did not receive any cash variable compensation for fiscal 2008; and

•	December 2008. No amounts are included because no equity awards were granted in December 2008 and no cash variable compensation was paid for services in this period.

28	Goldman Sachs	Proxy Statement for 2011 Annual Meeting of Shareholders

2010 Summary Compensation Table

As described above and in the applicable footnote in the table below, the amounts included as “Stock Awards” for 2010 in the following table relate to RSUs granted in February 2010 for services in fiscal 2009. For a discussion of the 2010 equity-based compensation awarded to our NEOs in January 2011, you should read Compensation Discussion and Analysis above.

Name and Principal Position	Year	Salary	Bonus	Stock Awards (a)	Option Awards (b)	Change in Pension Value	All Other Compensation (c)	Total
Lloyd C. Blankfein Chairman and CEO	2010	$600,000	$5,400,000	$7,650,013	$0	$2,343	$464,067	$14,116,423
	2009	$600,000	$0	$0	$0	$—	$425,814	$1,025,814
	Dec. 2008	$50,000	$0	$0	$0	$5,794	$15,974	$71,768
	2008	$600,000	$0	$23,670,515	$16,440,188	$—	$235,943	$40,946,646
Gary D. Cohn President and COO	2010	$600,000	$5,400,000	$7,650,013	$0	$501	$212,913	$13,863,427
	2009	$600,000	$0	$0	$0	$—	$324,572	$924,572
	Dec. 2008	$50,000	$0	$0	$0	$1,384	$11,459	$62,843
	2008	$600,000	$0	$23,334,671	$16,200,096	$—	$163,841	$40,298,608
David A. Viniar CFO	2010	$600,000	$5,400,000	$7,650,013	$0	$4,652	$303,346	$13,958,011
	2009	$600,000	$0	$0	$0	$—	$345,978	$945,978
	Dec. 2008	$50,000	$0	$0	$0	$11,717	$14,197	$75,914
	2008	$600,000	$0	$19,976,648	$13,800,195	$—	$222,492	$34,599,335
J. Michael Evans Vice Chairman	2010	$600,000	$5,400,000	$7,650,013	$0	$330	$277,165	$13,927,508
	2009	$600,000	$0	$0	$0	$—	$1,024,448	$1,624,448
	Dec. 2008	$50,000	$0	$0	$0	$868	$31,918	$82,786
	2008	$600,000	$0	$666,787	$13,853,073	$—	$2,250,850	$17,370,710
John S. Weinberg* Vice Chairman	2010	$600,000	$5,400,000	$7,650,013	$0	$2,211	$158,511	$13,810,735
	2009	$600,000	$0	$0	$0	$—	$132,540	$732,540

*	Not an NEO in fiscal 2008.

(a)	Amounts included for fiscal 2010 represent the grant date fair value of RSUs granted on February 5, 2010 for services in fiscal 2009 (2009 Year-End RSUs), in accordance with Financial Accounting Standards Board’s Accounting Standards Codification 718 Compensation – Stock Compensation (ASC 718). Grant date fair value for 2009 Year-End RSUs is determined based on the closing price-per-share of Common Stock on the NYSE on the date of grant ($154.16) and includes a 15.0% liquidity discount to reflect the transfer restrictions on the Common Stock underlying the 2009 Year-End RSUs. No stock awards were granted to our NEOs during fiscal 2009 or December 2008. Amounts included for fiscal 2008 represent the grant date fair value of RSUs granted on December 19, 2007 for services in fiscal 2007 (2007 Year-End RSUs) and Discount RSUs granted under our Discount Stock Program on December 19, 2007 (2007 Discount RSUs), in each case in accordance with ASC 718, except that for Mr. Evans, the amount for fiscal 2008 includes only 2007 Discount RSUs because his 2007 Year-End RSUs were granted during fiscal 2007 and thus are not permitted to be included above. Grant date fair value for 2007 Year-End RSUs and 2007 Discount RSUs is determined based on the closing price-per-share of Common Stock on the NYSE on the date of grant ($204.16).

(b)	No Options were granted to our NEOs during fiscal 2010, fiscal 2009 or December 2008. Amounts included for fiscal 2008 represent the grant date fair value of Options granted on December 19, 2007 for services in fiscal 2007 (2007 Year-End Options), in accordance with ASC 718. The exercise price of each 2007 Year-End Option ($204.16) is equal to the closing price-per-share of Common Stock on the NYSE on the date of grant. For a discussion of the calculation of the grant date fair value of the 2007 Year-End Options, see Note 14 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended November 28, 2008.

Goldman Sachs	Proxy Statement for 2011 Annual Meeting of Shareholders	29

(c)	The charts and narrative below describe the benefits and perquisites for fiscal 2010 contained in the “All Other Compensation” column above.

Name	401(k) Matching Contribution	Term Life Insurance Premium	Executive Medical and Dental Plan Premium Payments	Long-Term Disability Insurance Premium	Executive Life Premium
Mr. Blankfein	$9,800	$113	$62,020	$893	$18,696
Mr. Cohn	$9,800	$113	$62,020	$893	$9,614
Mr. Viniar	$9,800	$113	$62,020	$893	$14,081
Mr. Evans	$9,800	$113	$55,635	$893	$13,035
Mr. Weinberg	$9,800	$113	$62,020	$893	$13,514

Name	Benefits and Tax Counseling Services*	Car**	International Assignment Benefits***	Tax Payments****
Mr. Blankfein	$57,278	$185,110	$—	$—
Mr. Cohn	$60,933	$68,348	$—	$—
Mr. Viniar	$47,745	$93,805	$—	$—
Mr. Evans	$76,430	$22,423	$51,189	$46,064
Mr. Weinberg	$59,780	$11,757	$—	$—

*	Amounts reflect the incremental cost to us of benefits and tax counseling services provided or arranged by Ayco or provided by another third-party provider. For services provided by Ayco, cost is determined based on the number of hours of service provided by, and compensation paid to, individual service providers. For services provided by others, amounts are payments to such other providers or payments to Ayco for third-party services arranged by Ayco.

**	Amounts reflect the incremental cost to us attributable to commuting and other non-business use. We provide each of our NEOs with a car and driver for security purposes. For Mr. Evans, a portion of the amount reflects payments to a third-party car service and has been converted from Hong Kong dollars into U.S. dollars at an exchange rate of 7.7682 Hong Kong dollars per U.S. dollar, which was the average rate in fiscal 2010 (Hong Kong dollar exchange rate). For the others and the remainder of Mr. Evans’ amounts, the cost of providing a car is determined on an annual basis (pro rated as applicable) and includes driver compensation, annual car lease or car rental fees (as applicable) and insurance cost as well as miscellaneous variable expenses, including fuel, car maintenance, parking and tolls.

***	At our request, Mr. Evans had been on assignment in our Hong Kong office, and he received international assignment benefits in fiscal 2010. A portion of the amounts shown have been converted from Hong Kong dollars into U.S. dollars at the Hong Kong dollar exchange rate. Mr. Evans returned to our New York office during fiscal 2010.

****	Consists of tax reimbursements in connection with Mr. Evans’ international assignment in fiscal 2010 and fiscal 2009. These payments were made to cover certain taxes over and above those that Mr. Evans would have incurred if he had not relocated overseas at our request.

Also included in the “All Other Compensation” column are other amounts reflecting the incremental cost to us of providing security services (which, in the case of Mr. Blankfein and Mr. Viniar, were $128,676 and $73,390, respectively), in-office meals and our identity theft safeguards program for U.S. PMDs.

We provide to our NEOs, at no incremental out-of-pocket cost to our firm, waived or reduced fees and overrides in connection with investments in certain funds managed or sponsored by Goldman Sachs and certain negotiated discounts with third-party vendors, in each case on the same terms as are provided to other PMDs.

We make available to our NEOs for business use private aircraft from third-party vendors. Our policy is not to permit personal use of such aircraft by our NEOs. In the limited instances when an NEO brings a personal guest as a passenger on a business-related flight, the NEO pays us an amount equal to the greater of: (a) the aggregate incremental cost to us of the usage by such guest; and (b) the price of a first-class commercial airline ticket for the same trip.

30	Goldman Sachs	Proxy Statement for 2011 Annual Meeting of Shareholders

2010 Grants of Plan-Based Awards

The awards included in this table are 2009 Year-End RSUs as required by SEC rules.

The following table sets forth plan-based awards granted in early 2010 for services in fiscal 2009. In accordance with SEC rules, the table does not include awards granted in January 2011. See —Compensation Discussion and Analysis—Additional Details on Our NEOs’ 2010 Compensation—Restricted Stock Units and Shares at Risk for a discussion of the January 2011 grants.

Name	Grant Date				All Other Stock Awards: Number of Shares of Stock or Units (#)(a)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (b)

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards
		Threshold ($)	Target ($)	Maximum ($)
Lloyd C. Blankfein	2/5/2010	—	—	—	58,381	—	—	$7,650,013
Gary D. Cohn	2/5/2010	—	—	—	58,381	—	—	$7,650,013
David A. Viniar	2/5/2010	—	—	—	58,381	—	—	$7,650,013
J. Michael Evans	2/5/2010	—	—	—	58,381	—	—	$7,650,013
John S. Weinberg	2/5/2010	—	—	—	58,381	—	—	$7,650,013

(a)	Consists of 2009 Year-End RSUs. See —2010 Non-Qualified Deferred Compensation and —Potential Payments Upon Termination or Change-in-Control for additional information on the 2009 Year-End RSUs.

(b)	In accordance with ASC 718, determined based on the closing price-per-share of our Common Stock on the NYSE on the date of grant ($154.16) and includes a liquidity discount to reflect the transfer restrictions on the Common Stock underlying the 2009 Year-End RSUs.

Goldman Sachs	Proxy Statement for 2011 Annual Meeting of Shareholders	31

2010 Outstanding Equity Awards at Fiscal Year-End

No Options have been granted to our NEOs since December 2007.

The following table sets forth outstanding unexercised Options held by each NEO as of December 31, 2010.

	Option Awards					Stock Awards
Name	Option Award Year	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (a)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Lloyd C. Blankfein	2007	—	322,104	$204.16	11/24/2017	—	$ —
	2006	209,228	—	$199.84	11/25/2016
	2005	218,872	—	$131.64	11/27/2015
	2002	137,670	—	$78.87	11/30/2012
	2001	180,676	—	$91.61	11/25/2011
Gary D. Cohn	2007	—	317,400	$204.16	11/24/2017	—	$ —
	2006	205,228	—	$199.84	11/25/2016
	2005	253,816	—	$131.64	11/27/2015
	2002	130,425	—	$78.87	11/30/2012
	2001	165,137	—	$91.61	11/25/2011
David A. Viniar	2007	—	270,380	$204.16	11/24/2017	—	$ —
	2006	153,184	—	$199.84	11/25/2016
	2005	135,312	—	$131.64	11/27/2015
	2002	50,751	—	$78.87	11/30/2012
	2001	99,872	—	$91.61	11/25/2011
J. Michael Evans	2007	—	271,416	$204.16	11/24/2017	—	$ —
	2006	201,224	—	$199.84	11/25/2016
	2005	171,772	—	$131.64	11/27/2015
	2002	60,408	—	$78.87	11/30/2012
	2001	112,303	—	$91.61	11/25/2011
John S. Weinberg	2007	—	149,944	$204.16	11/24/2017	—	$ —
	2006	121,160	—	$199.84	11/25/2016
	2005	117,080	—	$131.64	11/27/2015
	2002	41,094	—	$78.87	11/30/2012
	2001	93,656	—	$91.61	11/25/2011

(a)	2007 Year-End Options became exercisable in January 2011. Shares received on exercise of 2007 Year-End Options will not be transferable until January 2013. See —Potential Payments Upon Termination or Change-in-Control below for details on treatment of the Options upon termination of employment.

32	Goldman Sachs	Proxy Statement for 2011 Annual Meeting of Shareholders

2010 Option Exercises and Stock Vested

The following table sets forth information regarding the exercise in 2010 of Options granted in November 2000 that would have expired in November 2010. The table also sets forth the value of the awards held by our NEOs that vested during fiscal 2010.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (a)	Number of Shares Acquired on Vesting (#) (b)	Value Realized on Vesting ($) (c)
Lloyd C. Blankfein	90,681	$6,018,951	60,014	$9,258,388
Gary D. Cohn	73,653	$4,888,718	60,014	$9,258,388
David A. Viniar	67,326	$4,468,763	60,014	$9,258,388
J. Michael Evans	—	$—	60,014	$9,258,388
John S. Weinberg	57,915	$3,844,108	60,014	$9,258,388

(a)	Values were determined by multiplying the number of shares of Common Stock underlying the Options by the difference between the closing price per-share of our Common Stock on the NYSE on the exercise date ($149.25) and the exercise price of the Options ($82.875).

(b)	Includes shares of Common Stock underlying 2009 Year-End RSUs, which were vested upon grant. One-third of these shares were delivered in January 2011, and one-third are deliverable in each of January 2012 and 2013. Substantially all of the shares of Common Stock underlying the 2009 Year-End RSUs are subject to transfer restrictions until January 2015. Also includes 2007 Discount RSUs that vested on November 26, 2010 and were delivered in January 2011.

(c)	Values were determined by multiplying the aggregate number of RSUs by the closing price-per-share of Common Stock on the NYSE on February 5, 2010, the grant date (in the case of 2009 Year-End RSUs) or November 26, 2010, the vesting date (in the case of 2007 Discount RSUs). In accordance with SEC rules the —2010 Summary Compensation Table and —2010 Grants of Plan-Based Awards above include the grant date fair value of the 2009 Year-End RSUs, which includes a liquidity discount to reflect the transfer restrictions on these awards.

2010 Pension Benefits

The following table sets forth pension benefit information as of December 31, 2010. The Goldman Sachs Employees’ Pension Plan (GS Pension Plan) was frozen November 27, 2004. No NEO has participated in our GS Pension Plan since November 30, 1995.

Name	Plan Name	Number of Years Credited Service (#) (a)	Present Value of Accumulated Benefit ($) (b)	Payments During Last Fiscal Year ($)
Lloyd C. Blankfein	GS Pension Plan	3	$ 25,226	—
Gary D. Cohn	GS Pension Plan	1	$ 4,738	—
David A. Viniar	GS Pension Plan	6	$ 49,101	—
J. Michael Evans	GS Pension Plan	1	$ 3,332	—
John S. Weinberg	GS Pension Plan	3	$ 22,525	—

(a)	Our U.S. employees, including each NEO, were credited for service for each year employed by us while eligible to participate in our GS Pension Plan.

(b)	Prior to being frozen, our GS Pension Plan provided an annual benefit equal to between 1% and 2% of the first $75,000 of the participant’s compensation for each year of credited service under our GS Pension Plan. The normal form of payment is a single life annuity for single participants and an actuarially equivalent 50% joint and survivor annuity for married participants. The present values shown in this column were determined using the following assumptions: payment of a single life annuity following retirement at normal retirement age (age 65); a 5.5% discount rate; and mortality estimates based on the RP-2000 white collar fully generational mortality table, with adjustments to reflect continued improvements in mortality. Our GS Pension Plan provides for early retirement benefits in some cases, and all of our NEOs are eligible for such early retirement benefits.

For a description of our 401(k) Plan, our tax-qualified defined contribution plan, see —Compensation Discussion and Analysis—Additional Details on Our NEOs’ 2010 Compensation—Qualified Retirement Benefits.

Goldman Sachs	Proxy Statement for 2011 Annual Meeting of Shareholders	33

2010 Non-Qualified Deferred Compensation

This table includes information for each NEO, as applicable, regarding:

•	2006, 2007 and 2009 Year-End RSUs;

•	2006 and 2007 Discount RSUs; and

•	Our Non-Qualified Deferred Compensation Plan (NQDC Plan), which was terminated in December 2008.

The following table sets forth information with respect to (i) vested RSUs granted for services in prior fiscal years and for which the underlying shares of Common Stock had not yet been delivered as of the beginning of fiscal 2010, (ii) 2007 Discount RSUs that vested in fiscal 2010 and (iii) our NQDC Plan, which was terminated in December 2008.

The “Vested and Undelivered RSUs” generally were awarded for services in fiscal 2009, fiscal 2007 and fiscal 2006. RSUs generally are not transferable.

•	Amounts shown as “Registrant Contributions” represent the 2009 Year-End RSUs, which were vested at grant, and 2007 Discount RSUs that vested in November 2010;

•

Amounts shown as “Aggregate Earnings” reflect the change in market value of the shares of Common Stock underlying vested but undelivered RSUs, as well as dividend equivalents earned, during fiscal 2010; and

•	Amounts shown as “Aggregate Withdrawals/Distributions” reflect the value of shares of Common Stock underlying RSUs that were delivered, as well as dividend equivalents paid, during fiscal 2010.

Prior to termination of our NQDC Plan, each participant was permitted to elect to defer up to $1 million of his or her year-end cash variable compensation for up to the later of (i) 10 years or (ii) six months after termination of employment. Amounts deferred under our NQDC Plan generally are not forfeitable and were adjusted based on the performance of certain available “notional investments” selected by each participant. Distributions from our NQDC Plan to each of our NEOs will be made in lump sum cash payments and will commence no earlier than 2016. Our NEOs are not subject to U.S. federal income tax on amounts that they deferred or on any “notional investment” earnings until those amounts are distributed to them, and we do not take a tax deduction on these amounts until they are distributed. For accounting purposes, we recognized as a compensation expense the amounts deferred under these plans in the year in which they were deferred.

Name	Plan or Award	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year (a)	Aggregate Earnings in Last Fiscal Year (b)	Aggregate Withdrawals/ Distributions in Last Fiscal Year (c)	Aggregate Balance at Fiscal Year End (d)
Lloyd C. Blankfein	Vested and Undelivered RSUs	—	$ 9,258,388	$(79,803)	$ 12,296,061	$29,313,988
	NQDC Plan	—	—	$(151,785)	—	$1,279,356(e)(f)
Gary D. Cohn	Vested and Undelivered RSUs	—	$ 9,258,388	$(60,363)	$ 12,063,147	$29,037,364
	NQDC Plan	—	—	$(48,430)	—	$2,601,729(f)(g)
David A. Viniar	Vested and Undelivered RSUs	—	$ 9,258,388	$195,930	$ 9,041,877	$26,271,469
	NQDC Plan	—	—	$72,421	—	$1,811,839(f)(g)
J. Michael Evans	Vested and Undelivered RSUs	—	$ 9,258,388	$793,176	$ 1,528,767	$11,417,728
	NQDC Plan	—	—	—	—	—
John S. Weinberg	Vested and Undelivered RSUs	—	$ 9,258,388	$330,585	$ 7,138,013	$19,186,888
	NQDC Plan	—	—	$80,165	—	$2,635,782(f)

(a)	Registrant contributions represent the market value of the underlying Common Stock upon grant of 2009 Year-End RSUs and the market value of the underlying Common Stock upon vesting of 2007 Discount RSUs. In accordance with SEC rules the —2010 Summary Compensation Table and —2010 Grants of Plan-Based Awards above include the grant date fair value of the 2009 Year-End RSUs, which includes a liquidity discount to reflect the transfer restrictions on these awards. The market values were determined by multiplying the aggregate number of RSUs by the closing price-per-share of Common Stock on the NYSE on the grant date (in the case of 2009 Year-End RSUs) or November 26, 2010 (in the case of 2007 Discount RSUs).

34	Goldman Sachs	Proxy Statement for 2011 Annual Meeting of Shareholders

(b)	Aggregate earnings with respect to vested and undelivered RSUs include changes in the market value of the shares of Common Stock underlying vested but undelivered RSUs. In addition, each RSU includes a dividend equivalent right, pursuant to which the holder is entitled to receive an amount equal to any ordinary cash dividends paid to the holder of a share of Common Stock approximately when those dividends are paid to shareholders. Amounts paid on vested but undelivered RSUs during fiscal 2010 pursuant to dividend equivalent rights also are included. The vested and undelivered RSUs included in these amounts and their delivery dates are as follows:

Vested and Undelivered RSUs	Delivery
2009 Year-End RSUs	One-third delivered in January 2011; one-third deliverable in each of January 2012 and 2013
2007 Year-End RSUs	Delivered (January 2011)
2007 Discount RSUs	Delivered (January 2011)
2006 Year-End RSUs	Delivered (January 2010)
2006 Discount RSUs*	Delivered (January 2010)

* In the case of Mr. Evans only.

Delivery of shares of Common Stock underlying RSUs may be accelerated in certain limited circumstances (e.g., in the event that the holder of the RSU dies or leaves us to accept a governmental position where retention of the RSU would create a conflict of interest). See —Potential Payments Upon Termination or Change-in-Control for treatment of the RSUs upon termination of employment.

With respect to our NQDC Plan, NEO account balances under our NQDC Plan were adjusted to reflect gains (or losses) based on the performance of certain “notional investments” (selected by each participant from various hedge funds and mutual funds available under the plan in 2010) to the same extent as if the NEO had actually invested in those funds.

(c)	Includes shares of Common Stock underlying 2006 Year-End RSUs granted on December 15, 2006 that were delivered on January 25, 2010 (2006 Year-End RSUs). In the case of Mr. Evans, does not include the portion of 2006 Year-End RSUs that were converted into restricted stock prior to 2010 and does include 2006 Discount RSUs granted on December 15, 2006 that were delivered on January 25, 2010. Values were determined by multiplying the aggregate number of RSUs by $154.98, the closing price-per-share of Common Stock on the NYSE on the delivery date. Amounts paid on RSUs during 2010 pursuant to dividend equivalent rights also are included.

(d)	The vested and undelivered RSUs included in these amounts are 2009 Year-End RSUs, 2007 Year-End RSUs and 2007 Discount RSUs. In the case of Mr. Evans, does not include the portion of his 2007 year-end compensation that was granted as restricted stock. These stock awards were previously reported in the Summary Compensation Table for the applicable years for those executives who were NEOs in those years. Values for RSUs were determined by multiplying the number of RSUs by $168.16, the closing price-per-share of Common Stock on the NYSE on December 31, 2010.

(e)	This amount also reflects a deferral of compensation of $1,000,000 previously reported as bonus in the fiscal 2005 Summary Compensation Table for participating executives who were NEOs in fiscal 2005.

(f)	This amount also reflects a deferral of compensation of $1,000,000 previously reported as bonus in the fiscal 2006 Summary Compensation Table for participating executives who were NEOs in fiscal 2006.

(g)	This amount also reflects a deferral of compensation of $1,000,000 previously reported as bonus in the fiscal 2007 Summary Compensation Table for participating executives who were NEOs in fiscal 2007.

Potential Payments Upon Termination or Change-in-Control

Our NEOs do not have employment agreements that provide for severance or “golden parachute” payments.

Our RPCP and The Goldman Sachs Amended and Restated Stock Incentive Plan (SIP), our two compensation plans, and our retiree health care program, may provide for potential payments to our NEOs in conjunction with a termination of employment. The amounts potentially payable to our NEOs under our pension plans, vested RSUs and our NQDC Plan are set forth under —2010 Pension Benefits and —2010 Non-Qualified Deferred Compensation above.

Each of our NEOs participates in our RPCP. Under our RPCP, if a participant’s employment at Goldman Sachs terminates for any reason before the end of a “contract period” (generally a one-year period as defined in the RPCP), our Compensation Committee has the discretion to determine what, if any, variable compensation shall be provided to the participant for services provided in that year. There is no severance provided under our RPCP.

Goldman Sachs	Proxy Statement for 2011 Annual Meeting of Shareholders	35

Set forth below is a calculation of the potential benefits to each of our NEOs assuming a termination of employment occurred on December 31, 2010. The narrative disclosure that follows the table provides important information and definitions regarding specific payment terms and conditions.

Termination Reason	Name	Value of Unvested RSUs that Vest Upon Termination	Present Value of Premiums for Retiree Health Care Program (e)	Total
Cause or Termination with Violation (a)	Lloyd C. Blankfein	$ 0	$0	$0
	Gary D. Cohn	$ 0	$0	$0
	David A. Viniar	$ 0	$0	$0
	J. Michael Evans	$ 0	$0	$0
	John S. Weinberg	$ 0	$0	$0
Termination without Violation (a), Death (b), Change-in-Control, Disability or Conflicted Employment (c), Downsizing (d)	Lloyd C. Blankfein	$ 0	$698,833	$698,833
	Gary D. Cohn	$ 0	$953,950	$953,950
	David A. Viniar	$ 0	$713,033	$713,033
	J. Michael Evans	$ 0	$1,061,938	$1,061,938
	John S. Weinberg	$ 0	$879,110	$879,110

(a)	Except as discussed below, upon an NEO’s termination without Violation (as defined below), shares of Common Stock underlying RSUs (including restricted stock) will continue to be delivered on schedule, and Options will continue to become exercisable on schedule and will remain exercisable for their full term, provided, for 2009 Year-End RSUs, that the NEO does not become associated with a Competitive Enterprise (as defined below). If an NEO becomes associated with a Competitive Enterprise, the NEO will forfeit his or her benefits under our retiree health care program and, if this association occurred in 2010, the NEO generally would have forfeited all of his outstanding 2009 Year-End RSUs (which are vested and are not reflected in the table above). If the association occurs in 2011, the NEO generally will forfeit two-thirds of his 2009 Year-End RSUs, and if the association occurs in 2012, the NEO generally will forfeit one-third of his 2009 Year-End RSUs. This non-competition condition may be removed upon a termination of employment that is characterized by us as “involuntary” or by “mutual agreement” if the individual executes an appropriate general waiver and release of claims and an agreement to pay any associated tax liability.

The occurrence of a Violation, including any event constituting Cause (as defined below), or the Solicitation (as defined below) of employees or clients of our firm, by an NEO prior to delivery (in the case of RSUs) or prior to exercise (in the case of Options) will result in forfeiture of all RSUs and Options, and in some cases may result in the NEO having to repay amounts previously received. In the event of certain Violations (e.g., NEO engaging in Cause) following delivery of shares of Common Stock underlying RSUs but prior to the lapse of transfer restrictions, such shares may also be recaptured. In addition, an NEO will forfeit all of his 2009 Year-End RSUs, and any shares of Common Stock delivered under such RSUs may be recaptured, if our Compensation Committee determines that his failure to properly consider risk in 2009 has a material adverse impact on, among other things, the firm or the broader financial system.

(b)	In the event of an NEO’s death, delivery of shares of Common Stock underlying RSUs is accelerated, Option exercisability is accelerated and Options remain exercisable for their full term. Any transfer restrictions on the shares of Common Stock underlying RSUs and shares from Option exercises are removed. For information on the number of vested RSUs and unexercised Options held by the NEOs at fiscal year-end, see —2010 Outstanding Equity Awards at Fiscal Year-End, —2010 Option Exercises and Stock Vested and —2010 Non-Qualified Deferred Compensation above. These amounts do not reflect, in the case of death, the payment of a death benefit under our executive life insurance plan, which provides each NEO $4.5 million of term life insurance coverage through age 75.

(c)	If a Change-in-Control (as defined below) occurs, and within 18 months thereafter we terminate an NEO’s employment without Cause or if the NEO terminates his employment for Good Reason (as defined below): (i) delivery of shares of Common Stock underlying RSUs is accelerated; and (ii) Option exercisability is accelerated and Options remain exercisable for their full term. In addition, any transfer restrictions on the shares of Common Stock underlying RSUs and shares from Option exercises are removed.

In the case of a disability, shares of Common Stock underlying RSUs continue to deliver on schedule and Options continue to become exercisable on schedule and remain exercisable for their full term, provided the NEO does not become associated with a Competitive Enterprise. In such case, for 2009 Year-End RSUs, the NEO generally would have forfeited all of these awards if the association occurred in 2010; will forfeit two-thirds of these awards if the association occurs in 2011; and will forfeit one-third of these awards if association occurs in 2012.

In the case of a termination in which an NEO resigns and accepts a position that is deemed Conflicted Employment (as described in either clause (a) or (b) of that definition), the NEO will receive, at our sole discretion, (i) with respect to RSUs, either a cash payment or an accelerated delivery of, and removal of transfer restrictions on, the shares of Common Stock underlying such RSUs; and (ii) with respect to Options, one of the following: (x) a cash payment (in respect of cancellation of such Options) equal to the fair market value of the shares underlying the vested Options over the exercise price of such Options, (y) acceleration of the exercisability of such Options and removal of all transfer restrictions on the underlying shares of Common Stock, or (z) permission for the participant to transfer such vested Options to a third party for value.

36	Goldman Sachs	Proxy Statement for 2011 Annual Meeting of Shareholders

(d)	In the event of a termination due to Downsizing (as described below), shares of Common Stock underlying RSUs deliver on schedule, and Options continue to become exercisable on schedule and remain exercisable for their full term.

(e)	All PMDs with eight or more years of service as a PMD are eligible to receive medical and dental coverage under our retiree health care program for themselves and eligible dependents through the firm at a 75% subsidy. All of our NEOs are eligible for this coverage. The values shown in this column reflect the present value of the cost to us of the 75% subsidy, and were determined using the following assumptions: a 5.5% discount rate; mortality estimates based on the RP-2000 white collar fully generational mortality table, with adjustments to reflect continued improvements in mortality; estimates of future increases in healthcare costs of 7.6% (for pre-65 medical and pharmacy) and 8.2% (for post-65 medical and pharmacy) (ultimate medical and pharmacy inflation of 5.25%), and 5.25% for dental; and assumptions for subsequent eligibility for alternative pre-65 coverage, which would limit or eliminate coverage under our program (35% primary, 35% secondary and 30% no coverage).

As PMDs, our NEOs generally are subject to a policy of 90 days’ notice of termination of employment. We may require (or we may waive the requirement) that a NEO be inactive (i.e., on “garden leave”) during the notice period.

For purposes of describing our RSUs and Options, the above-referenced terms have the following meanings:

“Cause” means a participant in our SIP (a) is convicted in a criminal proceeding on certain misdemeanor charges, on a felony charge, or on an equivalent charge, (b) engages in employment disqualification conduct under applicable law, (c) willfully fails to perform his or her duties to Goldman Sachs, (d) violates any securities or commodities laws, rules or regulations or the rules and regulations of any relevant exchange or association of which we are a member, (e) violates any of our policies concerning hedging or pledging or confidential or proprietary information, or materially violates any other of our policies, (f) impairs, impugns, denigrates, disparages or negatively reflects upon our name, reputation or business interests or (g) engages in conduct detrimental to us.

“Change-in-Control” means the consummation of a business combination involving Goldman Sachs, unless immediately following the business combination either:

•

at least 50% of the total voting power of the surviving entity or its parent entity, if applicable, is represented by securities of Goldman Sachs that were outstanding immediately prior to the transaction (or by shares into which the securities of Goldman Sachs are converted in the transaction); or

•

at least 50% of the members of the board of directors of the surviving entity, or its parent entity, if applicable, following the transaction were, at the time of our Board’s approval of the execution of the initial agreement providing for the transaction, directors of Goldman Sachs on the date of grant of the RSUs and Options (including directors whose election or nomination was approved by two-thirds of the incumbent directors).

“Competitive Enterprise” means a business enterprise that (a) engages in any activity, (b) owns or controls a significant interest in or (c) is owned by, or a significant interest in which is owned or controlled by, any entity that engages in any activity, that, in any case, competes anywhere with any activity in which we are engaged.

“Conflicted Employment” occurs where (a) a participant resigns solely to accept employment at any U.S. federal, state or local government, any non-U.S. government, any supranational or international organization, any self-regulatory organization, or any agency or instrumentality of any such government or organization, or any other employer determined by our Compensation Committee, and as a result of such employment the participant’s continued holding of our equity awards would result in an actual or perceived conflict of interest, or (b) a participant terminates employment and then notifies us that he/she has accepted or intends to accept Conflicted Employment.

Whether employment is terminated by reason of “Downsizing” is determined solely by us.

“Good Reason” means (a) as determined by our Compensation Committee, a materially adverse change in the participant’s position or nature or status of the participant’s responsibilities from those in effect immediately before the Change-in-Control or (b) Goldman Sachs requiring the participant’s principal place of employment to be located more than 75 miles from the location where the participant is principally employed at the time of the Change in Control (except for required travel consistent with the participant’s business travel obligations in the ordinary course prior to the Change-in-Control).

“Solicitation” means any direct or indirect communication of any kind whatsoever, regardless of by whom initiated, inviting, advising, encouraging or requesting any person or entity, in any manner, to take or refrain from taking any action.

Goldman Sachs	Proxy Statement for 2011 Annual Meeting of Shareholders	37

“Violation” includes any of the following:

•	Soliciting our clients or prospective clients to transact business with one of our competitors or to refrain from doing business with us, or interfering with any of our client relationships;

•	Failing to perform obligations under any agreement with us;

•	Bringing an action that results in a determination that the terms or conditions for the exercise of Options or the delivery of shares of Common Stock underlying RSUs are invalid;

•	Attempting to have a dispute under our SIP or the applicable award agreement resolved in a manner other than as provided for in our SIP or the applicable award agreement;

•	Any event constituting Cause;

•	Failing to certify compliance to us or otherwise failing to comply with the terms of our SIP or the applicable award agreement;

•

Hiring of, or entering into a partnership or similar arrangement with, any of our employees with whom the participant worked while employed by us or who, at any time during the year immediately preceding the participant’s termination of employment with us, worked in the same division as the participant or who is a Managing Director (Selected Firm Personnel) by a competitor of ours that the participant controls or otherwise forms or is a partner or has similar status, or that bears the participant’s name, or where the participant will have responsibility over such Selected Firm Personnel (Controlled Competitor), or hiring or identifying for potential hiring (or participating in any such activity) Selected Firm Personnel whether on behalf of the participant, a competitor of ours or any other person; or

•	Soliciting any of our employees to resign or to accept employment with a competitor.

Report of our Compensation Committee

Our Compensation Committee reviewed the Compensation Discussion and Analysis (CD&A), as prepared by management of Goldman Sachs, and discussed the CD&A with management of Goldman Sachs. Semler Brossy and the CRO also reviewed the CD&A. Based on the Committee’s review and discussions, the Committee recommended to the Board that the CD&A be included in this Proxy Statement.

Compensation Committee:

James A. Johnson, Chair

John H. Bryan

Claes Dahlbäck

Stephen Friedman

William W. George

Lois D. Juliber

Lakshmi N. Mittal

James J. Schiro

H. Lee Scott, Jr.

38	Goldman Sachs	Proxy Statement for 2011 Annual Meeting of Shareholders

Item 2. An Advisory Vote on Executive Compensation Matters (Say on Pay)

Our Board Unanimously Recommends a Vote FOR the Resolution Approving the Executive Compensation of our NEOs.

Our Board recognizes the fundamental interest our investors have in executive compensation. Please see —Compensation Discussion and Analysis for a discussion of our compensation philosophy as well as details of each of the elements of our NEO compensation.

In determining the amount and form of compensation to be awarded to our NEOs, our Compensation Committee considered (i) our financial performance, including our financial performance over the past year and over the past several years, in each case relative to our core competitors, which are listed in —Compensation Discussion and Analysis, and an assessment of risk, including our CRO’s annual risk report, (ii) the individual and collective performance of our NEOs, and (iii) in connection with our goal of attracting and retaining the best talent, the compensation levels and practices of other financial services firms. Our Compensation Committee also considered regulatory developments and the broader environment.

Our performance over the last three-year period was strong, particularly in relation to our core competitors. While our performance in 2010 was not as strong as in 2009 due to difficult market conditions for much of the year, we continued to create value for our shareholders and prudently manage our firm from a risk perspective.

Our Compensation Committee determined to increase the compensation of our NEOs for 2010 over the amounts paid for 2009 because of our strong absolute and relative performance in 2010 and over the past several years. In addition, the Committee determined based on the individual and collective performance and teamwork of our NEOs that each NEO would receive the same amount of compensation.

Consistent with regulatory guidance and our CRO’s annual risk report, and in recognition of the fact that our NEOs received no cash variable compensation for 2008 or 2009, the Committee determined that the appropriate balance of cash and equity-based compensation was to pay 70% of 2010 variable compensation in the form of equity-based compensation and the remainder in cash. We also reduced the 2010 compensation for all of our PMDs, including our NEOs, by $320 million to make a contribution to GS Gives.

Our Compensation Committee also determined to increase the fixed compensation of our NEOs through salary adjustments beginning in January 2011 and to differentiate the salaries paid to them. This enables us to have more balance between fixed and variable compensation, consistent with views expressed by regulators and the compensation practices of other financial services firms with respect to their named executive officers.

As required by Section 14A of the U.S. Securities Exchange Act of 1934, as amended (Exchange Act), this resolution gives shareholders the opportunity to cast an advisory vote on the compensation of our NEOs, as disclosed in this Proxy Statement, including the CD&A, the executive compensation tables and related disclosure.

As this is an advisory vote, the result will not be binding, although our Compensation Committee will consider the outcome of the vote when evaluating the effectiveness of our compensation principles and practices. We believe our firm benefits from constructive dialogue with our shareholders on these important matters, and while we continue to reach out to our shareholders on these and other issues, we also encourage our shareholders to contact us. Shareholders who wish to communicate with our independent directors should refer to Additional Information—Communications with our Board and Reporting of Concerns in this Proxy Statement for additional information on how to do so.

Shareholders are being asked to vote on the following resolution:

RESOLVED, that the holders of Common Stock approve the compensation of our NEOs as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the CD&A, the executive compensation tables and related disclosure.

For detailed information on the vote required for this matter and the choices available for casting your vote, please see Frequently Asked Questions About Our Annual Meeting.

Goldman Sachs	Proxy Statement for 2011 Annual Meeting of Shareholders	39

Item 3. An Advisory Vote on the Frequency of Say on Pay Votes

Our Board Unanimously Recommends a Vote for Advisory Votes on Executive Compensation EVERY YEAR.

In addition to the advisory vote on executive compensation matters described above and in accordance with SEC rules, you have an opportunity to vote on the frequency of an advisory vote on executive compensation going forward. You may vote that we have this advisory vote every year, every two years or every three years or you may abstain.

After due consideration, our Board has decided to recommend that this advisory vote on executive compensation should occur annually. While there are also valid arguments for a biennial or triennial vote, we believe that an annual vote is consistent with what the majority of shareholders would prefer, given our dialogue with some of our shareholders.

As this is an advisory vote, the result will not be binding, although our Compensation Committee will consider the outcome of the vote and disclose its decision as to frequency by filing a Current Report on Form 8-K no later than 150 days after our Annual Meeting. For detailed information on the vote required for this matter and the choices available for casting your vote, please see Frequently Asked Questions About Our Annual Meeting.

We encourage you to cast your vote on the following resolution accordingly:

RESOLVED, that the holders of Common Stock indicate, by their vote on this resolution, whether the advisory vote on executive compensation should be every year, every two years or every three years.

Independent Director Compensation

Changes from 2009 Independent Director Compensation • No Options were offered as part of compensation for 2010 services

We award only equity-based compensation to our independent directors. Our Board, upon the recommendation of our Corporate Governance and Nominating Committee, approves these awards. Equity grants for 2010 were made to our independent directors in early 2011. As described below, and like the executive compensation tables above, we are required pursuant to SEC rules to disclose equity grants made in 2010 although these awards relate to services performed in 2009. To provide additional information for our shareholders, we have also voluntarily provided information about equity grants made in 2011 for services performed in 2010. Employee directors receive no compensation for Board service.

Key features of our independent director compensation program:

•	For 2009 and 2010, we required all independent directors to be compensated solely in equity. There have been no cash awards for 2009 or 2010 other than pro rata payments to retired directors.

•

All RSUs granted to an independent director must be held for the director’s entire tenure on our Board, and shares of Common Stock underlying these RSUs are not delivered until the third quarter of the year following the year in which the independent director retires from our Board.

•

Our Board, upon the recommendation of our Corporate Governance and Nominating Committee, has a stock ownership policy that requires each independent director to beneficially own at least 5,000 shares of Common Stock or vested RSUs within two years of becoming a director; all of our independent directors are in compliance with this policy.

•	Our independent directors do not receive any fees for attending Board or committee meetings.

40	Goldman Sachs	Proxy Statement for 2011 Annual Meeting of Shareholders

Our independent director compensation for 2010 was awarded on January 26, 2011. Directors who served for the entirety of 2010 were granted:

Components of Awards for 2010 Service	Form of Payment
Annual Retainer—$75,000	465 vested RSUs
Committee Chair Fee—$25,000	155 vested RSUs
Annual Grant	2,500 vested RSUs

If an independent director joins our Board or becomes Chair of a committee of our Board after the start of any year, he or she will receive compensation prorated according to the number of months during which he or she served in that position during that year. Accordingly, elements of compensation were prorated for Mr. Scott, who became a director in May 2010, and Mr. Schiro, who became Chair of the Audit Committee in September 2010. Mr. Scott was granted a $50,000 annual retainer in the form of 310 vested RSUs and an annual grant of 1,667 vested RSUs. Mr. Schiro was granted a $8,333 committee chair fee in the form of 52 vested RSUs.

The chart below indicates the elements and total value of the awards made to each independent director in January 2011 for services performed in 2010:

Name	Annual Retainer			Committee Chair Fee			Annual Grant 2,500 RSUs			Total Value (b)
John H. Bryan	✓			✓			✓			$503,287
Claes Dahlbäck	✓						✓			$478,284
Stephen Friedman	✓			✓			✓			$503,287
William W. George	✓						✓			$478,284
Rajat K. Gupta*	✓						✓			$199,335
James A. Johnson	✓			✓			✓			$503,287
Lois D. Juliber	✓						✓			$478,284
Lakshmi N. Mittal	✓						✓			$478,284
James J. Schiro	✓			✓	(a	)	✓			$486,672
H. Lee Scott, Jr.	✓	(a	)				✓	(a	)	$318,910
Ruth J. Simmons*	✓						✓			$199,335

*	Both Mr. Gupta and Dr. Simmons retired from our Board in May 2010 and received compensation prorated according to the number of months during which they served as director in 2010. Because they were no longer on our Board, our Board determined to pay their prorated compensation in cash rather than equity, as has been our practice. Each received a prorated retainer of $31,250 and a prorated annual grant of $168,085.

(a)	Both Mr. Schiro and Mr. Scott received prorated compensation according to the number of months during which they served in their respective positions in 2010.

(b)	The grant date fair value of RSUs granted on January 26, 2011 for services in 2010 in accordance with ASC 718. Grant date fair value is determined based on the closing price-per-share of Common Stock on the NYSE on the date of grant ($161.31).

Goldman Sachs	Proxy Statement for 2011 Annual Meeting of Shareholders	41

2010 Director Summary Compensation Table

The following table sets forth the 2010 compensation for our independent directors as determined by SEC rules, which require us to include equity awards granted during 2010. As a result, this table includes RSUs and Options granted in February 2010 for services performed in 2009.

Name	Fees Earned or Paid in Cash	Stock Awards (a)	Option Awards (b)	All Other Compensation (c)	Total
John H. Bryan	$0	$100,204	$375,800	$20,000	$496,004
Claes Dahlbäck	$0	$267,776	$187,900	$0	$455,676
Stephen Friedman	$0	$100,204	$375,800	$0	$476,004
William W. George	$0	$267,776	$187,900	$20,000	$475,676
Rajat K. Gupta*	$0	$75,076	$375,800	$0	$450,876
James A. Johnson	$0	$100,204	$375,800	$19,559	$495,563
Lois D. Juliber	$0	$267,776	$187,900	$20,000	$475,676
Lakshmi N. Mittal	$0	$75,076	$375,800	$0	$450,876
James J. Schiro	$0	$307,087	$0	$20,000	$327,087
H. Lee Scott, Jr.**	$0	$0	$0	$0	$0
Ruth J. Simmons*	$0	$75,076	$375,800	$0	$450,876

*	Both Mr. Gupta and Dr. Simmons retired from our Board in May 2010.

**	Mr. Scott received prorated compensation for 2010 in early 2011 as discussed above.

(a)	The grant date fair value of RSUs granted on February 5, 2010 for services in 2009 in accordance with ASC 718. Grant date fair value is determined based on the closing price-per-share of Common Stock on the NYSE on the date of grant ($154.16). These RSUs were vested upon grant and provide for delivery of the underlying shares of Common Stock on the first eligible trading day in the third quarter of the year following the year of the director’s retirement from our Board.

(b)	The grant date fair value of Options granted on February 5, 2010 for services in 2009 in accordance with ASC 718. For 2009, all independent directors except for Mr. Schiro received grants of Options on February 5, 2010 with an exercise price of $154.16, the closing price-per-share of Common Stock on the NYSE on that date. The Options expire in February 2014. One-third of the Options became exercisable in January 2011, and the remainder generally become exercisable in equal installments in January 2012 and January 2013, provided that all of the Options become exercisable on the date the independent director ceases to be a member of our Board. The amounts in the table above are based on the grant date fair value of $37.58. Fair value was estimated as of the grant date based on a Black-Scholes option pricing model. The primary inputs to the option valuation model were: 32.5% expected volatility; 1.6% risk-free interest rate; $1.40 annual dividend per share; and 3.75 year expected life. The values of Options given in this chart are hypothetical. The actual value, if any, that will be realized upon the exercise of an Option will depend upon the difference between the exercise price of the Option and the market price of Common Stock on the date that the Option is exercised.

(c)	These values reflect the amounts that were donated to charities on behalf of independent directors in connection with requests by such directors as of March 17, 2011 under the Goldman Sachs employee matching gift program for 2010. We allow our directors to participate in our employee matching gift program on the same terms as our non-PMD employees. We match gifts of up to $20,000 per participating individual.

42	Goldman Sachs	Proxy Statement for 2011 Annual Meeting of Shareholders

The following table sets forth outstanding equity awards (all of which are vested) held by each independent director as of March 7, 2011, including RSUs granted for services performed in 2010 on January 26, 2011. All outstanding Options were granted for services performed prior to 2010.

Name	Number of RSUs Outstanding	Number of Options Outstanding
John H. Bryan	26,473	38,100
Claes Dahlbäck	23,271	16,624
Stephen Friedman	16,686	10,000
William W. George	24,397	15,205
Rajat K. Gupta*	4,966	21,600
James A. Johnson	22,355	54,400
Lois D. Juliber	21,236	5,000
Lakshmi N. Mittal	5,379	10,000
James J. Schiro	5,009	0
H. Lee Scott, Jr.	1,977	0
Ruth J. Simmons*	27,386	10,000

* Both Mr. Gupta and Dr. Simmons retired from our Board in May 2010.

Audit Matters

Report of our Audit Committee

Management is responsible for the preparation, presentation and integrity of Goldman Sachs’ financial statements, for its accounting and financial reporting principles and for the establishment and effectiveness of internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for performing an independent audit of Goldman Sachs’ financial statements and of its internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB) (United States) and expressing an opinion as to the conformity of Goldman Sachs’ financial statements with generally accepted accounting principles and the effectiveness of its internal control over financial reporting. The independent auditors have free access to the Committee to discuss any matters they deem appropriate.

In performing its oversight role, the Committee has considered and discussed the audited financial statements with each of management and the independent auditors. The Committee has also discussed with the independent auditors the matters required to be discussed by PCAOB AU Section No. 380, as currently in effect. The Committee has received the written disclosures from the independent auditors in accordance with the applicable requirements of the PCAOB regarding the independent auditors’ communication with the audit committee concerning independence and has discussed with the auditors the auditors’ independence. All non-audit services performed by the independent auditors are specifically pre-approved by the Committee or a member thereof.

Based on the reports and discussions described in this Report, the Committee recommended to the Board that the audited financial statements of Goldman Sachs for 2010 be included in the 2010 Annual Report on Form 10-K.

Audit Committee:

James J. Schiro, Chair

John H. Bryan

Claes Dahlbäck

Stephen Friedman

William W. George

James A. Johnson

Lois D. Juliber

Lakshmi N. Mittal

H. Lee Scott, Jr.

Goldman Sachs	Proxy Statement for 2011 Annual Meeting of Shareholders	43

Item 4. Ratification of Appointment of Independent Registered Public Accounting Firm

Our Board Unanimously Recommends a Vote FOR Ratification of the Appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for our 2011 Fiscal Year.

Our Audit Committee has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for our 2011 fiscal year. We are submitting the appointment of our independent registered public accounting firm for shareholder ratification at our Annual Meeting.

Our organizational documents do not require that our shareholders ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. We are doing so (as we have done in prior years) because we believe it is a matter of good corporate practice. If our shareholders do not ratify the appointment, our Audit Committee will reconsider whether to retain PricewaterhouseCoopers LLP, but still may retain them. Even if the appointment is ratified, our Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of our firm and our shareholders.

A representative of PricewaterhouseCoopers LLP is expected to be present at our Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders.

Our Audit Committee, or the Committee Chair as designated by the Committee, approves in advance all audit and any non-audit services rendered by PricewaterhouseCoopers LLP to us and our consolidated subsidiaries.

Fees Paid to Independent Registered Public Accounting Firm

The following table provides information about fees paid by us to PricewaterhouseCoopers LLP.

	2010 ($ in millions)	Percent of 2010 Services Approved by Audit Committee	2009 ($ in millions)	Percent of 2009 Services Approved by Audit Committee
Audit fees	$56.4	100%	$57.2	100%
Audit-related fees (a)	$8.4	100%	$3.9	100%
Tax fees (b)	$1.9	100%	$2.5	100%
All other fees	—	—	—	—

(a)	Audit-related fees include attest services not required by statute or regulation and employee benefit plan audits.

(b)	Tax fees include tax return preparation, tax advice relating to transactions, consultation on tax matters and other tax planning and advice.

PricewaterhouseCoopers LLP also provides audit and tax services to certain merchant banking, asset management and similar funds managed by our subsidiaries. Fees paid to PricewaterhouseCoopers LLP by these funds for these services were $47.0 million in fiscal 2010 and $43.3 million in fiscal 2009.

For detailed information on the vote required for this matter and the choices available for casting your vote, please see Frequently Asked Questions About Our Annual Meeting.

44	Goldman Sachs	Proxy Statement for 2011 Annual Meeting of Shareholders

Shareholder Proposals

For detailed information on the vote required with respect to shareholder proposals and the choices available for casting your vote, please see Frequently Asked Questions About Our Annual Meeting.

Item 5. Shareholder Proposal Regarding Cumulative Voting

In accordance with SEC rules, we have set forth below a shareholder proposal, along with the supporting statement of the shareholder proponent, for which we and our Board accept no responsibility. The shareholder proposal is required to be voted upon at our Annual Meeting only if properly presented at our Annual Meeting. As explained below, our Board unanimously recommends that you vote AGAINST the shareholder proposal.

Mrs. Evelyn Y. Davis, Watergate Office Building, Suite 215, 2600 Virginia Avenue, N.W., Washington, D.C. 20037, record owner of 200 shares of Common Stock, is the proponent of the following shareholder proposal. Mrs. Davis has advised us that she intends to present the proposal and related supporting statement at our Annual Meeting.

RESOLVED: “That the stockholders of Goldman Sachs, assembled in Annual Meeting in person and by proxy, hereby request the Board of Directors to take the necessary steps to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit.”

REASONS: “Many states have mandatory cumulative voting, so do National Banks.”

“In addition, many corporations have adopted cumulative voting.”

“Last year the owners of 98,074,657 shares, representing approximately 25.4% of shares voting, voted FOR this proposal.”

“If you AGREE, please mark your proxy FOR this resolution.”

Directors’ Recommendation

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE AGAINST THE SHAREHOLDER PROPOSAL.

•

Our Board does not believe that cumulative voting is in the best interests of Goldman Sachs or our shareholders. We believe that cumulative voting is fundamentally inconsistent with majority voting in that it could lead to a director being elected without the support of a majority of shareholders.

•	Our by-laws already provide for majority voting for directors in uncontested elections.

•	A nearly identical proposal presented at our 2009 and 2010 Annual Meetings of Shareholders was voted AGAINST by over 70% of votes cast at each of these meetings.

•	According to our research, only 6% of S&P 500 companies currently provide for cumulative voting.

•

Under Delaware law, every member of our Board is obligated to represent all shareholders fairly and equally. Our current voting system encourages each director’s sense of responsibility toward all our shareholders, without special commitments or loyalties.

In addition, cumulative voting may allow a minority shareholder or group of shareholders to elect one or more directors, potentially in an effort to advance the minority shareholder’s special interests. A director elected by a particular minority shareholder or group could face a conflict between the fiduciary duty owed to shareholders as a whole and the allegiance the director will likely feel to the particular shareholder or group that elected him or her, particularly if the director has an affiliation with that shareholder or group. This could lead to factionalism within our Board and undermine its ability to work effectively.

Goldman Sachs	Proxy Statement for 2011 Annual Meeting of Shareholders	45

Item 6. Shareholder Proposal Regarding Special Shareowner Meetings

In accordance with SEC rules, we have set forth below a shareholder proposal, along with the supporting statement of the shareholder proponent, for which we and our Board accept no responsibility. The shareholder proposal is required to be voted upon at our Annual Meeting only if properly presented at our Annual Meeting. As explained below, our Board unanimously recommends that you vote AGAINST the shareholder proposal.

James McRitchie, 9295 Yorkship Court, Elk Grove, California 95758, beneficial owner of not less than 40 shares of Common Stock, is the proponent of the following shareholder proposal. Mr. McRitchie has advised us that his representative will act on his behalf to present the proposal and related supporting statement at our Annual Meeting.

6—Special Shareowner Meetings

RESOLVED, Shareowners ask our board to take the steps necessary unilaterally (to the fullest extent permitted by law) to amend our bylaws and each appropriate governing document to give holders of 10% of our outstanding common stock (or the lowest percentage permitted by law above 10%) the power to call a special shareowner meeting.

This includes that such bylaw and/or charter text will not have any exception or exclusion conditions (to the fullest extent permitted by law) in regard to calling a special meeting that apply only to shareowners but not to management and/or the board.

Special meetings allow shareowners to vote on important matters, such as electing new directors, that can arise between annual meetings. If shareowners cannot call special meetings, management may become insulated and investor returns may suffer. Shareowner input on the timing of shareowner meetings is especially important during a major restructuring – when events unfold quickly and issues may become moot by the next annual meeting. This proposal does not impact our board’s current power to call a special meeting.

This proposal topic won more than 60% support at CVS Caremark, Sprint Nextel, Safeway, Motorola and R. R. Donnelley.

The merit of this Special Shareowner Meeting proposal should also be considered in the context of the need for additional improvement in our company’s 2010 reported corporate governance status:

The Corporate Library www.thecorporatelibrary.com, an independent investment research firm, rated our company “D” with “High Governance Risk” and “Very High Concern” in executive pay. Only 24% of CEO pay was incentive based.

John Bryan, age 73 and with no other current major corporate directorship experience, was marked as a “Flagged (Problem) Director” because of his General Motors directorship as GM slid into bankruptcy and had to be bailed out by the U.S. government. Mr. Bryan was still allowed seats on our three most important Board Committees. Mr. Bryan also attracted our highest negative votes.

In fact 8 of our 11 directors were on each of our three most important Board Committees. The Corporate Library said that there were concerns about whether the important duties assigned to each committee can be well executed by such a large and busy group.

A new director, Lee Scott, brings experience from the Wal-Mart board rated D by The Corporate Library. Another relatively new director, James Schiro, brings experience from the PepsiCo board also rated D by The Corporate Library.

Even with the negative of two inside directors, we still had no proxy access, no cumulative voting, no shareholder written consent, no independent board chairman or even a lead director.

Please encourage our board to respond positively to this proposal in order to initiate improved governance and turnaround the above type practices: Special Shareowner Meetings – Yes on 6.

46	Goldman Sachs	Proxy Statement for 2011 Annual Meeting of Shareholders

Directors’ Recommendation

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE AGAINST THE SHAREHOLDER PROPOSAL.

•

Under our Restated Certificate of Incorporation, holders of record of 25% of our outstanding shares of Common Stock already have the right to require the calling of a special meeting, subject to qualifications designed to prevent duplicative and unnecessary meetings.

•	In addition, our Board may call special meetings of shareholders.

•

Our Board believes that permitting shareholders of only 10% of our outstanding Common Stock to require the calling of special meetings, for any reason, at any time, and as many times as they may want, would be costly, burdensome and disruptive to our firm, and possibly without any apparent benefit to the vast majority of our shareholders.

•

Arranging and conducting special meetings at a company of our size would be an expensive and time-consuming undertaking. We would be required to prepare, print and distribute a notice of meeting and any proxy materials, incurring significant costs.

•

Our Board and management would have to spend a considerable amount of time preparing for and conducting these meetings, thereby diverting their focus from other matters that relate to the oversight and management of the business of our firm.

Shareholders currently have a variety of other means to communicate with directors, including:

•

As noted above, shareholders of at least 25% of our outstanding Common Stock may call a special meeting, subject to the qualifications described in our governing documents. We believe that this threshold strikes an appropriate balance between allowing our shareholders to exercise an important corporate governance right and avoiding the unnecessary burdens and costs that would occur if a small minority of shareholders were permitted to call special meetings. In addition, this threshold helps ensure that the topic of any special meeting is of interest to a substantial portion of our shareholders.

•	Annual shareholder meetings provide an appropriate mechanism for small minority shareholders to raise matters for shareholder deliberation in an organized, predictable, efficient and informed manner.

•	Shareholders may communicate with our independent directors as described in Additional Information—Communications with our Board and Reporting of Concerns.

Item 7. Shareholder Proposal Regarding Executive Compensation and Long-Term Performance

In accordance with SEC rules, we have set forth below a shareholder proposal, along with the supporting statement of the shareholder proponent, for which we and our Board accept no responsibility. The shareholder proposal is required to be voted upon at our Annual Meeting only if properly presented at our Annual Meeting. As explained below, our Board unanimously recommends that you vote AGAINST the shareholder proposal.

John Harrington, 1001 2nd Street, Suite 325, Napa, California 94559, beneficial owner of at least $2,000 in market value of shares of Common Stock, is the proponent of the following shareholder proposal. Mr. Harrington has advised us that either he or a representative will present the proposal and related supporting statement at our Annual Meeting.

Resolved, that the shareholders of Goldman Sachs (the “Company”) urge the Board of Directors to adopt a policy stating that upon contract renewal or in future contracts, the Named Executive Officers (“NEOs”) will be required to retain 75% of the shares acquired through the Company’s compensation plans, excluding tax-deferred retirement plans, for at least three years from the termination of their employment (through retirement or otherwise), and to report to shareholders regarding the adoption of this policy before the Company’s 2012 annual meeting. To the extent that our company’s existing policies do not do so, the new policy should also establish, for newly instituted or renewed contracts, additional meaningful links between NEO compensation rewards and our company’s long-term performance, rather than to performance of the stock market as a whole.

Goldman Sachs	Proxy Statement for 2011 Annual Meeting of Shareholders	47

Supporting Statement

Equity-based compensation is an important component of the senior executive compensation program at our Company. Although during the recent financial crisis, stock awards of executive officers were temporarily halted, otherwise in recent years the compensation of named executive officers has been heavily weighted towards stock options.

Requiring senior executives to hold a significant portion of the shares acquired through the Company’s compensation plans for at least three years after their termination of employment would tie their economic interests to the longer-term success of the Company. It would also motivate them to focus on the Company’s long-term business objectives and better align their interests with that of shareholders. The absence of such a requirement may enable these executives to unduly focus their decisions and actions towards generating short-term financial results at the expense of the Company’s long-term success. The current financial crisis has made it imperative for companies to reconsider and reshape executive compensation policies and practices to discourage excessive risk-taking and promote long-term, sustainable value creation.

Several well-regarded business organizations support “hold past retirement” policies. The Aspen Principles, endorsed by the Chamber of Commerce, Business Roundtable and the Council of Institutional Investors, recommend that “senior executives hold a significant portion of their equity-based compensation for a period beyond their tenure.”

Further, a 2002 report by The Conference Board endorsed a holding requirement, stating that the long-term focus promoted thereby “may help prevent companies from artificially propping up stock prices over the short-term to cash out options and making other potentially negative short-term decisions.”

A post-employment retention requirement that is linked to the amount of compensation and the total shares issued to NEOs will ensure they share in both the upside and downside risk of their actions taken while at the Company. We urge shareholders to vote for this proposal.

Directors’ Recommendation

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE AGAINST THE SHAREHOLDER PROPOSAL.

•	Our Board believes that our compensation practices and policies firmly align the interests of our senior executives with those of our shareholders, and encourage a focus on long-term performance.

•	We believe that the compensation determinations made by our Compensation Committee for 2010 and in prior years demonstrate a strong emphasis on long-term accountability and risk management.

–	For example, Shares at Risk delivered to our NEOs for 2010 compensation generally cannot be sold until January 2016.

•	In addition, we require our NEOs to retain sole beneficial ownership of at least 75% of the after-tax shares received as compensation for as long as they are in their roles.

•

We believe that our compensation practices are appropriately conservative and that adopting this policy would limit our ability to compete for talent, may lead to excessive management turnover, and given the importance of attracting and retaining our people, could adversely affect shareholder value.

•	The same proponent presented a nearly identical proposal at our 2010 Annual Meeting of Shareholders, where the proposal was voted AGAINST by over 75% of votes cast.

Additional elements of our compensation practices and policies include:

•

Transfer restrictions. Our retention policies are particularly significant in light of our practice of paying a large percentage of annual variable compensation for executives in the form of equity awards. For 2010, RSUs comprised 70% of the variable compensation awarded to each of our NEOs. A significant portion of these RSUs, as well as RSUs granted to our NEOs for 2009 compensation, are subject to five-year transfer restrictions that would continue following retirement. Thus, even if an NEO left our firm next year, he would not be able to sell any of the shares underlying these awards for several more years.

48	Goldman Sachs	Proxy Statement for 2011 Annual Meeting of Shareholders

•

Recapture provision. Our NEOs already have a continuing interest in our firm’s success following retirement because equity awards are subject to recapture by us even after our NEOs receive the underlying shares of Common Stock. Further, outstanding equity awards for prior years are not accelerated upon retirement and generally continue to deliver on schedule.

For more detail, see Compensation Matters—Compensation Discussion and Analysis and Beneficial Ownership—Beneficial Ownership of Directors and Executive Officers.

Item 8. Shareholder Proposal Regarding a Report on Senior Executive Compensation

In accordance with SEC rules, we have set forth below a shareholder proposal, along with the supporting statement of the shareholder proponent, for which we and our Board accept no responsibility. The shareholder proposal is required to be voted upon at our Annual Meeting only if properly presented at our Annual Meeting. As explained below, our Board unanimously recommends that you vote AGAINST the shareholder proposal.

The Nathan Cummings Foundation, 475 Tenth Avenue, 14th Floor, New York, New York 10018, beneficial owner of at least $2,000 in market value of shares of Common Stock, is the proponent of the following shareholder proposal. The Nathan Cummings Foundation has advised us that a representative will present the proposal and related supporting statement at our Annual Meeting. Daniel Altschuler, Sisters of Saint Joseph of Boston, Sisters of Notre Dame de Namur, the Sisters of St. Francis of Philadelphia and the Benedictine Sisters of Mt. Angel are co-filers of this proposal. The addresses and number of shares owned by each of the co-filers are available promptly upon written or oral request to us.

Following the near implosion of the financial markets in 2008, Wall Street in general—and Goldman Sachs in particular—became the focus of public ire over what many see as extremely excessive executive compensation schemes. Outrage over the financial crisis, coupled with the perception that Wall Street executives’ performances have not justified their pay, led to legislative efforts aimed at curbing executive pay, compensation-related shareholder lawsuits and a tremendous amount of negative press coverage.

Goldman Sachs was a major focus of many of these developments. In fact, the level of regulatory scrutiny and negative press coverage was so substantial that Goldman Sachs warned its shareholders in its 2009 Form 10-K that it might be, “adversely affected by increased governmental and regulatory scrutiny or negative publicity.” The Company goes on to note that, “Governmental scrutiny from regulators, legislative bodies and law enforcement agencies with respect to matters relating to compensation... has increased dramatically in the past several years.”

“Wall Street Pay: Size, Structure and Significance for Shareowners,” a 2010 white paper commissioned by the Council of Institutional Investors, concluded that high absolute levels of compensation on Wall Street were damaging to shareowners and served to insure executives against failure. In a 2008 Forbes article on Wall Street pay in general, the director of the Program on Corporate Governance at Harvard Law School noted that, “compensation policies will prove to be quite costly—excessively costly—to shareholders.” Revenue diverted to compensation leaves less money for other uses, including investment and the payment of dividends to shareholders.

According to a review by Kenneth Feinberg, who served as the White House’s special master on Wall Street pay, Goldman Sachs and its peers in the financial services industry collectively overpaid their top executives by $1.6 billion during the height of the financial crisis. As reported by The New York Times, with respect to executive compensation, “Mr. Feinberg cautions that companies banking on the public’s short attention span do so at their own peril. ‘There is a tremendous amount of populist outrage and frustration in this.’”

RESOLVED: Shareholders request that the Board’s Compensation Committee initiate a review of our Company’s senior executive compensation policies and make available a summary report of that review by October 1, 2011 (omitting confidential information and processed at a reasonable cost). We request that the report include –

1.	An evaluation of whether our senior executive compensation packages (including, but not limited to, options, benefits, perks, loans and retirement agreements) are “excessive” and should be modified.

2.	An exploration of how sizable layoffs and the level of pay of our lowest paid workers impact senior executive pay.

3.	An analysis of the way in which fluctuations in revenues impact: a) the Company’s compensation pool; b) the compensation of the Company’s top 25 senior executives; and c) the Company’s shareholders.

Goldman Sachs	Proxy Statement for 2011 Annual Meeting of Shareholders	49

Directors’ Recommendation

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE AGAINST THE SHAREHOLDER PROPOSAL.

•

Shareholders already have access to the information necessary to understand and assess the compensation decisions made with respect to our senior executives, and the firm as a whole, including through our Compensation Principles and our Compensation Discussion and Analysis in this Proxy Statement.

•

Our Board believes that the preparation of the requested report would be a distraction to our Compensation Committee and our Board, would entail an unjustified cost to our firm and would not provide shareholders with any meaningful information.

•	Our compensation program is designed to attract, retain and motivate the talented people required to operate a large, dynamic global business in a manner that enhances long-term shareholder value.

Our employees have a wide range of responsibilities, and we believe that all of our employees make contributions that are important to our success. We are committed to paying our employees fairly in accordance with their job responsibilities, their performance in those jobs and their ability to contribute to our overall success, taking into account competitive and market factors.

Within this overall framework, compensation for employees at different levels within Goldman Sachs is determined based on different factors. As described in our Compensation Principles, which are set forth in Annex C to this Proxy Statement, the compensation structure for senior executives is purposely different from that for other employees. For example, our Compensation Principles provide that:

•

The percentage of compensation awarded in cash should decrease as an employee’s total compensation increases in order for long-term performance to remain the overriding aspiration to realizing full compensation.

•	Junior employees may experience less volatility in compensation, whereas senior employees may experience more variability in their compensation based on year-to-year changes in our results.

Further, in Compensation Matters—Compensation Discussion and Analysis, we provide additional information about comparisons of compensation growth as compared to the growth in our net revenues.

Item 9. Shareholder Proposal Regarding a Report on Climate Change Risk Disclosure

In accordance with SEC rules, we have set forth below a shareholder proposal, along with the supporting statement of the shareholder proponent, for which we and our Board accept no responsibility. The shareholder proposal is required to be voted upon at our Annual Meeting only if properly presented at our Annual Meeting. As explained below, our Board unanimously recommends that you vote AGAINST the shareholder proposal.

The National Center for Public Policy Research, 501 Capitol Court, N.E., Suite 200, Washington, D.C. 20002, beneficial owner of at least 23 shares of Common Stock, is the proponent of the following shareholder proposal.

Resolved: The shareholders request that the Board of Directors prepare, by November 2011, at reasonable expense and omitting proprietary information, a report disclosing the business risk related to developments in the political, legislative, regulatory and scientific landscape regarding climate change.

Supporting Statement

In 2010, the Securities and Exchange Commission (SEC) issued interpretive guidance on disclosure requirements regarding developments relating to climate change. Codifying SEC guidance would fully comply with the candid disclosure of business risks that is embedded in SEC policy and it would serve in the best interest of the company and shareholders.

Goldman Sachs will be materially affected by developments concerning climate change. The Company’s Environmental Markets Group has $3 billion of investments in renewable energy, and the environmental policy framework says its commitment to “finding effective market-based solutions to address climate change” will be significantly affected by changes in climate science and the prospects for related government action.

50	Goldman Sachs	Proxy Statement for 2011 Annual Meeting of Shareholders

Government action on climate change is based on the hypothesis that industrial activity, principally through the emission of greenhouse gases, are responsible for global warming.

The quality, integrity and accuracy of global warming science has been called into question:

•

Documents and emails released from the Climatic Research Unit (CRU) of the University of East Anglia in late 2009 exposed vulnerabilities in the reliability and objectivity of key information provided to the United Nations’ influential Intergovernmental Panel on Climate Change (IPCC).

•	In 2010 the IPCC acknowledged its Nobel Prize-winning 2007 report on which significant government initiatives rely included inaccuracies and exaggerated claims based on questionable data sources.

Changes in the political landscape bring uncertainty to business plans based on government action on climate change.

•	The transfer of the U.S. House of Representatives from Democrat to Republican control reduced the likelihood that any cap-and-trade legislation will be adopted by Congress.

•	The failure to price carbon dioxide through federal cap-and-trade legislation has had a negative impact on the carbon trading market.

•

According to Bloomberg, “Futures contracts in the U.S. Northeast’s carbon market fell to their lowest level in six weeks after President Barack Obama backed away from the national cap-and-trade program he once sought.”

•	The Chicago Climate Exchange’s decision to shut down its greenhouse gas trading program was attributed to the failure of Congress to enact climate-change legislation.

Economic and government fiscal considerations can affect business investments:

•

Demand for renewable energy products is affected by government subsidies, but this source of funding can suddenly be reduced or eliminated. For instance, budget deficits in European countries resulted in subsidy cuts for wind and solar energy, creating uncertainty for investors.

Shareholders need transparency and full disclosure to be able to fully evaluate the business risk associated with developments in the scientific, political, legislative and regulatory landscape regarding climate change.

Directors’ Recommendation

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE AGAINST THE SHAREHOLDER PROPOSAL.

•	Goldman Sachs is not a scientific institution, nor do we commission scientific reports.

•

We do not believe our Annual Meeting is an appropriate forum for a debate on complex scientific topics, including the “quality, integrity and accuracy of global warming science” referred to in the proponent’s supporting statement.

•

Our Board does not believe that a report focusing specifically on the business risk related to developments in the political, legislative, regulatory and scientific landscape regarding climate change would provide meaningful information to our shareholders.

In 2005, we adopted our Environmental Policy Framework (our EPF), reflecting our commitment to finding effective, market-based solutions to address a range of environmental issues and creating new business opportunities that benefit the environment. Our EPF, which is not limited to climate change issues, is based on our recognition that a healthy environment is necessary for the well-being of society, our people and our business, and is the foundation for a sustainable and strong economy. The commitments undertaken within the EPF are intended to further market-based solutions to environmental challenges, and our subsequently published Environmental Progress Reports provided updates on the implementation of our environmental strategy. The EPF and its implementation have been reviewed each year by our Board since its implementation and will be reviewed by our Board periodically and as needed going forward.

Goldman Sachs	Proxy Statement for 2011 Annual Meeting of Shareholders	51

Item 10. Shareholder Proposal Regarding a Report on Political Contributions

In accordance with SEC rules, we have set forth below a shareholder proposal, along with the supporting statement of the shareholder proponent, for which we and our Board accept no responsibility. The shareholder proposal is required to be voted upon at our Annual Meeting only if properly presented at our Annual Meeting. As explained below, our Board unanimously recommends that you vote AGAINST the shareholder proposal.

Domini Social Investments, 532 Broadway, 9th Floor, New York, New York 10012, beneficial owner of at least $2,000 in market value of shares of Common Stock, is the proponent of the following shareholder proposal. Domini Social Investments has advised us that a representative will present the proposal and related supporting statement at our Annual Meeting.

Resolved, that the shareholders of Goldman Sachs (“Company”) hereby request that the Company provide a report, updated semi-annually, disclosing the Company’s:

1.	Policies and procedures for expenditures made with corporate funds to trade associations and other tax-exempt entities that are used for political purposes (“indirect” political contributions or expenditures).

2.	Indirect monetary and non-monetary expenditures used to participate or intervene in any political campaign on behalf of (or in opposition to) any candidate for public office, and used in any attempt to influence the general public, or segments thereof, with respect to elections or referenda.

The report shall include:

a.	An accounting through an itemized report that includes the identity of the recipient as well as the amount paid to each recipient of the Company’s funds that are used for political contributions or expenditures as described above; and

b.	The title(s) of the person(s) in the Company who participated in making the decisions to make the political contribution or expenditure.

The report shall be presented to the board of directors’ audit committee or other relevant oversight committee and posted on the Company’s website.

Supporting Statement: As long-term shareholders of Goldman Sachs, we support transparency and accountability in corporate political spending. These activities include direct and indirect political contributions to candidates, political parties or political organizations; independent expenditures; or electioneering communications on behalf of a federal, state or local candidate.

Disclosure is consistent with sound public policy, in the best interest of the company and its shareholders, and critical for compliance with federal ethics laws. Absent a system of accountability, company assets can be used for policy objectives that may be inimical to the long-term interests of the company and its shareholders, and may pose risks to both.

Goldman Sachs adopted a policy prohibiting the use of corporate funds for political contributions and electioneering communications. Indirect political spending, however, presents the same risks that led Goldman Sachs to adopt policies prohibiting direct political spending. In fact, these risks may be greater, because the company exercises no control over how these organizations spend its money.

Without disclosure, trade associations and other tax exempt entities often engage in political activities without the knowledge of their corporate funders, and without any oversight. They are free to use corporate funds as they see fit, and potentially at odds with their corporate funders’ policies, practices and interests. The proposal therefore asks the Company to disclose all of its payments to trade associations and other tax exempt organizations used for political purposes. More than half of the S&P 100 has committed to adopting the model of political transparency and accountability we are seeking, including Microsoft, American Express and Merck.

The Company’s Board and its shareholders need complete disclosure to be able to fully evaluate the political use of corporate assets. We urge your support for this critical corporate governance reform.

52	Goldman Sachs	Proxy Statement for 2011 Annual Meeting of Shareholders

Directors’ Recommendation

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE AGAINST THE SHAREHOLDER PROPOSAL.

•

We do not use corporate funds or assets to make U.S. political contributions, including contributions to political action committees (PACs) and other Section 527 entities, as described further in our Statement on Political Activities in the United States, available on our website at http://www.gs.com/shareholders.

•

We participate in a number of trade organizations and industry groups and make payments to these organizations and groups, including membership fees and dues. These associations are supported by, and represent, many companies and other groups, and as such, there may be instances where an association’s political stances on certain issues may diverge from our views.

•	We believe that it is our responsibility to participate in the political process to ensure that we protect our shareholders’ investment in our firm.

•	Producing such a report would be burdensome and result in unnecessary expense for our shareholders.

•

A summary of our trade association memberships, including dues paid and an estimate on the portion of dues paid used by these groups for lobbying, is presented to our Corporate Governance and Nominating Committee annually for their review.

We maintain one federal PAC, which is funded solely on a voluntary basis by our employees.

•	Until recently, we also maintained a state PAC, which is now inactive and in the process of being terminated.

•

The PACs are registered with the applicable federal or state election commissions, with all political contributions accepted or made by the PACs reported to, and published by, the applicable commission.

•	Corporate funds are not contributed to the PACs.

We maintain policies and procedures governing the political activities of the firm, the PACs and our employees. Our U.S. employees are required to submit for review all proposed political contributions to determine if they are consistent with our internal policies.

Certain Relationships and Related Transactions

Related Person Transactions Policy

Our Board has a written related person transactions policy regarding the review and approval of transactions between us and “related persons” (independent directors, executive officers, immediate family members of an independent director or executive officer, or known 5% shareholders). Under the policy, transactions that exceed $120,000 in which a related person has a direct or indirect material interest are submitted to our Corporate Governance and Nominating Committee (or, in some cases, to the Committee Chair) for approval. Certain transactions including compensation, ordinary course brokerage and other services and other ordinary course non-preferential transactions are considered preapproved transactions, and thus do not require specific approval under the policy (although these transactions must be reported to the Committee).

In determining whether to approve a related person transaction, the Corporate Governance and Nominating Committee and the Committee Chair will consider, among other things:

•	whether the transaction is fair and reasonable to us and on substantially the same terms as would apply to comparable third parties;

•	the business reasons for the transaction;

•	whether the transaction would impair the independence of an independent director;

•

whether the transaction presents a conflict of interest, taking into account the size of the transaction, the financial position of the independent director or executive officer, the nature of the independent director’s or executive officer’s interest in the transaction and the ongoing nature of the transaction;

•	any disclosure or reputational issues; and

•	whether the transaction is material, taking into account the significance of the transaction to our investors.

Goldman Sachs	Proxy Statement for 2011 Annual Meeting of Shareholders	53

Certain Relationships and Transactions

Brokerage Services	Some of our directors and executive officers have brokerage and/or discretionary accounts at our broker-dealer affiliates. Transactions in these accounts are offered on substantially the same terms as those offered to other similarly-situated clients who are not directors or employees.

Firm Managed Funds

We have established private investment funds (Employee Funds) to permit our employees to participate in our merchant banking, venture capital and other similar activities by investing in or alongside funds that we manage or sponsor for independent investors. Many of our employees, their spouses, related charitable foundations or entities they own or control have invested in these Employee Funds. In some cases, we have limited participation to our PMDs, including our executive officers. In certain of the Employee Funds, our directors and executive officers own in the aggregate more than 10% of the interests in the Employee Funds. These Employee Funds generally do not require our PMDs or other employees to pay management fees and do not deduct carry from fund distributions. Certain of the Employee Funds provide investors with an interest in the “overrides” we receive for managing the funds for independent investors (overrides).

Distributions exceeding $120,000 from Employee Funds during 2010 made to our 2010 executive officers (or persons or entities affiliated with them), consisting of profits and other income and return of capital (excluding overrides in Employee Funds available only to PMDs), were approximately, in the aggregate, as follows: Mr. Blankfein—$27.2 million; Mr. Cohn—$20.2 million; Mr. Viniar—$16.7 million; Mr. Evans—$13.7 million; Mr. Weinberg—$6.4 million; Michael S. Sherwood (Vice Chairman)—$10.9 million; Gregory K. Palm (General Counsel)—$23.3 million; Esta E. Stecher (General Counsel)—$6.4 million; and Alan M. Cohen (Global Head of Compliance)—$430,000. Distributions of overrides in Employee Funds available only to PMDs during 2010 made to our 2010 executive officers (or persons or entities affiliated with them) were approximately, in the aggregate, as follows: Mr. Blankfein—$1.0 million; Mr. Cohn—$644,000; Mr. Viniar—$515,000; Mr. Evans—$258,000; Mr. Weinberg—$258,000; Mr. Palm—$1.0 million; Ms. Stecher—$206,000; and Mr. Cohen—$13,000.

In addition, certain of our directors and executive officers from time to time may invest their personal funds in other funds that we have established and that we manage or sponsor. These other investments are made on substantially the same terms and conditions as other similarly-situated investors in these funds who are neither directors nor employees.

Affiliates of Goldman Sachs generally bear overhead and administrative expenses for, and may provide certain other services free of charge to, Employee Funds.

Particular Relationships with Director-Affiliated Entities

Mr. Dahlbäck serves as Chairman or member of the investment committees of certain funds managed by EQT Partners, a private equity firm, and receives less than 1% of the total profits of each such fund in connection with his role, including the funds involved in the EQT transactions described below. Mr. Dahlbäck also has a direct or indirect interest in each of these EQT funds, amounting to less than 1% of each such fund. Certain funds managed by one of our subsidiaries have an aggregate €18.7 million investment in one such EQT fund (which fund has total committed capital of approximately €2.5 billion) and an aggregate €30 million investment in another such EQT fund (which fund has total committed capital of approximately €4.3 billion). In connection with these investments, during 2010, the Goldman Sachs-managed funds made aggregate capital contributions of approximately €7.9 million (of which €696,643 was paid as management fees).

54	Goldman Sachs	Proxy Statement for 2011 Annual Meeting of Shareholders

In 2005, certain EQT funds and certain funds managed by Goldman Sachs co-invested in a $5.3 billion acquisition of a portfolio company. The EQT funds invested approximately $730 million and the Goldman Sachs-managed funds invested approximately $599 million. Goldman Sachs is currently providing advisory services and acting as an underwriter in connection with an anticipated initial public offering of the portfolio company acquired in 2005. The offering is expected to consist primarily of a sale of new shares, the proceeds of which would be used to repay debt of the portfolio company, as well as a sale of shares by the entity through which Goldman Sachs and EQT hold their investment. In addition, Goldman Sachs is currently providing advisory services to the purchaser of another portfolio company owned by EQT funds in an approximately €3.2 billion transaction.

Mr. Mittal is the Chairman and CEO of ArcelorMittal S.A. and beneficially owns (directly and indirectly through family members) approximately 41% of the outstanding common shares of ArcelorMittal. Goldman Sachs provides ordinary course financial advisory, lending, investment banking, trading and other financial services to ArcelorMittal and its affiliates, which are negotiated on an arm’s-length basis and contain customary terms and conditions, including as described below.

In May 2008, Goldman Sachs began participation in an approximately $4 billion ArcelorMittal credit facility, agreeing to lend up to $166.75 million at an interest rate of between Euribor/Libor + 45 and + 90 basis points and up to $83.25 million at an interest rate of between Euribor/Libor + 35 and + 80 basis points. In April 2009, Goldman Sachs began participation in an approximately $3.25 billion ArcelorMittal credit facility, which had the effect, with respect to the participation of Goldman Sachs, of extending the maturity of part of Goldman Sachs’ existing commitment to lend under the $4 billion credit facility described above. Since May 2010, Goldman Sachs has participated in a $4 billion ArcelorMittal credit facility which had the effect, with respect to the participation of Goldman Sachs, of replacing both of the 2008 and 2009 facilities described above. Under this May 2010 credit facility, Goldman Sachs agreed to lend up to $307.69 million at an interest rate of between Euribor/Libor + 85 and + 225 basis points. Since March 2011, Goldman Sachs has participated in a $6 billion five-year ArcelorMittal credit facility, agreeing to lend up to approximately $122 million at an interest rate of between Euribor/Libor + 65 and + 150 basis points. Goldman Sachs has not made a loan under any of these facilities to date.

In 2010, Goldman Sachs advised ArcelorMittal in connection with an approximately €2.3 billion (based on market capitalization) spinoff to existing shareholders of its stainless steel division, which occurred in 2011. In 2011, Goldman Sachs agreed to lend $25 million at an initial interest rate of between Euribor/Libor + 175 and + 275 basis points pursuant to the new company’s $100 million revolving credit facility and acted as an underwriter on a $500 million high yield bond offering. In addition, in 2010 Goldman Sachs acted as a financial advisor to ArcelorMittal South Africa in an announced $1.2 billion divestiture of 26% of its operations.

Employment of family members	One child of Mr. Blankfein and one child of Ms. Stecher, both of whom were non-executive employees of the firm during 2010, received compensation for 2010 of approximately $170,000 and $220,000 (part of which was paid in the form of equity-based compensation), respectively. These amounts were determined in accordance with our standard compensation practices applicable to similarly-situated employees.

Regulatory filings	In connection with regulatory filings required with respect to the delivery to Mr. Blankfein, Mr. Viniar, Mr. Weinberg and Mr. Palm of shares of Common Stock under Goldman Sachs’ equity-based compensation plan, Goldman Sachs paid a $125,000 filing fee on behalf of each of them.

Goldman Sachs	Proxy Statement for 2011 Annual Meeting of Shareholders	55

5% shareholders

For information on transactions involving Goldman Sachs and Berkshire Hathaway Inc. see footnote (b) under Beneficial Ownership—Beneficial Owners of More Than Five Percent. On March 18, 2011, we provided notice to Berkshire Hathaway Inc. and certain of its subsidiaries (collectively, Berkshire Hathaway) that we will redeem in full the 50,000 shares of our Series G Preferred Shares held by Berkshire Hathaway, for the stated redemption price of $110,000 per share, plus accrued and unpaid dividends. The redemption date will be April 18, 2011. Berkshire Hathaway continues to hold the warrant as described under Beneficial Ownership—Beneficial Owners of More Than Five Percent.

Prior to August 31, 2010, as set forth in the Schedule 13G filed with the SEC on January 29, 2010 and Amendment No. 1 to Schedule 13G filed with the SEC on September 10, 2010, BlackRock, Inc. was a beneficial owner of more than 5% of Common Stock, and as such was considered a “related person” pursuant to SEC rules and regulations during a portion of 2010. We and our affiliates engaged in ordinary course trading, brokerage, asset management or other transactions or arrangements with, and provided ordinary course financial advisory, lending or other financial services to, BlackRock, Inc. and its affiliates or their clients through September 2010. These transactions were negotiated on an arm’s-length basis and contain customary terms and conditions.

Beneficial Ownership

Beneficial Ownership of Directors and Executive Officers

The following table contains certain information, as of March 7, 2011, regarding beneficial ownership of Common Stock by each director and each NEO as well as by all such directors, NEOs and other executive officers as a group as of such date.

Number of Shares of Common Stock Beneficially Owned (a)(b)
Lloyd C. Blankfein(c)	3,292,746
Gary D. Cohn(c)	1,956,249
David A. Viniar(c)	1,887,329
J. Michael Evans(c)	1,607,186
John S. Weinberg(c)	1,696,840
John H. Bryan	67,626
Claes Dahlbäck	39,895
Stephen Friedman	125,286
William W. George	72,002
James A. Johnson	76,755
Lois D. Juliber	26,236
Lakshmi N. Mittal	20,379
James J. Schiro	6,009
H. Lee Scott, Jr.	6,977
All directors, NEOs and other executive officers as a group (18 persons)(d)(e)	14,410,344

(a)	For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock that such person has the right to acquire within 60 days of the date of determination. In light of the nature of vested RSUs and vested Options, we have also included in this table shares of Common Stock underlying vested RSUs and vested Options. For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named above, any shares which such person or persons has the right to acquire within 60 days (as well as the shares of Common Stock underlying vested RSUs and vested Options) are deemed to be outstanding but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

56	Goldman Sachs	Proxy Statement for 2011 Annual Meeting of Shareholders

The shares of Common Stock underlying vested RSUs included in the table are as follows:

Mr. Blankfein	117,032
Mr. Cohn	117,032
Mr. Viniar	117,032
Mr. Evans	117,032
Mr. Weinberg	117,032
Mr. Bryan	26,473
Mr. Dahlbäck	23,271
Mr. Friedman	16,686
Mr. George	24,397
Mr. Johnson	22,355
Ms. Juliber	21,236
Mr. Mittal	5,379
Mr. Schiro	5,009
Mr. Scott	1,977
All directors, NEOs and other executive officers as a group (18 persons)	978,328

The shares of Common Stock underlying vested Options included in the table are as follows:

Mr. Blankfein	1,068,550
Mr. Cohn	1,072,006
Mr. Viniar	709,499
Mr. Evans	817,123
Mr. Weinberg	522,934
Mr. Bryan	38,100
Mr. Dahlbäck	16,624
Mr. Friedman	10,000
Mr. George	15,205
Mr. Johnson	54,400
Ms. Juliber	5,000
Mr. Mittal	10,000
Mr. Schiro	0
Mr. Scott	0
All directors, NEOs and other executive officers as a group (18 persons)	6,007,103

(b)	Except as discussed in footnotes (c) and (d) below, all of our directors, NEOs and other executive officers have sole voting power and sole dispositive power over all shares of Common Stock beneficially owned by them. No individual director, NEO or other executive officer beneficially owned in excess of 1% of the outstanding Common Stock as of March 7, 2011. The group consisting of all directors, NEOs and other executive officers as of March 7, 2011 beneficially owned approximately 2.74% of the outstanding shares of Common Stock (1.43% not including vested RSUs and vested Options) as of such date.

(c)	Excludes any shares of Common Stock subject to our Shareholders’ Agreement that are owned by other parties to our Shareholders’ Agreement. As of March 7, 2011, each of our NEOs was a party to our Shareholders’ Agreement and each of Mr. Blankfein, Mr. Cohn and Mr. Viniar was a member of our Shareholders’ Committee; however, each NEO disclaims beneficial ownership of the shares of Common Stock subject to our Shareholders’ Agreement, other than those specified above for each NEO individually. See Frequently Asked Questions About Our Annual Meeting—How is voting affected by shareholders who participate in certain Goldman Sachs Partner Compensation plans? for a discussion of our Shareholders’ Agreement.

Includes shares of Common Stock beneficially owned by our NEOs indirectly through certain estate planning vehicles of our NEOs, through remainderman trusts, the sole beneficiaries of which are immediate family members of our NEOs and through private charitable foundations of which our NEOs are trustees, as follows: Mr. Blankfein—312,626 shares, Mr. Cohn—175,397 shares, Mr. Viniar—169,786 shares and Mr. Weinberg—217,142 shares. Each such NEO shares voting power and dispositive power over these shares and disclaims beneficial ownership of the shares held in remainderman trusts and private charitable foundations.

Goldman Sachs	Proxy Statement for 2011 Annual Meeting of Shareholders	57

(d)	Each executive officer (including NEOs) is a party to our Shareholders’ Agreement and disclaims beneficial ownership of the shares of Common Stock subject to our Shareholders’ Agreement that are owned by other parties to our Shareholders’ Agreement.

Includes an aggregate of 483,257 shares of Common Stock beneficially owned by our executive officers (including NEOs) indirectly through certain estate planning vehicles of our executive officers, an aggregate of 335,371 shares of Common Stock beneficially owned by remainderman trusts, the sole beneficiaries of which are immediate family members of our executive officers (including NEOs) and an aggregate of 163,705 shares of Common Stock beneficially owned by the private charitable foundations of which certain of our executive officers (including NEOs) are trustees. Each such executive officer shares voting power and dispositive power over these shares and disclaims beneficial ownership of the shares held in remainderman trusts and private charitable foundations.

(e)	One of our executive officers, who is not an NEO, has pledged 400,000 shares of Common Stock to a bank as collateral.

Our Shareholders’ Agreement requires that each covered person (or, in certain cases, such person’s spouse or estate planning entities established by such persons) remain the sole beneficial owner of no fewer than 25% of the shares he or she has received under our SIP pursuant to awards granted from the time he or she became a covered person (not including any shares received in connection with our initial public offering and less allowances for the payment of any option exercise price and taxes). Our Shareholders’ Committee can waive, and has waived (other than for our CEO, CFO, COO and Vice Chairmen (collectively, Senior Executives)), these retention requirements from time to time in particular situations.

Each of our Senior Executives (or, in certain cases, such person’s spouse or estate planning entities established by such persons) is required by our Shareholders’ Agreement, for so long as he holds such position, to retain sole beneficial ownership of a number of shares of Common Stock equal to at least 75% of the shares he has received under our SIP since becoming a Senior Executive (not including any shares received in connection with our initial public offering and less allowances for the payment of any option exercise price and taxes). All of our Senior Executives are in compliance with this requirement.

Mr. Blankfein, Mr. Cohn and Mr. Viniar each have agreed that, with certain exceptions, until April 18, 2011, the date of redemption of all of our Series G Preferred Shares (as described in Certain Relationships and Related Transactions) (i) he will continue to satisfy the 75% retention requirement set forth in our Shareholders’ Agreement (which requirement continues beyond April 18, 2011 for so long as each holds a Senior Executive position as described above); and (ii) he, his spouse and any of their estate planning vehicles will not dispose of more than 10% of the aggregate number of shares of Common Stock that he, his spouse and any such estate planning vehicles beneficially owned on September 28, 2008.

Beneficial Owners of More Than Five Percent

Based on filings made under Section 13(d) and Section 13(g) of the Exchange Act, as of March 7, 2011, the only persons known by us to be beneficial owners of more than 5% of Common Stock were as follows:

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned		Percent of Class
Parties to Shareholders’ Agreement c/o The Goldman Sachs Group, Inc. 200 West Street New York, New York 10282	54,630,764	(a)	9.94%
Berkshire Hathaway Inc. 1440 Kiewit Plaza Omaha, Nebraska 68131	43,478,260	(b)	7.74%

(a)	Each person who is a party to our Shareholders’ Agreement disclaims beneficial ownership of the shares subject to our Shareholders’ Agreement that are owned by any other party to the agreement. As of March 7, 2011, 20,322,626 of the outstanding shares of Common Stock that were held by parties to our Shareholders’ Agreement were subject to the voting provisions of our Shareholders’ Agreement. For a discussion of our Shareholders’ Agreement, see Frequently Asked Questions About Our Annual Meeting—How is voting affected by shareholders who participate in certain Goldman Sachs Partner Compensation plans?

(b)	This information has been derived from the Schedule 13G filed with the SEC on February 11, 2009 by Warren E. Buffett, Berkshire Hathaway Inc., OBH, Inc., National Indemnity Company, BH Finance, LLC, Blue Chip Stamps, Wesco Financial Corporation, Wesco Holdings Midwest, Inc., Wesco-Financial Insurance Company, GEICO Corporation, Government Employees Insurance Company, GEICO Indemnity Company, GEICO Casualty Company, General Re Corporation, General Reinsurance Corporation, General Star Indemnity Company, General Star National Insurance Company, Genesis Insurance Company and National Reinsurance Corporation (collectively, the Berkshire Group). These shares are deemed to be beneficially owned by the Berkshire Group pursuant to Rule 13d-3(d)(1) under the Exchange Act because the Berkshire Group has the right to acquire, within 60 days, in the aggregate, up to 43,478,260 shares of Common Stock upon the exercise of warrants. We and our affiliates provide ordinary course financial advisory, lending, investment banking and other financial services to Berkshire Hathaway Inc. and its affiliates, and to third parties in transactions involving Berkshire Hathaway Inc. and its affiliates, and Berkshire Hathaway Inc. and its affiliates are investors from time to time in funds we manage or sponsor. These transactions are negotiated on an arm’s-length basis and contain customary terms and conditions.

58	Goldman Sachs	Proxy Statement for 2011 Annual Meeting of Shareholders

Additional Information

Communications with our Board and Reporting of Concerns

Any person who wishes to communicate with any of our directors, our committee Chairs, our Presiding Director, or with our independent directors as a group, may mail correspondence to John F. W. Rogers, Secretary to the Board of Directors, at The Goldman Sachs Group, Inc., 200 West Street, New York, New York 10282.

You may also contact Mr. Sheldon Raab of the law firm of Fried, Frank, Harris, Shriver & Jacobson LLP, our designated external contact for Board communications. Mr. Raab’s telephone number is 1-212-859-8090 and his e-mail and mailing addresses for these purposes are sheldon.raab@friedfrank.com and Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004, respectively.

Any person who has a concern about the conduct of Goldman Sachs or its subsidiaries or affiliates, or any of our people, including with respect to our accounting, internal accounting controls or auditing issues, may, in a confidential or anonymous manner, communicate that concern to: (i) Mr. Raab using one of the methods above, or (ii) our reporting hotline, which will refer the matter to Mr. Raab. Mr. Raab will then communicate the concern to our Audit Committee or the independent directors, as appropriate.

Our reporting hotline numbers are: 1-866-520-4056, from any phone in the U.S.; 3-8026, from Goldman Sachs phones in New York; 8-343-8026, from Goldman Sachs phones outside of New York; and 1-917-343-8026, from any phone, globally.

The guidelines for communications with our Board are set forth in our Policy on Reporting of Concerns Regarding Accounting and Other Matters, which is available on our website at http://www.gs.com/shareholders.

Corporate Governance Materials Available on our Website

On our website (http://www.gs.com/shareholders) under the heading “Corporate Governance,” you can find, among other things, our:

•	Restated Certificate of Incorporation

•	Amended and Restated By-Laws

•	Corporate Governance Guidelines

•	Code of Business Conduct and Ethics

•	Policy Regarding Director Independence Determinations

•	Charters of our Standing Board Committees

•	Compensation Principles

•	Statement on Political Activities in the United States

•	Policy on Reporting of Concerns Regarding Accounting and Other Matters

•	Report of the Business Standards Committee

The information on our website is not, and will not be deemed to be, a part of this Proxy Statement or incorporated into any of our other filings with the SEC.

Executive Compensation Litigation

The following description is as of March 21, 2011:

On January 17, 2008, Goldman Sachs, our Board and certain employees who were then our executive officers or members of our management committee were named as defendants in a purported shareholder derivative action in the U.S. District Court for the Eastern District of New York predicting that the firm’s then-forthcoming March 7, 2008 Proxy Statement (2008 Proxy Statement) would violate the federal securities laws by undervaluing certain Option

Goldman Sachs	Proxy Statement for 2011 Annual Meeting of Shareholders	59

awards and alleging that senior management received excessive compensation for 2007. The complaint alleged, among other things, that Goldman Sachs’ use of a discount to reflect restrictions on the stock underlying the Option awards was improper. On January 25, 2008, the plaintiff moved for a preliminary injunction to prevent the 2008 Proxy Statement from using Option valuations that the plaintiff alleges are incorrect and to require the amendment of SEC Form 4s (Statement of Changes of Beneficial Ownership of Securities) filed by certain of the executive officers named in the complaint to reflect the Option valuations alleged by the plaintiff. The plaintiff’s motion for a preliminary injunction was denied, and plaintiff’s appeal from this denial was dismissed. On February 13, 2009, the plaintiff filed an amended complaint, which added purported direct (i.e., non-derivative) claims based on substantially the same theory. The plaintiff filed a further amended complaint on March 24, 2010, a copy of which is available at http://www.gs.com/litigation/second-amended-complaint.pdf, and the defendants’ motion to dismiss this further amended complaint was granted on September 30, 2010. On October 22, 2010, the plaintiff filed a notice of appeal from the dismissal of his complaint.

On March 24, 2009, the same plaintiff filed an action in New York Supreme Court, New York County naming as defendants Goldman Sachs, certain current and former members of our Board and certain senior executives in connection with substantively similar allegations regarding Option awards. On April 14, 2009, the defendant removed the action to the U.S. District Court for the Southern District of New York and moved to transfer to the district court judge presiding over the other actions described above and to dismiss. The action was transferred on consent to the U.S. District Court for the Eastern District of New York, where defendants moved to dismiss on April 23, 2009. On July 10, 2009, plaintiff moved to remand the action to state court, and this motion was granted on July 29, 2010. On January 7, 2011, the plaintiff filed an amended complaint, a copy of which is available at

http://www.gs.com/litigation/amended-complaint2011.pdf. Defendants moved to dismiss the amended complaint on March 4, 2011.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities to file reports of ownership of, and transactions in, our equity securities with the SEC. Our directors and executive officers are also required to furnish us with copies of all such Section 16(a) reports they file. The reports are published on our website at http://www.gs.com/shareholders.

Based on a review of the copies of such reports, and on written representations from our reporting persons, we believe that all such Section 16(a) filing requirements applicable to our directors and executive officers were complied with during 2010.

Incorporation by Reference

To the extent that this Proxy Statement is incorporated by reference into any other filing by Goldman Sachs under the U.S. Securities Act of 1933, as amended, or the Exchange Act, the sections of this Proxy Statement entitled “Report of our Compensation Committee” and “Report of our Audit Committee” (to the extent permitted by the rules of the SEC) and the complaints to which we refer under —Executive Compensation Litigation, will not be deemed incorporated into any such filing, unless specifically provided otherwise in such filing.

Other Business

At the date hereof, there are no other matters that our Board intends to present, or has reason to believe others will present, at our Annual Meeting. If other matters come before our Annual Meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters.

60	Goldman Sachs	Proxy Statement for 2011 Annual Meeting of Shareholders

Frequently Asked Questions About

Our Annual Meeting

How do we refer to Goldman Sachs in this Proxy Statement?

When we use the terms “Goldman Sachs,” “our firm,” “we,” “us” and “our,” we mean The Goldman Sachs Group, Inc., a Delaware corporation and its consolidated subsidiaries.

When and where is our Annual Meeting?

We will hold our Annual Meeting on Friday, May 6, 2011 at 9:30 a.m., Eastern Time, at our offices at 30 Hudson Street, 6th Floor, Jersey City, New Jersey 07302. Directions to 30 Hudson Street are included at the end of this Proxy Statement.

What is included in these proxy materials?

The following documents are included in these proxy materials and are available on our website at

http://www.gs.com/shareholders:

•	Our Notice of 2011 Annual Meeting of Shareholders;

•	Our Proxy Statement; and

•	Our 2010 Annual Report to shareholders.

If you received printed versions of these materials by mail (rather than through electronic delivery), these materials also include a proxy card or voting instruction form.

Who can vote at our Annual Meeting?

You can vote your shares of Common Stock at our Annual Meeting if you were a shareholder at the close of business on March 7, 2011, the record date for our Annual Meeting.

As of March 7, 2011, there were 518,026,937 shares of Common Stock outstanding, each of which entitles the holder to one vote for each matter to be voted on at our Annual Meeting.

What is the difference between holding shares as a shareholder of record and as a beneficial owner of shares held in street name?

Shareholder of Record. If your shares of Common Stock are registered directly in your name with our transfer agent, Mellon Investor Services LLC, a division of The Bank of New York Mellon (Mellon), you are considered a “shareholder of record” of those shares. As a shareholder of record, you will have received these proxy materials directly from Mellon.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a bank, brokerage firm, broker-dealer or other similar organization, then you are a beneficial owner of shares held in street name. In that case, you will have received these proxy materials from the bank, brokerage firm, broker-dealer or other similar organization holding your account and, as a beneficial owner, you have the right to direct your bank, brokerage firm or similar organization as to how to vote the shares held in your account.

Can I attend our Annual Meeting?

Our shareholders and/or their authorized representatives are permitted to attend our Annual Meeting in person.

Shareholders or, if applicable authorized representatives, must bring a form of identification, such as a driver’s license, to gain admission to our Annual Meeting. If your shares are held in street name, you or your representative will also need to bring an account statement or other acceptable proof of your ownership of shares as of the close of business on March 7, 2011.

In addition to a form of identification and evidence of ownership as described above, to gain admission to our Annual Meeting, a shareholder representative must also present documentation evidencing his or her authority with respect to the shares.

We reserve the right to limit the number of representatives for any shareholder who may attend the meeting.

Please contact Beverly O’Toole at 1-212-357-1584 in advance of our Annual Meeting if you have questions about attending our Annual Meeting.

How do I vote?

If you are a shareholder of record, you may vote:

•	By Internet at http://www.proxyvoting.com/gs. Internet voting will be available 24 hours a day;

•	By telephone at 1-866-540-5760 (Toll-Free) (U.S. and Canada) or 1-201-680-6599 (International). Telephone voting is available 24 hours a day;

•	By returning a properly executed and dated proxy card in the pre-paid envelope we have provided; or

•	In person at our Annual Meeting. Instructions on attending our Annual Meeting in person can be found above.

Goldman Sachs	Proxy Statement for 2011 Annual Meeting of Shareholders	61

If you hold your shares in street name, you may vote:

•	By Internet at www.proxyvote.com. Internet voting will be available 24 hours a day;

•	By telephone at 1-800-454-8683. Telephone voting is available 24 hours a day;

•	By returning a properly executed and dated voting instruction form by mail, depending upon the method(s) your bank, brokerage firm, broker-dealer or other similar organization makes available; or

•

In person at our Annual Meeting. To do so, you will need to bring a valid “legal proxy.” You can obtain a legal proxy by contacting your account representative at the bank, brokerage firm, broker-dealer or other similar organization through which you hold your shares. Additional instructions on attending our Annual Meeting in person can be found above.

If you hold shares through our 401(k) Plan or are participating in the preliminary vote under our Shareholders’ Agreement, you should follow the specific instructions set forth on your voting instruction form or ballot, as applicable.

To be valid, your vote by Internet, telephone or mail must be received by the deadline specified on the proxy card or voting instruction form, as applicable.

Internet and telephone voting procedures are designed to authenticate shareholders’ identities, allow shareholders to give their voting instructions and confirm that shareholders’ instructions have been recorded properly. We have been advised that the Internet and telephone voting procedures that have been made available to you are consistent with applicable legal requirements. Shareholders voting by Internet or telephone should understand that, while we and Mellon do not charge any fees for voting by Internet or telephone, there may still be costs, such as usage charges from Internet access providers and telephone companies, for which you are responsible.

Can I change my vote after I have voted?

You can revoke your proxy at any time before it is voted at our Annual Meeting, subject to the voting deadlines that are described on the proxy card or voting instructions, as applicable.

You can revoke your vote:

•	By voting again by Internet or by telephone (only your last Internet or telephone proxy submitted prior to the meeting will be counted);

•	By signing and returning a new proxy card with a later date;
•	By obtaining a “legal proxy” from your account representative at the bank, brokerage firm, broker-dealer or other similar organization through which you hold shares; or

•	By attending our Annual Meeting and voting in person.

You may also revoke your proxy by giving written notice of revocation to John F. W. Rogers, Secretary to the Board of Directors, at The Goldman Sachs Group, Inc., 200 West Street, New York, New York 10282, that is received no later than 5:00 p.m., Eastern Time, on May 5, 2011.

If your shares are held in street name, we recommend that you contact your broker, bank, or other nominee for instructions on how to change or revoke your vote.

How can I obtain an additional proxy card?

Shareholders of record can contact Mellon at 1-800-419-2595. If you hold your shares of Common Stock in street name, contact your account representative at the bank, brokerage firm, broker-dealer or other similar organization through which you hold your shares.

How will my shares be voted if I do not vote in person at the Annual Meeting?

The proxy holders (that is, the persons named as proxies on the proxy card) will vote your shares of Common Stock in accordance with your instructions at the Annual Meeting (including any adjournments or postponements thereof).

How will my shares be voted if I do not give specific voting instructions when I deliver my proxy?

Shareholder of Record. If you are a shareholder of record and you indicate that you wish to vote as recommended by our Board or if you sign, date and return a proxy card but do not give specific voting instructions, then the proxy holders will vote your shares in the manner recommended by our Board on all matters presented in this Proxy Statement, and the proxy holders may determine in their discretion regarding any other matters properly presented for a vote at our Annual Meeting. While our Board does not anticipate that any of the director nominees will be unable to stand for election as a director nominee at our Annual Meeting, if that occurs, proxies will be voted in favor of such other person or persons as may be recommended by our Corporate Governance and Nominating Committee and designated by our Board.

62	Goldman Sachs	Proxy Statement for 2011 Annual Meeting of Shareholders

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares and your bank, brokerage firm, broker-dealer or other similar organization does not receive voting instructions from you, how your shares may be voted will depend on the type of proposal.

•

Auditor ratification. For the ratification of the appointment of independent auditors, the NYSE rules provide that brokers (other than brokers that are affiliated with Goldman Sachs, such as Goldman, Sachs & Co.) that have not received voting instructions from their customers 10 days before the meeting date may vote their customers’ shares in the brokers’ discretion on the ratification of auditors. This is known as broker-discretionary voting.

–	If your broker is Goldman, Sachs & Co. or another affiliate of ours, NYSE policy specifies that, in the absence of your specific voting instructions, your shares of Common Stock may only be voted in the same proportion as other shares are voted with respect to the proposal.

–	For shares of Common Stock held in retail accounts at Goldman, Sachs & Co. for which specific voting instructions are not received, we will vote such shares in proportion to the voted Common Stock in retail accounts at Goldman, Sachs & Co.
•

All other matters. All other proposals are “non-discretionary matters” under NYSE rules, which means your bank, brokerage firm, broker-dealer or other similar organization may not vote your shares without voting instructions from you. Therefore, you must give your broker instructions in order for your vote to be counted.

Participants in our 401(k) Plan. If you do not provide voting instructions to the plan trustee, your shares will be voted in the same proportion as the shares beneficially owned through our 401(k) Plan for which voting instructions are received, unless otherwise required by law.

What is a Broker Non-Vote?

A “broker non-vote” occurs when your broker submits a proxy for the meeting with respect to the ratification of the appointment of independent auditors, but does not vote on non-discretionary matters because you did not provide voting instructions on these matters.

What is the quorum requirement for our Annual Meeting?

A quorum is required to transact business at our Annual Meeting. The holders of a majority of the outstanding shares of Common Stock as of March 7, 2011, present in person or represented by proxy and entitled to vote, will constitute a quorum. Abstentions and broker non-votes are treated as present for quorum purposes.

Goldman Sachs	Proxy Statement for 2011 Annual Meeting of Shareholders	63

What vote is required for adoption or approval of each matter to be voted on?

Proposal	Vote Required	Directors’ Recommendation
Election of Directors	Majority of the votes cast FOR or AGAINST (for each director nominee)	FOR all nominees Unless a contrary choice is specified, proxies solicited by our Board will be voted FOR the election of our director nominees
Advisory Vote on Executive Compensation Matters (Say on Pay)	Majority of the shares present in person or represented by proxy	FOR the resolution approving the Executive Compensation of our NEOs Unless a contrary choice is specified, proxies solicited by our Board will be voted FOR the resolution
Advisory Vote on the Frequency of Say on Pay Votes	Majority of the shares present in person or represented by proxy	For advisory votes EVERY YEAR Unless a contrary choice is specified, proxies solicited by our Board will be voted for the EVERY YEAR option
Ratification of Appointment of Independent Registered Public Accounting Firm	Majority of the shares present in person or represented by proxy	FOR the ratification of the appointment of PricewaterhouseCoopers LLP Unless a contrary choice is specified, proxies solicited by our Board will be voted FOR the ratification of appointment
Shareholder Proposals	Majority of the shares present in person or represented by proxy (for each shareholder proposal)	AGAINST each shareholder proposal Unless a contrary choice is specified, proxies solicited by our Board will be voted AGAINST each shareholder proposal

What are my choices for casting my vote on each matter to be voted on?

Proposal	Voting Options	Effect of Abstentions	Broker Discretionary Voting Allowed?	Effect of Broker Non-Votes
Election of Directors	FOR, AGAINST or ABSTAIN for any or all nominees (for each director nominee)	No effect - not counted as a “vote cast”	No	No effect
Advisory Vote on Executive Compensation Matters (Say on Pay)	FOR, AGAINST or ABSTAIN	Treated as a vote AGAINST the proposal	No	No effect
Advisory Vote on the Frequency of Say on Pay Votes	For EVERY YEAR (1 YEAR), EVERY TWO YEARS (2 YEARS) or EVERY THREE YEARS (3 YEARS), or ABSTAIN	Treated as not expressing a frequency preference (equivalent to a vote “against” each frequency)	No	No effect
Ratification of Appointment of Independent Registered Public Accounting Firm	FOR, AGAINST or ABSTAIN	Treated as a vote AGAINST the proposal	Yes	Not applicable
Shareholder Proposals	FOR, AGAINST or ABSTAIN (for each shareholder proposal)	Treated as a vote AGAINST the proposal	No	No effect

64	Goldman Sachs	Proxy Statement for 2011 Annual Meeting of Shareholders

How is voting affected by shareholders who participate in certain Goldman Sachs Partner Compensation plans?

Employees of Goldman Sachs who participate in The Goldman Sachs Partner Compensation Plan or the RPCP are “covered persons” under our Shareholders’ Agreement. Our Shareholders’ Agreement, among other things, governs the voting of shares of Common Stock owned by each covered person directly or jointly with a spouse (but excluding shares acquired under our 401(k) Plan). Shares of Common Stock subject to our Shareholders’ Agreement are called “voting shares.”

Our Shareholders’ Agreement requires that before any of our shareholders vote, a separate, preliminary vote is held by the persons covered by our Shareholders’ Agreement. In the election of directors, all voting shares will be voted in favor of the election of the 10 director nominees receiving the highest numbers of votes cast by the covered persons in the preliminary vote. For all other matters, all voting shares will be voted in accordance with the majority of the votes cast by the covered persons in the preliminary vote.

If you are a party to our Shareholders’ Agreement, you previously gave an irrevocable proxy to our Shareholders’ Committee to vote your voting shares at our Annual Meeting in accordance with the preliminary vote, and to vote on any other matters that may come before our Annual Meeting as the holder sees fit in a manner that is not inconsistent with the preliminary vote and that does not frustrate the intent of the preliminary vote.

As of March 7, 2011, 20,322,626 of the outstanding shares of Common Stock were voting shares under our Shareholders’ Agreement (representing approximately 3.92% of the outstanding shares entitled to vote at our Annual Meeting). The preliminary vote with respect to the voting shares will be concluded on or about April 20, 2011.

Who counts the votes cast at our Annual Meeting?

Representatives of Mellon will tabulate the votes cast at the Annual Meeting and act as inspectors of election.

Where can I find the voting results of our Annual Meeting?

The preliminary voting results will be announced at our Annual Meeting. The final voting results will be reported in a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting and posted on our website. We will also announce our Board’s decision as to the frequency of say on pay votes in that Form 8-K or by filing an amendment to that Form 8-K no later than October 3, 2011, which is 150 days after our Annual Meeting.

How do I obtain more information about Goldman Sachs?

A copy of our 2010 Annual Report to shareholders is enclosed with this Proxy Statement. You also may obtain, free of charge, a copy of that document, our 2010 Annual Report on Form 10-K, our Corporate Governance Guidelines, our Code of Business Conduct and Ethics, our Director Independence Policy and the charters for our Audit, Compensation, Corporate Governance and Nominating and Risk Committees by writing to: The Goldman Sachs Group, Inc., 200 West Street, 29th Floor, New York, New York 10282, Attn: Investor Relations; e-mail: gs-investor-relations@gs.com.

These documents, as well as other information about Goldman Sachs, are also available on our website at http://www.gs.com/shareholders.

How do I sign up for electronic delivery of proxy materials?

This Proxy Statement and our 2010 Annual Report to shareholders are available on our website at:

http://www.gs.com/shareholders. If you would like to help reduce our costs of printing and mailing future materials, you can agree to access these documents in the future over the Internet rather than receiving printed copies in the mail.

For your convenience, you may find links to sign up for electronic delivery for both shareholders of record and beneficial owners who hold shares in street name at http://www.gs.com/shareholders.

If you are a shareholder of record, you may also sign up for this service at http://www.bnymellon.com/shareowner/equityaccess. If you hold your shares in street name, you can also contact your account representative at the bank, brokerage firm, broker-dealer or other similar organization through which you hold your shares for information regarding electronic delivery of shareholder materials. You will continue to electronically receive proxy materials until you revoke this preference.

Goldman Sachs	Proxy Statement for 2011 Annual Meeting of Shareholders	65

Who pays the expenses of this proxy solicitation?

We pay the expenses of the preparation of proxy materials and the solicitation of proxies for our Annual Meeting. In addition to the solicitation of proxies by mail, certain of our directors, officers or employees may solicit telephonically, electronically or by other means of communication. Our directors, officers and employees will receive no additional compensation for any such solicitation. We have also hired Morrow & Co., LLC, 470 West Avenue, Stamford, Connecticut, to assist in the solicitation and distribution of proxies, for which they will receive a fee of $25,000, as well as reimbursement for certain out-of-pocket costs and expenses. We will reimburse brokers, including Goldman, Sachs & Co., and other similar institutions for costs incurred by them in mailing proxy materials to beneficial owners.

What is “householding”?

In accordance with a notice sent to certain street name shareholders of Common Stock who share a single address, shareholders at a single address will receive only one copy of this Proxy Statement and our 2010 Annual Report to shareholders unless we have previously received contrary instructions. This practice, known as “householding,” is designed to reduce our printing and postage costs. We currently do not “household” for shareholders of record.

If your household received a single set of proxy materials, but you would prefer to receive a separate copy of this Proxy Statement or our 2010 Annual Report to shareholders, you may contact us at The Goldman Sachs Group, Inc., 200 West Street, 29th Floor, New York, New York 10282, Attn: Investor Relations, telephone: 1-212-902-0300, e-mail: gs-investor-relations@gs.com, and we will deliver those documents to you promptly upon receiving the request.

You may request or discontinue householding in the future by contacting the broker, bank or similar institution through which you hold your shares.

How can I submit a recommendation of a director candidate?

Shareholders who wish to submit director candidates for consideration by our Corporate Governance and Nominating Committee for election at our 2012 Annual Meeting of Shareholders may do so by submitting in writing such candidates’ names, in compliance with the procedures and along with the other information required by our by-laws, to John F. W. Rogers, Secretary to the Board of Directors, at The Goldman Sachs Group, Inc., 200 West Street, New York, New York 10282 no earlier than January 7, 2012 and no later than February 6, 2012.

How can I submit a shareholder proposal at the 2012 Annual Meeting of Shareholders?

Shareholders who, in accordance with the SEC’s Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2012 Annual Meeting of Shareholders must submit their proposals to John F. W. Rogers, Secretary to the Board of Directors, at The Goldman Sachs Group, Inc., 200 West Street, New York, New York 10282. Proposals must be received on or before December 3, 2011. As the rules of the SEC make clear, however, simply submitting a proposal does not guarantee its inclusion.

In accordance with our by-laws, for a matter not included in our proxy materials to be properly brought before the 2012 Annual Meeting of Shareholders, a shareholder’s notice of the matter that the shareholder wishes to present must be delivered to John F. W. Rogers, Secretary to the Board of Directors, at The Goldman Sachs Group, Inc., 200 West Street, New York, New York 10282, not less than 90 nor more than 120 days prior to the first anniversary of the 2011 Annual Meeting. As a result, any notice given by or on behalf of a shareholder pursuant to these provisions of our by-laws (and not pursuant to the SEC’s Rule 14a-8) must be received no earlier than January 7, 2012 and no later than February 6, 2012.

66	Goldman Sachs	Proxy Statement for 2011 Annual Meeting of Shareholders

ANNEX A: Key Corporate Governance Facts

Shareholder Rights

•	No “poison pill”

•	No supermajority voting provisions in governing documents

•	Right of 25% of shareholders to call a special meeting

•	Majority voting policy for election of directors

•	No staggered board

Executive Compensation & Risk Management

•	No employment agreement with any NEO that provides for severance or “golden parachute” payments

•	Robust clawback provisions and transfer restrictions

•	75% equity compensation retention policy for senior executives

Board Structure

•	8 of 10 director nominees are independent under NYSE rules and under SEC heightened audit committee standards

•	Independent Presiding Director with the duties described below

•	100% independent Board standing committees

•	All independent directors are “audit committee financial experts”

•	Directors paid only in RSUs with requirement to hold until the third quarter of the year following their retirement

•	Share ownership policy for directors (minimum 5,000 shares or RSUs)

•	Average tenure of our director nominees is approximately 7 years

•	Current director attendance averaged over 95% in 2010 for Board and committee meetings

Duties of our Presiding Director

The role and responsibilities of our Presiding Director are set forth in our Corporate Governance Guidelines, which are available on our website at http://www.gs.com/shareholders. In March 2011, our Board, upon the recommendation of our Corporate Governance and Nominating Committee, amended our Corporate Governance Guidelines to provide for at least an annual review of our Board leadership structure and to clarify the important role of our Presiding Director, including that our Presiding Director reviews, approves, and can add items to, meeting agendas.

Our Presiding Director’s powers or duties include:

•	presiding at the executive sessions of the independent directors

•	advising the Chairman and CEO of decisions reached, and suggestions made, at executive sessions

•	calling meetings of the independent directors

•	presiding at each Board meeting at which the Chairman is not present

•

reviewing and approving the agenda (including adding items to the agenda), schedule and materials for each Board and Corporate Governance and Nominating Committee meeting and executive session and reviewing the agenda and schedule for other Board committee meetings

•	facilitating communication between the independent directors and the Chairman and CEO

•	meeting directly with management and non-management employees of our firm

•	if requested by major shareholders, being available for consultation and direct communication

Goldman Sachs	Proxy Statement for 2011 Annual Meeting of Shareholders	A-1

ANNEX B: Additional Details on Director Independence

Set forth below is detailed information regarding the categories of transactions reviewed and considered by our Corporate Governance and Nominating Committee and our Board in making independence determinations, which our Board has determined may be deemed immaterial under our Director Independence Policy.

Category	Directors
Ordinary Course Business Transactions (Revenues or payments do not exceed the greater of $1 million or 2% of the entity’s consolidated gross revenues (CGR))

Where the independent director or his or her immediate family member is or was during 2010 an executive of the other entity	Mr. George,* Ms. Juliber,* Mr. Mittal* and Mr. Scott • Aggregate revenues to us from any such entity in each case did not exceed 0.05% of such other entity’s 2010 CGR.
Where the independent director or his or her immediate family member serves or served during 2010 as an independent member of the board of directors (or similar position)

Mr. Dahlbäck,* Mr. George, Mr. Johnson, Ms. Juliber,* Mr. Mittal,* Mr. Schiro and Mr. Scott

• Aggregate revenues to us from, or payments by us to, any such entity in each case did not exceed 0.20% of such other entity’s 2010 CGR.

Where the independent director has a less than 5% equity or limited partnership interest and is an investment advisor or advisory director or holds a similar position

Mr. Dahlbäck, Mr. Friedman, Mr. George, Mr. Johnson and Mr. Scott

• Aggregate revenues to us from, or payments by us to, any such entity in each case did not exceed 1.0% of such other entity’s 2010 CGR.

Where the independent director or his or her immediate family member is an employee or is otherwise affiliated as a trustee or board member or similar position of a tax-exempt organization

Mr. Bryan, Mr. Dahlbäck, Mr. Friedman,* Mr. George,* Mr. Johnson,* Ms. Juliber,* Mr. Mittal,* Mr. Schiro and Mr. Scott

• Aggregate revenues to us from, or payments by us to, any such entity in each case did not exceed 1.65% of such other entity’s 2010 CGR.

Donations to a Tax-Exempt Organization (Donations by our firm do not exceed the greater of $1 million or 2% of the organization’s CGR)

Where the independent director or his or her immediate family member is an employee or is otherwise affiliated as a trustee or board member or similar position (e.g., donations made by Goldman Sachs, including pursuant to the matching gift program, The Goldman Sachs Foundation and GS Gives)

None of our independent directors are executives of the organizations that received donations from our firm.

Mr. Bryan,* Mr. Friedman,* Mr. George, Mr. Johnson,* Ms. Juliber,* Mr. Mittal,* Mr. Schiro* and Mr. Scott

• Aggregate donations by us to such organization in each case did not exceed 0.60% of the other organization’s 2010 CGR.

Transactions on Substantially the Same Terms as Similarly-Situated Persons
Where the independent director or his or her immediate family member is our client (e.g., brokerage, discretionary and other similar accounts)	Mr. Bryan,* Mr. Friedman,* Mr. George,* Ms. Juliber,* Mr. Mittal,* Mr. Schiro* and Mr. Scott* • Aggregate revenues to us from each of these accounts did not exceed 0.01% of our 2010 CGR.
Where the independent director makes investments in funds sponsored or managed by us	Mr. Bryan, Mr. Friedman, Mr. George, Ms. Juliber, Mr. Mittal and Mr. Schiro

*	Includes immediate family members. An immediate family member includes an independent director’s spouse, parents, children, siblings (in each case, including in-laws and step relationships) and anyone (other than tenants or domestic employees) who shares the independent director’s home.

B-1	Goldman Sachs	Proxy Statement for 2011 Annual Meeting of Shareholders

ANNEX C: Goldman Sachs’ Compensation Principles

We recognize that every financial institution is different, shaped by its activities, size, history and culture. It would be unrealistic to construct a specific model of compensation that is effective and appropriate for all financial institutions.

But, that does not diminish the need for firms to set forth a set of practical principles and defined standards focused on compensation. An enhanced framework for compensation establishes a direct relationship between the longer-term evaluation of performance and an appropriately matched incentive structure. We believe strongly that, for Goldman Sachs, such an outcome aligns the long-term interests of our shareholders with that of our people, while advancing our ethos of partnership.

Effective compensation practices should:

(1) Encourage a real sense of teamwork and communication, binding individual short-term interests to the institution’s long-term interests;

(2) Evaluate performance on a multi-year basis;

(3) Discourage excessive or concentrated risk taking;

(4) Allow an institution to attract and retain proven talent; and

(5) Align aggregate compensation for the firm with performance over the cycle.

Encourage a Firmwide Orientation and Culture

•	Compensation should reflect the performance of the firm as a whole

•

Employees should think and act like long-term shareholders. Being significantly invested in our stock over time, as part of an individual’s compensation, advances our partnership culture of stewardship for the firm

•	An individual’s performance evaluation should include annual narrative feedback from superiors, subordinates and peers, including peers from outside of an individual’s business unit and division

–	Assessment areas should include productivity, teamwork, citizenship, communication and compliance

•

To avoid misaligning compensation and performance, guaranteed employment contracts should be used only in exceptional circumstances (for example, for new hires) and multi-year guarantees should be avoided entirely

Evaluate Performance Over Time

•	Compensation should include an annual salary (or commissions) plus, as appropriate, discretionary compensation awarded at the end of the year

•

The percentage of compensation awarded in cash should decrease as an employee’s total compensation increases in order for long-term performance to remain the overriding aspiration to realizing full compensation

–	Cash compensation in a single year should not be so much as to overwhelm the value ascribed to longer term stock incentives that can only be realized through longer term responsible behavior

•	Equity awards should be subject to vesting and other restrictions over an extended period of time

–	These would allow for forfeiture or “clawback” effect in the event that conduct or judgment results in a restatement of the firm’s financial statements or other significant harm to the firm’s business

–	A clawback should also exist for cause, including any individual misconduct that results in legal or reputational harm

•	Equity delivery schedules should continue to apply after an individual has left the firm

Discourage Excessive or Concentrated Risk Taking

•	No one in a risk taking role should get compensated with reference to only his or her own P&L

–	Contracts or evaluations should not be based on the percentage of revenues generated by a specific individual

Goldman Sachs	Proxy Statement for 2011 Annual Meeting of Shareholders	C-1

•

As part of an individual’s annual performance review, the different risk profile of businesses must be taken into account. Factors like liquidity risk, cost of capital, reputation risk, the time horizon of risks and other relevant factors should be considered

–	An outsized gain, just like an outsized loss, should be evaluated in the context of the cumulative record of that individual’s risk judgments

–	The degree to which revenues are high quality and recurring should be considered

–	Significant discretionary compensation for a particular year should not be awarded for expected future-year revenue

–	All individuals, but particularly those working in legal, compliance, operations, technology and other non-revenue and critical parts of the firm, should be evaluated on their ability to protect and enhance the firm’s reputation or contribute to its efficiency and overall well-being

•	Risk managers should have equal stature with counterparts in business units and compensation should establish and/or maintain that stature

•	Revenue producers should not determine compensation for risk managers

Attract and Retain Talent

•	Attracting and retaining talent is fundamental to our long-term success as a firm. Compensation, when structured appropriately, is one means to reinforcing the firm’s culture and mores

•	Compensation should reward an individual’s ability to identify and create value, enhance the firm’s culture of compliance and its reputation and build and nurture a dedicated client base

•	The recognition of individual performance must be constrained within the overall limits of the firm and not be out of line with the competitive market for the relevant talent and performance

•	There should be no special or unique severance agreements

Directly Align Firmwide Compensation with Firmwide Performance

•	Firmwide compensation should directly relate to firmwide performance over the cycle

–	Junior people may experience less volatility in compensation. Senior and more highly paid people may experience more variability in their compensation based on year-to-year changes in the firm’s results.

•	Overall compensation should not automatically be the same ratio of revenues year in and year out or an overly flexible formula that produces outsized compensation to real long-term performance.

•	Any compensation decisions should be overlaid with a management culture that continually invests in and is guided by strong risk management, judgment and controls

•

In addition to performance, a wide range of risk factors, in conjunction with underlying industry and market dynamics of individual businesses, should be weighed carefully by executive and divisional management when allocating aggregate discretionary compensation amounts to divisions and business units

–	To more effectively compare and contrast individual performance as well as the results across different businesses, compensation should be reviewed by a specific compensation committee within each division of the firm as well as the firmwide compensation committee

C-2	Goldman Sachs	Proxy Statement for 2011 Annual Meeting of Shareholders

ANNEX D: Calculation of Adjusted Return on Average Common Shareholders’ Equity (ROE)

ROE is computed by dividing net earnings applicable to common shareholders by average monthly common shareholders’ equity. We believe that presenting ROE excluding the impact of the U.K. bank payroll tax, the SEC settlement and the NYSE Designated Market Maker (DMM) rights impairment is meaningful, as excluding these items increases the comparability of period-to-period results. The tables below present the calculation of net earnings applicable to common shareholders and average common shareholders’ equity excluding the impact of these amounts.

in millions	Year Ended December 2010
Net earnings applicable to common shareholders	$7,713
Impact of the U.K. bank payroll tax	465
Pre-tax impact of the SEC settlement	550
Tax impact of the SEC settlement	(6)
Pre-tax impact of the NYSE DMM rights impairment	305
Tax impact of the NYSE DMM rights impairment	(118)
Net earnings applicable to common shareholders, excluding the impact of the U.K. bank payroll tax, the SEC settlement and the NYSE DMM rights impairment	$8,909

in millions	Average for the Year Ended December 2010
Total shareholders’ equity	$74,257
Preferred stock	(6,957)
Common shareholders’ equity	67,300
Impact of the U.K. bank payroll tax	359
Impact of the SEC settlement	293
Impact of the NYSE DMM rights impairment	14
Common shareholders’ equity, excluding the impact of the U.K. bank payroll tax, the SEC settlement and the NYSE DMM rights impairment	$67,966

Goldman Sachs	Proxy Statement for 2011 Annual Meeting of Shareholders	D-1

Directions to our 2011 Annual Meeting of Shareholders

The Goldman Sachs Group, Inc.

30 Hudson Street, 6th Floor

Jersey City, NJ 07302

Public Transport

30 Hudson Street is walking distance from the NY Waterway ferry and PATH train.

•	Ferry: The NY Waterway ferry to Paulus Hook Pier is available from Pier 11 / Wall Street, the World Financial Center and Midtown / West 39th Street

•	PATH: The PATH train to Exchange Place is available from World Trade Center, Newark-Penn Station and Hoboken

Driving Directions

From Points North, South and West:

•	I-95 (New Jersey Turnpike) to Exit 14 A-C toward I-78

•	I-78 (NJ Turnpike Newark Bay Extension) east through toll barrier to Exit 14C

•	Exit toward Jersey City / Columbus Drive

•	Make slight right on Christopher Columbus Drive

•	Turn right on Brunswick Street, 3 blocks to Montgomery Street

•	Turn left onto Montgomery Street, 10 blocks to Hudson Street

•	Turn right onto Hudson Street, 5 blocks to 30 Hudson

From Points East:

•	Take Holland Tunnel to New Jersey

•	Turn left at 1st signal onto Marin Boulevard

•	South on Marin Boulevard to Montgomery Street

•	Turn left onto Montgomery Street, 4 blocks to Hudson Street

•	Turn right onto Hudson Street, 5 blocks to 30 Hudson

Parking is available at 55 Hudson Street

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING.

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting are available through 11:59 PM New York City time on May 5, 2011, the day prior to the Annual Meeting date.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner and to the same extent as if you marked, signed and returned your proxy card by mail.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The Proxy Statement and the 2010 Annual Report to Shareholders are available at: http://www.gs.com/shareholders/

INTERNET
http://www.proxyvoting.com/gs
—Use the Internet to cast your vote 24 hours a day, 7 days a week, through 11:59 p.m. New York City time on May 5, 2011.
—Have this proxy card in hand.
—Follow the simple instructions.
OR
TELEPHONE
U.S. and Canada: 1-866-540-5760 (TOLL-FREE)
International: 1-201-680-6599
—Use any touch-tone phone to cast your vote 24 hours a day, 7 days a week, through 11:59 p.m. New York City time on May 5, 2011.
—Have this proxy card in hand.
—Follow the simple instructions.
OR
VOTE BY MAIL
—Properly mark, sign and date this proxy card.
—Return this proxy card in the accompanying envelope so that it is received on or before May 5, 2011.
If you vote by Internet or by telephone, please do NOT mail back this proxy card.

95517

▼  FOLD AND DETACH HERE  ▼

In their discretion, the proxies named on the front of this card are authorized to vote upon such other matters as may properly come before the Annual Meeting held on May 6, 2011 and at any adjournment or postponement thereof, and for the election of a person to serve as director if any of the nominees below is unable to serve.

	Please mark your votes as indicated in this example	☒
The Board of Directors recommends a vote AGAINST proposals 5 through 10:
The Board of Directors recommends a vote FOR each director nominee, FOR proposals 2 and 4 and for 1 YEAR in proposal 3:

(1) Election to the Board of Directors of the 10 nominees named below																		FOR	AGAINST	ABSTAIN
																			ê
		FOR ê	AGAINST	ABSTAIN			FOR ê	AGAINST	ABSTAIN			FOR ê	AGAINST	ABSTAIN		(5)	Shareholder Proposal Regarding Cumulative Voting	☐	☐	☐

1.1	Lloyd C. Blankfein	☐	☐	☐	1.6	William W. George	☐	☐	☐	(2)	Advisory Vote on Executive Compensation Matters (Say on Pay)	☐	☐	☐		(6)	Shareholder Proposal Regarding Special Shareowner Meetings	☐	☐	☐

1.2	John H. Bryan	☐	☐	☐	1.7	James A. Johnson	☐	☐	☐			1 YEAR ê	2 YEARS	3 YEARS	ABSTAIN	(7)	Shareholder Proposal Regarding Executive Compensation and Long- Term Performance	☐	☐	☐

1.3	Gary D. Cohn	☐	☐	☐	1.8	Lois D. Juliber	☐	☐	☐	(3)	Advisory Vote on the Frequency of Say on Pay	☐	☐	☐	☐	(8)	Shareholder Proposal Regarding a Report on Senior Executive Compensation	☐	☐	☐

1.4	Claes Dahlbäck	☐	☐	☐	1.9	Lakshmi N. Mittal	☐	☐	☐			FOR ê	AGAINST	ABSTAIN		(9)	Shareholder Proposal Regarding a Report on Climate Change Risk Disclosure	☐	☐	☐

1.5	Stephen Friedman	☐	☐	☐	1.10	James J. Schiro	☐	☐	☐	(4)	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our 2011 fiscal year	☐	☐	☐		(10)	Shareholder Proposal Regarding a Report on Political Contributions	☐	☐	☐

												Will Attend Meeting		☐	YES

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.	Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date

‚  FOLD AND DETACH HERE  ‚

THE GOLDMAN SACHS GROUP, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2011 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 6, 2011

The undersigned hereby appoints Lloyd C. Blankfein and John H. Bryan, and each of them, as proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all shares of Common Stock of The Goldman Sachs Group, Inc. held of record by the undersigned on March 7, 2011, at the 2011 Annual Meeting of Shareholders to be held on May 6, 2011 and at any adjournment or postponement thereof. The undersigned hereby further authorizes such proxies to vote in their discretion upon such other matters as may properly come before such Annual Meeting and at any adjournment or postponement thereof. Receipt of the Notice of the 2011 Annual Meeting of Shareholders, the Proxy Statement in connection with such meeting and the 2010 Annual Report to Shareholders is hereby acknowledged.

This proxy, when properly executed, will be voted in the manner directed by you. If you sign and return this proxy but do not give any direction, this proxy will be voted “FOR” Proposals (1), (2) and (4), for “1 YEAR” in Proposal (3), “AGAINST” Proposals (5) through (10) and in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting.

In order for your vote to be submitted by proxy, you must (i) properly complete the Internet or telephone voting instructions or (ii) properly complete and return this proxy in order that, in either case, your vote is received no later than 11:59 p.m. New York City time on May 5, 2011. Submitting your proxy via the Internet or by telephone or mail will not affect your right to vote in person should you decide to attend the Annual Meeting.

Address Change/Comments
(Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)	95517

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING.

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting are available through 5:00 PM New York City time on April 20, 2011.

Internet or telephone vote authorizes the named proxies to vote your shares in the same manner and to the same extent as if you marked, signed and returned your proxy card by mail.

INTERNET
http://www.proxyvoting.com/goldman
	—	Use the Internet to cast your vote 24 hours a day, 7 days a week, through 5:00 p.m. New York City time on April 20, 2011.
	—	Have this proxy card in hand.
	—	Follow the simple instructions.
OR
TELEPHONE
U.S. and Canada: 1-866-540-5760 (TOLL-FREE)
International: 1-201-680-6599
	—	Use any touch-tone phone to cast your vote 24 hours a day, 7 days a week, through 5:00 p.m. New York City time on April 20, 2011.
	—	Have this proxy card in hand.
	—	Follow the simple instructions.
OR
VOTE BY MAIL
	—	Properly mark, sign and date this proxy card.
	—	Return this proxy card in the accompanying envelope so that it is received on or before April 20, 2011.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The Proxy Statement and the 2010 Annual Report to Shareholders are available at: http://www.gs.com/shareholders/

If you vote by Internet or by telephone, please do NOT mail back this proxy card.
95556-bl

▼    FOLD AND DETACH HERE    ▼

Please mark your votes as indicated in this example	☒

The Board of Directors recommends a vote FOR each of these nominees and FOR proposals 2 and 4 and for 1 YEAR in proposal 3:

The Board of Directors recommends a vote AGAINST proposals 5 through 10:

(1) Election to the Board of Directors of the 10 nominees named below																		FOR	AGAINST	ABSTAIN
																			ê
		FOR ê	AGAINST	ABSTAIN			FOR ê	AGAINST	ABSTAIN			FOR ê	AGAINST	ABSTAIN		(5)	Shareholder Proposal Regarding Cumulative Voting	☐	☐	☐

1.1	Lloyd C. Blankfein	☐	☐	☐	1.6	William W. George	☐	☐	☐	(2)	Advisory Vote on Executive Compensation Matters (Say on Pay)	☐	☐	☐		(6)	Shareholder Proposal Regarding Special Shareowner Meetings	☐	☐	☐

1.2	John H. Bryan	☐	☐	☐	1.7	James A. Johnson	☐	☐	☐			1 YEAR ê	2 YEARS	3 YEARS	ABSTAIN	(7)	Shareholder Proposal Regarding Executive Compensation and Long- Term Performance	☐	☐	☐

1.3	Gary D. Cohn	☐	☐	☐	1.8	Lois D. Juliber	☐	☐	☐	(3)	Advisory Vote on the Frequency of Say on Pay	☐	☐	☐	☐	(8)	Shareholder Proposal Regarding a Report on Senior Executive Compensation	☐	☐	☐

1.4	Claes Dahlbäck	☐	☐	☐	1.9	Lakshmi N. Mittal	☐	☐	☐			FOR ê	AGAINST	ABSTAIN		(9)	Shareholder Proposal Regarding a Report on Climate Change Risk Disclosure	☐	☐	☐

1.5	Stephen Friedman	☐	☐	☐	1.10	James J. Schiro	☐	☐	☐	(4)	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our 2011 fiscal year	☐	☐	☐		(10)	Shareholder Proposal Regarding a Report on Political Contributions	☐	☐	☐

												Will Attend Meeting		☐	YES

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.	Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date

‚  FOLD AND DETACH HERE  ‚

THE GOLDMAN SACHS GROUP, INC.

BALLOT FOR THE PRELIMINARY VOTE OF SHARES OF COMMON STOCK SUBJECT TO THE VOTING PROVISIONS OF THE SHAREHOLDERS’ AGREEMENT, TO BE CAST IN CONNECTION WITH THE 2011 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 6, 2011

This ballot relates to the 2011 Annual Meeting of Shareholders of The Goldman Sachs Group, Inc. and covers all shares of Common Stock beneficially owned by you on March 7, 2011 and subject to the voting provisions of the Amended and Restated Shareholders’ Agreement, effective as of January 22, 2010, as it may be amended from time to time, to which you are a party.

In order for your vote to be counted, you must (i) properly complete the Internet or telephone voting instructions or (ii) properly complete and return this ballot in order that, in either case, your vote is received no later than 5:00 p.m. New York City time on April 20, 2011. If you sign and return this ballot but do not give any direction, your ballot will be voted “FOR” Proposals (1), (2) and (4), for “1 YEAR” in Proposal (3) and “AGAINST” Proposals (5) through (10).

Address Change/Comments
(Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)	95556-bl

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING.

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner and to the same extent as if you marked, signed and returned your proxy card by mail.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The Proxy Statement and the 2010 Annual Report to Shareholders are available at:

http://www.gs.com/shareholders/

INTERNET
http://www.proxyvoting.com/gsf
	—	Use the Internet to cast your vote 24 hours a day, 7 days a week, through 5:00 p.m. New York City time on May 4, 2011
	—	Have this proxy card in hand.
	—	Follow the simple instructions.
OR
TELEPHONE
U.S. and Canada: 1-866-540-5760 (TOLL-FREE)
International: 1-201-680-6599
	—	Use any touch-tone phone to cast your vote 24 hours a day, 7 days a week, through 5:00 p.m. New York City time on May 4, 2011.
	—	Have this proxy card in hand.
	—	Follow the simple instructions.
OR
VOTE BY MAIL
	—	Properly mark, sign and date this form.
	—	Return this form in the accompanying envelope so that it is received on or before May 4, 2011.

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Goldman Sachs or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation.

If you vote by Internet or by telephone, please do NOT mail back this proxy card.
96389-ylw

▼    FOLD AND DETACH HERE    ▼

Please mark your votes as indicated in this example	☒

The Board of Directors recommends a vote FOR each director nominee, FOR proposals 2 and 4 and for 1 YEAR in proposal 3:

The Board of Directors recommends a vote AGAINST proposals 5 through 10:

(1) Election to the Board of Directors of the 10 nominees named below																		FOR	AGAINST	ABSTAIN
																			ê
		FOR ê	AGAINST	ABSTAIN			FOR ê	AGAINST	ABSTAIN			FOR ê	AGAINST	ABSTAIN		(5)	Shareholder Proposal Regarding Cumulative Voting	☐	☐	☐

1.1	Lloyd C. Blankfein	☐	☐	☐	1.6	William W. George	☐	☐	☐	(2)	Advisory Vote on Executive Compensation Matters (Say on Pay)	☐	☐	☐		(6)	Shareholder Proposal Regarding Special Shareowner Meetings	☐	☐	☐

1.2	John H. Bryan	☐	☐	☐	1.7	James A. Johnson	☐	☐	☐			1 YEAR ê	2 YEARS	3 YEARS	ABSTAIN	(7)	Shareholder Proposal Regarding Executive Compensation and Long- Term Performance	☐	☐	☐

1.3	Gary D. Cohn	☐	☐	☐	1.8	Lois D. Juliber	☐	☐	☐	(3)	Advisory Vote on the Frequency of Say on Pay	☐	☐	☐	☐	(8)	Shareholder Proposal Regarding a Report on Senior Executive Compensation	☐	☐	☐

1.4	Claes Dahlbäck	☐	☐	☐	1.9	Lakshmi N. Mittal	☐	☐	☐			FOR ê	AGAINST	ABSTAIN		(9)	Shareholder Proposal Regarding a Report on Climate Change Risk Disclosure	☐	☐	☐

1.5	Stephen Friedman	☐	☐	☐	1.10	James J. Schiro	☐	☐	☐	(4)	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our 2011 fiscal year	☐	☐	☐		(10)	Shareholder Proposal Regarding a Report on Political Contributions	☐	☐	☐

NOTE: Please sign as name appears hereon. Joint owners should each sign.	Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date

▼    FOLD AND DETACH HERE    ▼

THE GOLDMAN SACHS GROUP, INC.
THIS VOTING INSTRUCTION FORM IS BEING PROVIDED TO YOU ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2011 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 6, 2011

The undersigned hereby authorizes and directs State Street Bank and Trust Company, Trustee of the Goldman Sachs Stock Fund under The Goldman Sachs 401(k) Plan (the “Plan”), to vote in person or by proxy all shares credited to my account as of the March 7, 2011 record date, at the 2011 Annual Meeting of Shareholders to be held on May 6, 2011, or at any adjournments or postponements thereof.

You must indicate how the shares allocated to your account are to be voted by the Trustee by Internet or telephone or by checking the boxes on the reverse side of this form. If you (i) sign and return this form but do not give any direction or (ii) fail to sign and return this form or vote by Internet or telephone, your shares will be voted in the same proportion as the shares held under the Plan for which instructions are received, unless otherwise required by law.

In order for the Trustee to vote your shares pursuant to your voting instructions, you must (i) properly complete the Internet or telephone voting instructions or (ii) properly complete and return this form so that, in either case, your voting instructions are received no later than 5:00 p.m. New York City time on May 4, 2011.

Address Change/Comments
(Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

96389-ylw
(Continued and to be marked, dated and signed, on the other side)

The Goldman Sachs Group, Inc.

200 West Street

New York, New York 10282

Notice of Preliminary Vote in Connection with the

2011 Annual Meeting of Shareholders

April 1, 2011

In accordance with the voting provisions of the Amended and Restated Shareholders’ Agreement, effective as of January 22, 2010, among The Goldman Sachs Group, Inc. (“Goldman Sachs”) and the Covered Persons listed on Appendix A thereto, a preliminary vote concerning the matters to be voted upon at the 2011 Annual Meeting of Shareholders of Goldman Sachs will be concluded on Wednesday, April 20, 2011 at 5:00 p.m., New York City time.

The record date for the determination of shareholders entitled to vote in the preliminary vote, or any adjournments or postponements thereof, was the close of business on March 7, 2011. Additional information regarding the matters to be acted upon at the Annual Meeting with respect to which this preliminary vote is being conducted can be found in the accompanying Proxy Statement.

To the extent your private foundation and/or, in most cases, estate planning entities owned any Goldman Sachs shares as of the March 7, 2011 record date, such shares are not voted in the preliminary vote described above but are instead entitled to be voted at the Annual Meeting and are covered by the separate proxy card(s) included in this package.

The Shareholders’ Committee
Under the Shareholders’ Agreement

New York, New York

PLEASE SUBMIT YOUR VOTE(S) BY INTERNET OR TELEPHONE OR MARK, SIGN, DATE AND

RETURN YOUR BALLOT AND PRIVATE FOUNDATION AND/OR ESTATE PLANNING ENTITY

PROXY CARD(S), IF APPLICABLE, IN THE ENCLOSED ENVELOPE

E-MAIL

TO:	PMDs Subject to the Voting Provisions of the Shareholders’ Agreement

FROM:	Bev O’Toole

SUBJECT:	Annual Shareholders’ Meeting

March 30, 2011

Annual Shareholders’ Meeting

Shares of Goldman Sachs common stock owned by you individually or jointly with your spouse on March 7, 2011 (“Voting Shares”) are subject to the voting provisions of the Shareholders’ Agreement and, as a result, are eligible to be voted in a “preliminary vote” to be held prior to the May 6, 2011 Goldman Sachs Annual Shareholders’ Meeting. On or about April 1, we will be sending proxy material to you via interoffice mail. This material will include instructions on how to vote by Internet, telephone or mail. If you have not received your proxy material by April 8, 2011 or if you want us to send an additional set of your proxy material to another address (e.g., your home), please contact Jason Smith at 917-343-7093 or Erica Lukoski at 917-343-8108.

You should note the following regarding the preliminary vote:

-	It will close on Wednesday, April 20 at 5:00 p.m. (NY time).

-	All Voting Shares – whether or not voted in the preliminary vote – will be voted at the Annual Meeting in accordance with the results of the preliminary vote.

-

Generally, you will vote Goldman Sachs shares that are held through a private foundation or estate planning entity by proxy card directly at the Annual Meeting and not as part of the preliminary vote ballot. For your convenience, a proxy card (or cards) covering these shares will be included together with your preliminary vote materials, and we very much appreciate your voting these shares.[1]

If you have any questions regarding your proxy material, please call me at 212-357-1584.

Thank you.

Bev O’Toole

In connection with the Shareholders’ Agreement, we are required to make periodic filings with the SEC that represent that each party to that agreement has not, during the last five years, (i) been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding been or become subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws, or finding any violation with respect to such laws. If you have any such convictions or have been party to such a proceeding, please notify Greg Palm, Esta Stecher or me immediately. You should also notify one of us immediately if such an event occurs in the future.

[1]

Shares received under the PMD Discount Stock Program, or retention shares, that are owned by an estate planning entity or by a U.K. employee benefit trust are not entitled to vote in the preliminary vote (but are voted at the Annual Meeting in accordance with the results of the preliminary vote) and accordingly you will not receive a proxy card for these shares.

Dear Shareholder,

The 2011 Annual Meeting of Shareholders of The Goldman Sachs Group, Inc. will be held on May 6, 2011. This e-mail is being sent to all Goldman Sachs employees who owned shares of The Goldman Sachs Group, Inc. in an account at BNY Mellon on March 7, 2011. It contains a link to the proxy materials, a link to the Internet voting site and the unique Control Number that you will need to vote your shares.

If you also own Goldman Sachs shares in an account at Goldman, Sachs & Co., you will separately receive at the address for your Goldman, Sachs & Co. account either printed copies or electronic delivery of your proxy materials (depending on your prior election) and instructions on how to vote those shares by Internet, phone or mail. If you own shares through the Stock Fund of The Goldman Sachs 401(k) Plan, you will receive a separate e-mail containing a different Internet voting site link and Control Number to vote your Stock Fund shares.

In order for all of your Goldman Sachs shares to be voted, you must follow the instructions for each account in which you hold shares.

Your vote is important to Goldman Sachs, so please vote at your earliest convenience.

*    *    *    *    *

The Control Number to vote your shares held at BNY Mellon is: XXXXXXXXXX

You can connect to the electronic voting site for shares held at BNY Mellon at:

http://www.proxyvoting.com/gs

There is a link from the Internet voting site to the Annual Report and Proxy Statement. You may also view these documents at:

Annual Report: http://www.gs.com/2010_Annual_Report

Proxy Statement: http://www.gs.com/Proxy_Statement_for_2011_Annual_Meeting

A printed copy of the Annual Report is being distributed to Goldman Sachs employees. If you would like to receive a printed copy of the Proxy Statement, please send an e-mail to gspi@mellon.com and it will be mailed to you at the address on file.

Thank you,

BNY Mellon Shareowner Services

Dear Shareholder,

The 2011 Annual Meeting of Shareholders of The Goldman Sachs Group, Inc. will be held on May 6, 2011. This e-mail is being sent to all Goldman Sachs employees who owned shares of The Goldman Sachs Group, Inc. through the Stock Fund of The Goldman Sachs 401(k) Plan on March 7, 2011. It contains a link to the proxy materials, a link to the Internet voting site and the unique Control Number that you will need to vote your Stock Fund shares.

If you also own Goldman Sachs shares in an account at Goldman, Sachs & Co., you will separately receive at the address for your Goldman, Sachs & Co. account either printed copies or electronic delivery of your proxy materials (depending on your prior election) and instructions on how to vote those shares by Internet, phone or mail. If you otherwise own Goldman Sachs shares in an account at BNY Mellon, you will receive a separate e-mail containing a different Internet voting site link and Control Number to vote those shares.

In order for all of your Goldman Sachs shares to be voted, you must follow the instructions for each account in which you hold shares.

Your vote is important to Goldman Sachs, so please vote at your earliest convenience.

*    *    *    *    *

The Control Number to vote your Stock Fund shares is: XXXXXXXXXX

You can connect to the electronic voting site for Stock Fund shares at: http://www.proxyvoting.com/gsf

There is a link from the Internet voting site to the Annual Report and Proxy Statement. You may also view these documents at:

Annual Report: http://www.gs.com/2010_Annual_Report

Proxy Statement: http://www.gs.com/Proxy_Statement_for_2011_Annual_Meeting

A printed copy of the Annual Report is being distributed to Goldman Sachs employees. If you would like to receive a printed copy of the Proxy Statement, please send an e-mail to gspi@mellon.com and it will be mailed to you at the address on file.

Thank you,

BNY Mellon Shareowner Services

Dear Shareholder:

The 2011 Annual Meeting of Shareholders of The Goldman Sachs Group, Inc. will be held on May 6, 2011.

You have consented to receive shareholder communications, including your Annual Meeting materials, over the Internet instead of by mail. This e-mail provides the information you will need to view the materials relating to the 2011 Annual Meeting of Shareholders online and to vote your shares. It contains a link to the proxy materials, a link to the Internet voting site and the unique Control Number that you will need to vote your shares.

In order for all of your Goldman Sachs shares to be voted, you must follow the instructions for each account in which you hold shares.

Internet and telephone voting are available until 11:59 p.m. New York City time on May 5, 2011.

Your vote is important to Goldman Sachs, so please vote at your earliest convenience.

*    *    *    *    *

The Control Number to access and vote your shares is: XXXXXXXXXX

To vote your proxy online, go to: http://www.proxyvoting.com/gs

To vote your proxy by telephone, call toll-free: 1-866-540-5760

There is a link from the Internet voting site to the Annual Report and Proxy Statement. You may also view these documents at:

Annual Report: http://www.gs.com/2010_Annual_Report

Proxy Statement: http://www.gs.com/Proxy_Statement_for_2011_Annual_Meeting

For assistance, please e-mail BNY Mellon Shareowner Services at shrrelations@bnymellon.com

Thank you,

BNY Mellon Shareowner Services

***IMPORTANT MESSAGE ABOUT VOTING YOUR SHARES***

Your vote is important to us. Please exercise your shareholder right to vote.

If you do not vote your shares, your brokerage firm generally cannot vote them for you; your shares will remain unvoted.

Therefore, it is very important that you vote your shares for all proposals. You can find the Proxy Statement, Annual Report and other information about Goldman Sachs at www.gs.com/shareholders.

You may vote 24 hours a day by Internet or by telephone by following the instructions on the voting instruction form. If you received these materials by mail, you may also check the appropriate boxes on the enclosed voting instruction form, sign the form and return it in the enclosed postage paid envelope to cast your vote.